As filed with the Securities and Exchange Commission on April 6, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

GRUBB & ELLIS HEALTHCARE REIT, INC.
(Exact name of registrant as specified in its governing instruments)
(To be named Healthcare Trust of America, Inc.
prior to effectiveness of this Registration Statement)

1551 N. Tustin Avenue, Suite 300
Santa Ana, California 92705
(714) 667-8252
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Scott D. Peters
Chief Executive Officer, President and Chairman
The Promenade, Suite 440
16427 North Scottsdale Road
Scottsdale, AZ 85254
(480) 998-3478
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Lesley H. Solomon Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000	Peter M. Fass Steven A. Fishman Proskaur Rose LLP 1585 Broadway New York, NY 10036 (212) 969-3025	John F. Nicholson Cox, Castle & Nicholson LLP 2049 Century Park East, 28th Floor Los Angeles, CA 90067 (310) 277-4222

Approximate date of commencement of proposed sale to public:  As soon as practicable after the effectiveness of the registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

				Amount of
Title of Each Class of	Amount to be	Proposed Offering	Proposed Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
Primary Offering, Common Stock, $0.01 par value per share	200,000,000	$10.00	$2,000,000,000	$111,600.00
Distribution Reinvestment Plan, Common Stock, $0.01 par value per share	21,052,632	$9.50	$200,000,000	$11,160.00
Total, Common Stock, $0.01 par value per share	221,052,632	—	$2,200,000,000	$122,760.00

(1)	The registrant reserves the right to reallocate shares of common stock being offered between the primary offering and the distribution reinvestment plan. Estimated solely for purposes of determining the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, APRIL 6, 2009

GRUBB & ELLIS HEALTHCARE REIT, INC.
(To be named Healthcare Trust of America, Inc.)

Maximum Offering of $2,200,000,000

We are a Maryland corporation formed to invest in a diversified portfolio of medical office buildings and healthcare-related facilities. We qualified to be taxed as a real estate investment trust, or REIT, for federal income tax purposes beginning with our taxable year ended December 31, 2007 and we intend to continue to be taxed as a REIT. We were originally externally advised but have begun the transition to self-management and expect that the transition will be completed prior to or upon the commencement of this offering. Prior to or upon the completion of our transition to self-management, we will change our name to “Healthcare Trust of America, Inc.”

We commenced our initial public offering of shares of our common stock on September 20, 2006, which we refer to as our initial offering. As of March 13, 2009, we had raised gross offering proceeds of $889,301,000 from 23,999 stockholders pursuant to our initial offering, which will terminate no later than September 20, 2009. As of March 26, 2009, we owned 43 geographically diverse properties and other real estate related assets comprising approximately 5,344,000 square feet of gross leasable area, located in 18 states. We have commenced the transition to become self-managed and anticipate that we will be self-managed prior to or upon the commencement of this offering.

In this follow-on offering, we are offering to the public up to $2,000,000,000 in shares of our common stock in our primary offering for $10.00 per share and $200,000,000 in shares of our common stock to be issued pursuant to our distribution reinvestment plan for $9.50 per share during our primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 28 to read about risks you should consider before buying shares in our common stock. These risks include:

•	No public market exists for our common stock and therefore it will be difficult for you to sell your shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	Current dislocations in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

•	We have not identified the properties or other real estate related assets we plan to acquire with the proceeds from this offering. As a result, you will not be able to evaluate the economic merits of the investments we will make from the proceeds from this offering prior to purchasing shares.

•	Our ability to effectively transition to a self-managed company with experienced personnel will significantly impact our ability to achieve our investment objectives.

•	Our success depends to a significant degree upon the continued contributions of certain key personnel, each of whom would be difficult to replace. If we were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in us and you may lose money.

•	Distributions we pay to our stockholders may include a return of capital, which will lower your tax basis in our shares.

•	We have paid distributions from sources other than our cash flow from operations, including from the proceeds of this offering or from borrowed funds; if we pay future distributions from sources other than our cash flow from operations, we will have fewer funds for real estate investments and your overall return may be reduced.

•	There are limitations on the ownership, transferability and redemption of our shares which significantly limit the liquidity of an investment in shares of our common stock.

•	If we do not qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the cash benefits or tax consequences you will receive from an investment in shares of our common stock is prohibited.

		Selling Commissions and	Net Proceeds
	Price to Public*	Dealer Manager Fee	(Before Expenses)

Primary Offering
Per Share	$10.00	$1.00	$9.00
Total Maximum	$2,000,000,000	$200,000,000	$1,800,000,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$9.50
Total Maximum	$200,000,000	$—	$200,000,000

*	The selling commissions and all or a portion of the dealer manager fee will not be charged with regard to shares sold in our primary offering to or for the account of our directors and officers. Selling commissions will not be charged for shares sold in the primary offering to: (1) investors that have engaged the services of a registered investment advisor or other financial advisor paid on a fee-for-service basis by the investor: (2) retirement plans of participating broker-dealers; (3) broker-dealers in their individual capacities; (4) IRAs and qualified plans of participating broker-dealers’ registered representatives; or (5) any one of a participating broker-dealers’ registered representatives in their individual capacity. Selling commissions will be reduced in connection with sales of certain minimum numbers of shares. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price. See “Plan of Distribution.”

Our shares will be offered to investors on a best efforts basis through Realty Capital Securities, LLC, the dealer manager for this offering. The minimum initial investment is $1,000, except for purchases by our existing stockholders, which may be in lesser amounts.

We will sell shares until the earlier of          , 2011, two years from this date of the prospectus, unless extended. If we extend beyond          , 2011, we will supplement the prospectus accordingly.

The date of this prospectus is          , 2009.

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our shares. Therefore, it likely will be difficult for you to sell your shares and, if you are able to sell your shares, it is likely you would sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all stockholders, including subsequent transferees. These suitability standards require that investors have either:

•	a net worth of at least $250,000; or

•	an annual gross income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining suitability of an investor, in all cases net worth and liquid net worth should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh Plan, or pension or profit sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the person who directly or indirectly supplied the funds for the purchase of the shares if that person is the fiduciary. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

These suitability standards are intended to help ensure that, given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you who become stockholders. Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement or otherwise.

Each participating broker-dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for each stockholder for a period of six years. Our subscription agreement requires you to represent that you meet the applicable suitability standards. We will not sell any shares to you unless you are able to make these representations.

The minimum initial investment is 100 shares ($1,000), except for purchases by our existing stockholders, which may be in lesser amounts. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

RESTRICTIONS IMPOSED BY THE PATRIOT AND RELATED ACTS

The shares we are offering may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.” “Unacceptable investor” means any person who is a:

•	person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	person acting on behalf of, or any entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

i

•	person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	person or entity subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

Demographic Investing	71
Source: Campbell, Paul R., 1996, Population Projections for States by Age, Sex, Race, and Hispanic Origin: 1995 to 2025, U.S. Bureau of the Census, Population Division, PPL-47	72
Joint Venture Investments	73
Investments in Other Real Estate Related Assets	73
Borrowing Policies	74
Disposition Policies	75
Liquidity Events	75
Construction and Development Activities	76
Terms of Leases	76
Investment Limitations	76
Change in Investment Objectives and Policies	77
Issuing Securities for Property	77
Real Estate Acquisitions	78
Investment Company Act Considerations	78
INVESTMENTS	79
MANAGEMENT	83
Board of Directors	83
Committees of the Board of Directors	84
Directors and Executive Officers	85
Incentive Stock Plan	93
Limited Liability and Indemnification of Directors, Officers and Others	95
Ownership Interests	97
COMPENSATION TABLE	98
CONFLICTS OF INTEREST	105
FEDERAL INCOME TAX CONSIDERATIONS	107
General	107
REIT Qualification	107
Requirements for Qualification as a REIT	110
Failure to Qualify as a REIT	115
Treatment of Tax-Exempt Stockholders	115
Statement of Stock Ownership	120
State and Local Taxation	120
Federal Income Tax Aspects of Our Operating Partnership	120
EMPLOYEE BENEFIT PLAN AND IRA CONSIDERATIONS	123
Prohibited Transactions	124
Plan Asset Considerations	124
Other Prohibited Transactions	126
DESCRIPTION OF CAPITAL STOCK	126
Common Stock	127
Preferred Stock	127
Meetings and Special Voting Requirements	127
Restriction on Ownership of Shares	128
Distributions and Distribution Policy	129
Distribution Reinvestment Plan	131
Share Repurchase Plan	132

v

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.

Q:	What is Healthcare Trust of America, Inc.?

A:	We are an existing and active real estate investment trust, or REIT. We own a diversified portfolio of medical office buildings and healthcare-related facilities. As of March 26, 2009 we had acquired 43 geographically diverse properties and other real estate related assets for a total purchase price of approximately $1,000,520,000. We were formed as a Maryland corporation on April 20, 2006. We commenced our initial public offering of shares of our common stock on September 20, 2006, which we refer to as our initial offering. As of March 13, 2009, we had received and accepted subscriptions for 89,030,880 shares of our common stock, or approximately $889,301,000 from 23,999 stockholders pursuant to our initial offering. We will continue to invest in a diversified portfolio of medical office buildings and healthcare-related facilities with the proceeds from our initial offering and this follow-on offering.

Q:	Will you be self-managed during this offering?

A:	Yes. We anticipate that our transition to self-management will be completed at or before the commencement of this offering. As discussed below, this means that our company will be managed by its own internal management team, rather than by an external advisor.

Q:	What does “self-management” mean?

A:	Self-management is a corporate model based on internal management rather than external management. In general, non-traded REITs are externally managed. With external management, a REIT is dependent upon an external advisor. An externally-managed REIT typically pays significant acquisition fees, asset management fees, property management fees and other fees to its advisor.

In contrast, under our self-management program, we are managed internally by our management team led by Scott D. Peters, our Chairman of the Board, Chief Executive Officer and President, as well as our experienced board of directors. With a self-managed REIT, outside fees to third parties are substantially reduced and performance-driven.

Our management team currently also includes Kellie S. Pruitt, our Chief Accounting Officer, and Kelly Hogan, our Controller. We have also engaged Mark Engstrom as an independent consultant to serve as our acquisition and asset manager and we expect to hire Mr. Engstrom as a full-time employee in the future. We have an experienced acquisition team supported by the expertise of our board of directors. All key personnel report directly to Mr. Peters.

Our internal management team, led by Mr. Peters, manages our day-to-day operations and oversees and supervises our employees and third party service providers retained on an as-needed basis. See “Do you expect to engage any outside service providers” below.

Q:	Why did you decide to become self-managed?

A:	We decided to become self-managed for several reasons:

• Management Team.  We believe that our management team, led by Mr. Peters, has the experience and expertise to efficiently and effectively operate our company. In addition, as noted above, we have hired Kellie S. Pruitt, our Chief Accounting Officer, Kelly Hogan, our Controller, and other personnel. We have also engaged Mark Engstrom as an independent consultant to serve as our acquisition and asset manager. We intend to continue to hire additional employees and engage independent consultants to expand our self-management infrastructure, assist in our transition to a self-managed company and fulfill other responsibilities, including acquisitions, accounting, asset management, strategic investing and corporate and securities compliance. Mr. Peters is leading our transition to a self-management structure. Our internal management team, led by Mr. Peters, will manage our day-to-day operations and oversee and supervise our employees and third party service providers, who will be retained on an as-needed basis. All key personnel will report directly to Mr. Peters.

• Governance.  An integral part of our self-management program is our experienced board of directors. Our board of directors provides effective ongoing governance for our company and spends a substantial amount of time overseeing our transition to self-management. Our governance and management framework is one of our key strengths.

• Significantly Reduced Cost.  From inception through December 31, 2008, we incurred to REIT Advisor and its affiliates approximately $28,479,000 in acquisition fees; approximately $7,767,000 in asset management fees; approximately $2,963,000 in property management fees; and approximately $1,513,000 in leasing fees. We expect third party property management expenses and third party acquisition expenses, including legal fees, due diligence fees and closing costs, to remain approximately the same as under external management. We believe that the total cost of the self-management program will be substantially less than the cost of external management. While our board of directors, including a majority of our independent directors, previously determined that the fees to REIT Advisor were fair, competitive and commercially reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties, we now believe that by having our own employees and independent consultants manage our operations and retain third party providers, we will significantly reduce our cost structure.

• No Internalization Fees.  Unlike many other non-listed REITs that internalize or pay to acquire various management functions and personnel, such as advisory and asset management services, from their sponsor or advisor prior to listing on a national securities exchange for substantial fees, we will not be required to pay such fees under our self-management program. We believe that by not paying such fees, as well as operating more cost-effectively under our self-management program, we will save a substantial amount of money. To the extent that our management and board of directors determine that utilizing third party service providers for certain services is more cost-effective than conducting such services internally, we will pay for these services based on negotiated terms and conditions consistent with the current marketplace for such services on an as-needed basis.

• Funding of Self-Management.  We believe that the cost of the self-management program will be substantially less than the cost of external management. Therefore, although we are incurring additional costs now related to our transition to self-management, we expect the cost of the self-management program to be effectively funded by future cost savings. Pursuant to the amended advisory agreement, we have already reduced acquisition fees and asset management fees payable to REIT Advisor, which we believe will result in substantial cost savings. In addition, we anticipate that we will achieve further cost savings in the future as a result of reduced and/or eliminated acquisition fees, asset management fees, internalization fees and other outside fees.

• Dedicated Management and Increased Accountability.  Under our self-management program, our officers and employees will only work for our company and will not be associated with any outside advisor or other third party service providers. Our management team, led by Mr. Peters, has direct oversight of employees, independent consultants and third party service providers on an ongoing basis. We believe that these direct reporting relationships along with our performance-based compensation programs and ongoing oversight by our management team create an environment for and will achieve increased accountability and efficiency.

• Conflicts of Interest.  We believe that self-management works to remove inherent conflicts of interest that necessarily exist between an externally advised REIT and its advisor. The elimination or reduction of these inherent conflicts of interest is one of the major reasons that we elected to proceed with the self-management program.

Q:	What is the role of your President and Chief Executive Officer?

A:	Scott D. Peters, our Chairman of the Board, Chief Executive Officer and President, was instrumental in the creation, development and implementation of our company and its investment and asset management strategies, including the development of our demographic-based investment approach. Mr. Peters has managed the acquisition of our real estate portfolio and will continue to play a vital role in the growth and success of our company. Mr. Peters manages our day-to-day operations, is directly involved in our asset management and implements our investment strategy. Mr. Peters is also overseeing our transition to self-management.

Q:	What is the experience of your board of directors?

A:	Our board of directors has diverse and extensive knowledge and expertise in the real estate and healthcare industries. This knowledge and experience includes acquiring, financing, developing, constructing, leasing, managing and disposing of both institutional and non-institutional commercial real estate. In addition, our board of directors has extensive and broad legal, auditing and accounting experience. Our board of directors has numerous years of hands-on and executive commercial real estate experience drawn from a wide range of disciplines. Our board of directors has experienced a number of economic cycles, up and down. Such experience provides us with the capacity to understand and proactively address market changes, and to develop thoughtful investment strategies consistent with our investment objectives.

Our board consists of the following directors:

Scott D. Peters — Chairman. Mr. Peters has served as Chairman of our board of directors since July 2006. He served as the Chief Executive Officer, President and a director of Grubb & Ellis, the sponsor of our initial offering, or Grubb & Ellis, from December 2007 to July 2008, and as the Chief Executive Officer, President and director of NNN Realty Advisors, a wholly owned subsidiary of Grubb & Ellis, from its formation in September 2006. Mr. Peters has over 20 years of experience in managing publicly traded real estate investment trusts. His comprehensive experience and extensive knowledge and understanding of the healthcare and real estate industries enabled him to create, develop and launch our company as well as its current investment strategy. Mr. Peters, who continues to play a vital role in the success of our company, will oversee our day-to-day operations and our transition to self-management.

W. Bradley Blair, II. Mr. Blair has served as an independent director of our company since September 2006. Mr. Blair has served a variety of companies in various advisory, executive and/or director roles for over 35 years, including over 10 years as Chief Executive Officer, President and Chairman of the board of directors of a publicly traded REIT. Currently, Mr. Blair operates the Blair Group consulting practice, which focuses on real estate acquisitions and finance. Mr. Blair’s broad real estate and legal experience as well as his diverse background in other business disciplines coupled with his deep understanding and knowledge of real estate contributes to the quality guidance and oversight he brings to our company.

Maurice J. DeWald. Mr. DeWald has served as an independent director of our company since September 2006. He currently serves as a director of a number of companies in the healthcare, financial, banking and manufacturing sectors, as well as the non-profit sector and has done so for over 15 years. During Mr. DeWald’s 30 year career with the international accounting and auditing firm of KPMG LLP he served as a member of the board of directors, and as the managing partner of KPMG LLP’s offices in Los Angeles and Orange County California as well as Chicago. Mr. DeWald has served as the Chairman and Chief Executive Officer of Verity Financial Group, Inc., a financial advisory firm, since 1992.

Warren D. Fix. Mr. Fix has served as an independent director of our company since September 2006. Throughout Mr. Fix’s extensive career in finance and management, with particular industry expertise in real estate, hospitality, agriculture and financial services, he has served in various executive and/or director roles in a number of public and private companies for over 40 years, including over 25 years in various executive positions for The Irvine Company, a major California-based real estate company. Mr. Fix is currently the Chairman of FDW, LLC, a real estate investment and management firm, is a member of the board of directors of various companies in the real estate, financial and technology sectors and is an active investor in a number of enterprises.

Larry L. Mathis. Mr. Mathis has served as an independent director of our company since April 2007. Mr. Mathis has held numerous leadership positions in organizations charged with planning and directing the future of healthcare delivery in the United States and has served in various executive and/or director roles in a number of public, private and non-profit companies for over 35 years, including Chairman of the board of directors of a number of national, state and local industry and professional organizations, as well as serving the federal government as Chairman of the National Advisory Council on Health Care Technology Assessment and as a member of the Medicare Prospective Payment Assessment Commission. He is the founding President and CEO of The Methodist Hospital System in Houston, Texas, having served in various executive positions for 27 years. Since 1998 Mr. Mathis has served as an executive consultant in the healthcare sector with D. Peterson & Associates, while continuing to bring his significant knowledge and experience in leadership, management, governance, and strategic planning to our company.

Gary T. Wescombe. Mr. Wescombe has served as an independent director of our company since October 2006. He has served a number of companies in various executive and/or director roles for over 40 years in both the real estate and non-profit sectors, including almost 30 years as a Partner with the international accounting and auditing firm of Ernst & Young, LLP (previously Kenneth Leventhal & Company). Mr. Wescombe currently manages and develops real estate operating properties through American Oak Properties, LLC, where he has been a principal, since 2006 while continuing to apply his expertise in real estate investments and financing strategies to our company.

For more information regarding our directors, see “Management — Directors and Executive Officers.”

Q:	When did you begin the transition to self-management?

On November 14, 2008, we entered into an amended and restated advisory agreement, or the amended advisory agreement, with Grubb & Ellis Healthcare REIT Holdings, L.P., or our operating partnership, REIT Advisor and Grubb & Ellis Realty Investors, LLC, or Grubb &Ellis Realty Investors, the managing member of REIT Advisor, as well as related agreements. The amended advisory agreement became effective as of October 24, 2008 and expires on September 20, 2009, unless sooner terminated pursuant to its terms. We intend to complete our transition to self-management on or before September 20, 2009.

Our main objectives in amending the advisory agreement were to reduce our acquisition and asset management fees and to eliminate the need for internalization by setting the framework for the transition to self-management. We began the transition to self-management immediately after the effective date of the amended advisory agreement. Under the amended advisory agreement, REIT Advisor agreed to use reasonable efforts to cooperate with us as we pursue and implement a self-management program. Upon or prior to completion of our transition to self-management and/or the termination of the amended advisory agreement, we will no longer be advised by REIT Advisor or consider our company to be sponsored by Grubb & Ellis Company, or Grubb & Ellis.

Q:	Were you self-managed upon the commencement of your initial offering?

A:	No. At the commencement of our initial offering we had minimal assets and operations and we did not believe that it was efficient at that time to engage our own internal management team. We contracted with Grubb & Ellis Healthcare REIT Advisor, LLC, or REIT Advisor, to perform certain advisory services for us as our external advisor. As of March 26, 2009, we had acquired 43 geographically diverse properties and other real estate related assets for a total purchase price of approximately $1,000,520,000. As a result of our growth and success, our board of directors believes that we now have the critical mass required to support a self-management program and have accordingly commenced our transition to self-management. We amended and restated the advisory agreement with REIT advisor on November 14, 2008 and after the effective date, October 24, 2008, we immediately began the transition to self-management.

Q:	Do you expect to engage any outside service providers?

A:	Yes, we expect to enter into one or more services agreements with third party service providers. Under these agreements, our third party service providers may provide us with various services on an as-needed basis, subject to market rates and performance standards. These services may include, without limitation, consulting, property management, property accounting and acquisition services. Under the self-management program, we intend to customize our agreements with third party service providers to ensure that we retain effective oversight, input and control over all major decisions. All such third party services will be closely monitored on an on-going basis by our management team.

Q:	What is the role of American Realty Capital II, LLC ?

A:	We have established a strategic relationship with American Realty Capital II, LLC, or ARC II. Under our Third Party Services Agreement, ARC II will provide general consulting services to us, including assisting and cooperating with our self-management program. In addition, ARC II will make available to us on an ongoing and as needed basis, specific support services, including, without limitation, acquisitions, dispositions, property management, leasing and asset accounting services. ARC II may be entitled to receive a 1.5% subordinated incentive payment as consideration for providing such general consulting services and for making available specific services to us. ARC II will receive additional compensation for specific support services as ARC II is requested to provide such services.

For more information regarding the subordinated incentive payment to ARC II, see “Comparison of Compensation Payable in Our Offerings.

Q:	Who will serve as your dealer manager for this offering?

A:	Realty Capital Securities, LLC, or RCS, will serve as our exclusive dealer manager for this offering. RCS is an affiliate of ARC II.

Q:	Will you change the name of your company?

A:	Yes. Prior to or upon the completion of our transition to self-management, we will change our name to Healthcare Trust of America, Inc.

Q:	Why are you changing your name?

A:	We are changing our name in connection with our transition to self-management and to reflect that we will no longer be advised by REIT Advisor or sponsored by Grubb & Ellis, the sponsor of our initial offering.

Q:	Will you have a new principal executive office?

A:	Yes. In connection with our transition to self-management, we have established a new corporate office which houses our Chief Executive Officer, our Chief Accounting Officer, and other management and support personnel. The address of our new office is The Promenade, 16427 North Scottsdale, Suite 440, Scottsdale, AZ 85254 and our telephone number at that address is (480) 998-3478. We anticipate that prior to or upon the completion of our transition to self-management, our new office will serve as our principal executive office.

Q:	Do you currently own any properties or other real estate related assets?

A:	As of March 26, 2009, we owned 43 geographically diverse properties and other real estate related assets comprising approximately 5,344,000 square feet of gross leasable area, or GLA, located in 18 states. The aggregate purchase price of our total portfolio as of March 26, 2009 was approximately $1,000,520,000. As of March 26, 2009, our property portfolio was comprised of 34 medical office properties, five healthcare-related facilities, three quality commercial office properties and one other real estate related asset.

As of December 31, 2008, the average occupancy of the consolidated properties was 91.3%. See “Investments” on page 55 of this prospectus for a more detailed discussion of our real estate assets as of December 31, 2008.

The following table lists our properties as of December 31, 2008.

						Average
		Date	GLA	Purchase	Physical	Annual Rent
Property	Property Location	Acquired	(Sq. Ft.)	Price	Occupancy	per Sq. Ft.

Southpointe Office Parke and Epler I	Indianapolis, IN	01/22/07	97,000	14,800,000	90.4%	$12.12
Crawfordsville Medical Office Park and Athens Surgery Center	Crawfordsville, IN	01/22/07	29,000	$6,900,000	100%	20.12
The Gallery Professional Building	St. Paul, MN	03/09/07	106,000	8,800,000	67.8	11.00
Lenox Office Park, Building G	Memphis, TN	03/23/07	98,000	18,500,000	100	22.24
Commons V Medical Office Building	Naples, FL	04/24/07	55,000	14,100,000	100	20.73
Yorktown Medical Center and Shakerag Medical Center	Peachtree City/Fayetteville, GA	05/02/07	115,000	21,500,000	83.8	20.74
Thunderbird Medical Plaza	Glendale, AZ	05/15/07	110,000	25,000,000	69.1	16.17
Triumph Hospital Northwest and Triumph Hospital Southwest	Sugarland/Houston, TX	06/08/07	151,000	36,500,000	100	19.84
Gwinnett Professional Center	Lawrenceville, GA	07/27/07	60,000	9,300,000	67.5	15.46
1 and 4 Market Exchange	Columbus, OH	08/15/07	116,000	21,900,000	92.6	12.95
Kokomo Medical Office Park	Kokomo, IN	08/30/07	87,000	13,350,000	98.2	15.48
St. Mary Physicians Center	Long Beach, CA	09/05/07	67,000	13,800,000	78.6	20.37
2750 Monroe Boulevard	Valley Forge, PA	09/10/07	109,000	26,700,000	100	24.70
East Florida Senior Care Portfolio	Jacksonville, Sunrise, Winter, FL	09/28/07	355,000	52,000,000	100	11.84
Northmeadow Medical Center	Roswell, GA	11/15/07	51,000	11,850,000	98.6	24.30
Tucson Medical Office Portfolio	Tucson, AZ	11/20/07	111,000	21,050,000	67.0	14.75
Lima Medical Office Portfolio	Lima, OH	12/07/07	195,000	25,250,000	79.7	10.48
Highlands Ranch Medical Plaza	Highland Ranch, CO	12/19/07	79,000	14,500,000	85.8	20.41
Chesterfield Rehabilitation Center	Chesterfield, MO	12/19/07	112,000	36,440,000	100	26.98
Park Place Office Park	Dayton, OH	12/20/07	133,000	16,200,000	93.0	15.71
Medical Portfolio 1	Overland, KS and Largo, Brandon and Lakeland, FL	02/01/08	163,000	36,950,000	96.6	20.47
Fort Road Medical Building	St. Paul, MN	03/06/08	50,000	8,650,000	92.2	12.89
Liberty Falls Medical Plaza	Liberty Township, OH	03/19/08	44,000	8,150,000	91.5	13.60
Epler Parke Building B	Indianapolis, IN	03/24/08	34,000	5,850,000	95.2	15.09
Cypress Station Medical Office Building	Houston, TX	03/25/08	52,000	11,200,000	100	17.99
Vista Professional Center	Lakeland, FL	03/27/08	32,000	5,250,000	89.3	11.30
Senior Care Portfolio 1	Arlington, Galveston, Port Arthur and Texas City, TX and Lomita and El Monte, CA	Various	226,000	39,600,000	100	14.99

						Average
		Date	GLA	Purchase	Physical	Annual Rent
Property	Property Location	Acquired	(Sq. Ft.)	Price	Occupancy	per Sq. Ft.

Amarillo Hospital	Amarillo, TX	05/15/08	65,000	20,000,000	100	25.73
5995 Plaza Drive	Cypress, CA	05/29/08	104,000	25,700,000	100	18.60
Nutfield Professional Center	Derry, NH	06/03/08	70,000	14,200,000	100	16.29
SouthCrest Medical Plaza	Stockbridge, GA	06/24/08	81,000	21,176,000	79.1	17.94
Medical Portfolio 3	Indianapolis, IN	06/26/08	689,000	90,100,000	87.6	14.23
Academy Medical Center	Tucson, AZ	06/26/08	41,000	8,100,000	94.3	19.71
Decatur Medical Plaza	Decatur, GA	06/27/08	43,000	12,000,000	99.5	24.36
Medical Portfolio 2	O’Fallon and St. Louis, MO and Keller and Wichita Falls, TX	Various	173,000	44,800,000	97.7	21.64
Renaissance Medical Centre	Bountiful, UT	06/30/08	112,000	30,200,000	88.5	19.51
Oklahoma City Medical Portfolio	Oklahoma City, OK	09/16/08	186,000	29,250,000	92.8	18.11
Medical Portfolio 4	Phoenix, AZ, Parma and Jefferson West, OH, and Waxahachie, Greenville, and Cedar Hill, TX	Various	227,000	48,000,000	84.4	18.73
Mountain Empire Portfolio	Kingsport and Bristol, TN and Pennington Gap and Norton, VA	09/12/08	277,000	25,500,000	95.5	13.94
Mountain Plains — TX	San Antonio and Webster, TX	12/18/08	170,000	43,000,000	99.5	22.28
Marietta Health Park	Marietta, GA	12/22/08	81,000	15,300,000	88.4	13.21
Total/Weighted Average			5,156,000	$951,416,000	91.3%	$16.87

We have not yet identified the real estate or any other real estate related assets we will acquire with the proceeds from this offering.

Q:	What are your investment objectives?

A:	Our investment objectives are:

• to acquire quality properties that generate sustainable growth in cash flow from operations to pay regular cash distributions;

• to preserve, protect and return your capital contribution;

• to realize growth in the value of our investments upon our ultimate sale of such investments; and

• to be prudent, patient and deliberate taking into account current real estate markets.

Each property we acquire is carefully and diligently reviewed and analyzed to make sure it is consistent with our short and long-term investment objectives. Our goal is to at all times maintain a strong balance sheet and always have sufficient funds to deal with short and long-term operating needs. Macro-economic disruptions have broadly impacted the economy and have caused an imbalance between buyers and sellers of real estate assets, including medical office buildings and other healthcare related real estate assets. We anticipated that these tough economic conditions would create opportunities for our company to acquire such assets at higher capitalization rates, as the real estate market adjusted downward. In the fourth quarter of 2008, we opted not to proceed with certain deals which we determined merited re-pricing. We renegotiated other deals to lower pricing points. We had cash on hand of over $128,000,000 as of December 31, 2008, which we intend to use to acquire assets that are priced at levels consistent with today’s economy. We believe that during this turbulent economic cycle, our cash on hand will provide our company with opportunities to acquire medical office buildings and other healthcare related real estate assets at favorable pricing.

Q:	What will you do with the money raised in this offering?

A:	We will use the net offering proceeds to purchase medical office buildings and healthcare-related facilities. We may also invest up to 15.0% of our total assets in other real estate related assets, including loans secured by real property such as mortgage loans. We will focus primarily on investments that produce recurring income. The diversification of our portfolio is dependent upon the amount of proceeds we receive in this offering. We expect that at least 89.0% of the money you invest will be used to acquire our targeted investments and pay related acquisition expenses and the remaining 11.0% will be used to pay fees and expenses of this offering. Until we invest the proceeds of this offering in our targeted investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest the proceeds in properties.

Q:	How does the fee structure of this offering compare to that of the initial offering?

A:	In our initial offering, REIT Advisor and its affiliate receive certain compensation and fees for services relating to the initial offering, the investment and management of our assets, and may potentially receive fees for certain services including asset and property management. In this offering, certain third parties will receive compensation and fees for services relating to this offering and property management. We intend to use our own employees for investment of our assets as well as property and asset management, thereby significantly reducing the compensation and fees for services in this offering as compared to our initial offering. For more information regarding the compensation and fees for services relating to this offering, see “Comparison of Compensation Payable in Our Offerings”.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

• combines the capital of many investors to acquire or provide financing for real estate;

• pays annual distributions to investors of at least 90.0% of its taxable income (computed without regard to the dividends paid deduction and excluding net capital gain);

• avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income that it distributes to stockholders; and

• allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of shares in the REIT.

Q:	How do you structure the ownership and operation of your assets?

A:	We own substantially all of our assets and conduct our operations through an operating partnership, Grubb & Ellis Healthcare REIT Holdings, L.P., which was organized in Delaware on April 20, 2006. We are the sole general partner of Grubb & Ellis Healthcare REIT Holdings, L.P., which we refer to as either Healthcare OP or our operating partnership. We may decide to add an additional operating partnership or adjust our structure from time to time. Prior to the effectiveness of this offering, we will change the name of our operating partnership to Healthcare Trust of America Holdings, L.P. Because we conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:	What is an “UPREIT”?

A:	UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, normally, on a one-for-one basis for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	What kind of offering is this?

A:	This is a follow-on offering to our initial offering. Through our dealer manager, we are offering a maximum of $2,000,000,000 in shares in our primary offering on a “best efforts” basis for $10.00 per share. We are also offering $200,000,000 in shares of common stock pursuant to our distribution reinvestment plan for $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Q:	What is a follow-on offering?

A:	Our initial offering commenced on September 20, 2006 and will terminate on or before September 20, 2009. We will continue to sell shares of our common stock pursuant to a second public offering, or a “follow-on” offering, according to new terms, fees and conditions, including our election to become self-managed, as described in this prospectus.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the broker dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any shares. Therefore, we cannot guarantee that any specific number of shares will be sold. We intend to admit stockholders periodically as subscriptions for shares are received, but not less frequently than monthly.

Q:	How long will this offering last?

A:	This is a continuous offering that will end no later than , 2011, two years from the date of the prospectus, unless extended. If we extend beyond , 2011, we will supplement the prospectus accordingly. We may also terminate this offering at any time.

Q:	Who can buy shares?

A:	Generally, you can buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $250,000, or (2) an annual gross income of at least $70,000 and a net worth of at least $70,000. For this purpose, net worth does not include your home, home furnishings or automobiles. However, these minimum levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” on page i of this prospectus.

Q:	Is there any minimum investment required?

A:	Yes. The minimum investment is 100 shares, which equals a minimum investment of at least $1,000, except for purchases by our existing stockholders, which may be in lesser amounts.

Q:	How do I subscribe for shares?

A:	Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” on page i. Investors seeking to purchase shares of our common stock must proceed as follows:

• Read this entire prospectus and any exhibits and supplements accompanying this prospectus.

• Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit A.

• Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the registered broker-dealer or investment advisor.

• By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor represents that he meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Q:	If I buy shares, will I receive distributions and how often?

A:	Provided we have sufficient available cash flow, we intend to continue paying regular monthly cash distributions to our stockholders. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. Our board of directors approved a 6.50% per annum distribution to be paid to our stockholders beginning on January 8, 2007, the date we reached our minimum offering in our initial offering, and the first distribution was paid in February 2007 for the period ended January 31, 2007. On February 14, 2007, our board of directors approved a 7.25% per annum distribution to be paid to our stockholders beginning with our February 2007 monthly distribution, which was paid in March 2007, and we have continued to pay distributions at that rate through 2008. It is our intent to continue to pay distributions. However, we cannot guarantee the amount of distributions paid in the future, if any.

If you are a taxable stockholder, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, generally will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In such case, such designated portion of the distribution will be treated as a capital gain. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. For example, because depreciation expense reduces taxable income but does not reduce cash available for distribution, if our distributions exceed our current and accumulated earnings and profits, the portion of such distributions to you exceeding our current and accumulated earnings and profits (to the extent of your positive basis in your shares) will be considered a return of capital to you for tax purposes. These amounts will not be subject to income tax immediately but will instead reduce the tax basis of your investment, in effect, deferring a portion of your income tax until you sell your shares or we liquidate assuming we do not make any future distributions in excess of our current and accumulated earnings and profits at a time that your tax basis in your shares is zero. If you are a tax-exempt entity, distributions from us generally will not constitute unrelated business taxable income, or UBTI, unless you have borrowed to acquire or carry your stock or have used the shares in a trade or business. There are exceptions to this rule for certain types of tax-exempt entities. Because each investor’s tax considerations are different, especially the treatment of tax-exempt entities, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders;” “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders;” and “Description of Capital Stock — Distribution Reinvestment Plan.”

Q:	May I reinvest my distributions?

A:	Yes. Please see “Description of Capital Stock — Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:	At the time you purchase the shares of common stock, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding capital stock

(which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See “Suitability Standards” and “Description of Capital Stock — Restriction on Ownership of Shares.” We have adopted a share repurchase plan, as discussed under “Description of Capital Stock — Share Repurchase Plan,” which may provide limited liquidity for some of our stockholders.

Q:	Will the board of directors consider any other liquidity events?

A:	In the future, our board of directors will consider various forms of liquidity, each of which we refer to as a liquidity event, including; (1) a listing of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our assets for cash or other consideration.

We presently intend to effect a liquidity event by September 20, 2013, seven years from the date of the original prospectus for our initial offering. However, we cannot assure you that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation or dissolution would require the affirmative vote of holders of a majority of our outstanding shares of common stock. In addition, upon a liquidity event, we may be required to make subordinated distributions or incentive payments to REIT Advisor, certain members of our management team and board of directors and/or ARC II, a third party service provider. See “Prospectus Summary — Comparison of Compensation Payable in Our Offerings” and “Prospectus Summary — Compensation to Former Advisor.”

Q:	Will I be notified of how my investment is doing?

A:	Yes. You will receive periodic updates on the performance of your investment with us, including:

• four quarterly investment statements, which will generally include a summary of the amount you have invested, the monthly distributions declared and the amount of distributions reinvested under our distribution reinvestment plan, as applicable;

• an annual report after the end of each year; and

• an annual IRS Form 1099 after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	For questions about the offering or to obtain additional copies of this prospectus, contact your registered broker-dealer or investment advisor or contact:

Scott D. Peters Grubb & Ellis Healthcare REIT, Inc. 16427 North Scottsdale Road Scottsdale, AZ 85254 Telephone: (480) 998-3478 Facsimile: (480) 991-0755

Realty Capital Securities, LLC Three Copley Place Suite 3300 Boston, MA 02116 Telephone: (877) 373-2522

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to your decision whether to invest in shares of our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section. The use of the words “we,” “us” or “our” refers to Grubb & Ellis Healthcare REIT, Inc. and our subsidiaries, including Grubb & Ellis Healthcare REIT Holdings, L.P., except where the context otherwise requires.

Grubb & Ellis Healthcare REIT, Inc.

We were formed as a Maryland corporation on April 20, 2006. We intend to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. We may also invest in other real estate related assets. We will focus primarily on investments that produce recurring income. We qualified to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2007 and we intend to continue to be taxed as a REIT. Prior to the effectiveness of this offering, we will change our name to “Healthcare Trust of America, Inc.”

We commenced our initial public offering of $2,200,000,000 in shares of our common stock on September 20, 2006, which we refer to as our initial offering. These shares were offered pursuant to a registration statement on Form S-11, which was declared effective by the SEC on September 20, 2006. As of March 13, 2009, we had received and accepted subscriptions in our offering for 89,030,880 shares of our common stock, or approximately $889,301,000, excluding shares issued under our distribution reinvestment plan, from 23,999 stockholders. As of March 13, 2009, approximately 110,969,120 shares remained available for sale to the public under our initial offering, exclusive of shares available under our distribution reinvestment plan. We will sell shares in our initial offering until the earlier of September 20, 2009, or the date on which the maximum amount has been sold.

As of March 26, 2009, we owned 43 geographically diverse properties and other real estate related assets in 18 states comprising approximately 5,344,000 square feet of gross leasable area. The aggregate purchase price of our total portfolio as of March 26, 2009, was approximately $1,000,520,000. Each of our properties is 100% owned by our operating partnership except one, which is 80% owned by our operating partnership through a joint venture.

Our principal executive offices are located at 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 and the telephone number is (714) 667-8252. In connection with our transition to self-management, we have established a new corporate office which houses our Chief Executive Officer, our Chief Accounting Officer, and other management and supporting personnel. The address of our new office is The Promenade, Suite 440, 16427 North Scottsdale Road, Scottsdale, AZ 85254 and our telephone number is (480) 998-3478. We anticipate that prior to or upon the completion of our transition to self-management, our new office will serve as our principal executive office. Our sponsor maintains a web site at www.gbe-reits.com/healthcare at which there is additional information about us and our affiliates. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus. We anticipate that prior to or upon the completion of our transition to self-management, we will establish a new web site.

Summary Risk Factors

An investment in our common stock is subject to significant risks. Listed below are some of the most significant risks relating to your investment.

•	No public market exists for our common stock and therefore it will be difficult for you to sell your shares. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	Current dislocations in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to you.

•	Our ability to effectively transition to self-management with experienced personnel will significantly impact our ability to achieve our investment objectives.

•	Our success depends to a significant degree upon the continued contributions of certain key personnel, each of whom would be difficult to replace. If we were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

•	The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and securities, there is no guarantee of any return on your investment in us and you may lose money.

•	Distributions we pay to our stockholders may include a return of capital, which will lower your tax basis in our shares.

•	We have paid distributions from sources other than our cash flow from operations, including from the proceeds of this offering or from borrowed funds; if we pay future distributions from sources other than our cash flow from operations, we will have fewer funds for real estate investments and your overall return may be reduced.

•	There are limitations on the ownership, transferability and redemption of our shares which significantly limit the liquidity of an investment in shares of our common stock.

•	You will not have the opportunity to evaluate the investments we intend to make with the proceeds from this offering prior to purchasing shares of our common stock.

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

•	We commenced our initial offering on September 20, 2006, and as of March 26, 2009, we have 43 geographically diverse properties and other real estate related assets; however, we cannot assure you that we will be able to achieve our investment objectives.

•	The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make lease payments to us.

•	If we do not qualify as a REIT, it would adversely affect our operations and our ability to make distributions to stockholders.

Investment Objectives

Our investment objectives are:

•	to acquire quality properties that generate sustainable growth in cash flow from operations to pay regular cash distributions;

•	to preserve, protect and return your capital contribution;

•	to realize growth in the value of our investments upon our ultimate sale of such investments; and

•	to be prudent, patient and deliberate taking into account current real estate markets .

See “Investment Objectives, Strategy and Criteria” for a more complete description of our business and objectives.

Self-Management

One of our key objectives is to provide value and efficiency to our company and stockholders. We believe that our self-management program is consistent with this philosophy.

Under our self-management program, we are managed internally by our management team led by Scott D. Peters, our Chairman of the Board, Chief Executive Officer and President, as well as our board of directors. This is different from, and we believe a superior business model to, externally advised and managed REITs. Under the external management model, a REIT pays substantial fees to its advisor in exchange for management and advisory functions and services. In contrast, under our self-management program, many of these services will be performed in-house at substantially lower costs.

As part of our self-management program, we have entered into an employment agreement with Mr. Peters. Mr. Peters manages our day-to-day operations and oversees our transition to self-management.

We have hired a Chief Accounting Officer and a Controller, as well as an independent consultant to serve as our acquisition and asset manager. We have also hired other personnel and engaged an additional independent consultant to assist us with the self-management program. We intend to hire additional employees and independent consultants to serve in key organizational positions and to fulfill other responsibilities, including accounting strategic investing and corporate and securities compliance.

To the extent that our management and board of directors determines that it is more cost-effective, we may also outsource certain operating and management services, including property management and asset accounting services to third party service providers. As we develop our self-management program, we are meeting, evaluating and negotiating with such third parties. In connection with our transition to self-management, we have established a strategic relationship with ARC II. Under our agreement with ARC II, ARC II will provide general consulting services and, as requested by us and on an as needed basis, property management, leasing and asset accounting services, property acquisition and disposition services and other collateral services. Realty Capital Securities, LLC, a wholly-owned subsidiary of ARC II will serve as our exclusive dealer manager for this offering.

We believe that our self-management program will have many short- and long-term benefits for our company and our stockholders. We also believe that our transition to self-management will result in significant cost savings and that those cost savings will continue to grow as we complete our transition to self-management.

Our board of directors, including a majority of our disinterested independent directors, has approved all transactions between us and REIT Advisor and its affiliates and has deemed such transactions as fair, competitive and commercially reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our board of directors will continue to review all transactions between REIT Advisor and us. However, as a result of our growth and success, our board of directors believes that we now have the critical mass required to support a self-management structure. Our board has further determined that it is in the best interests of our stockholders to transition to self-management to eliminate all conflicts of interest between us and REIT Advisor and its affiliates. We believe that becoming self-managed eliminates the inherent conflicts of interest between a REIT and its sponsor and advisor.

Unlike many other public, non-listed REITs, which “internalize” or pay to acquire various management functions and personnel, such as advisory and asset management services, from their sponsor or advisor prior to listing on a national securities exchange, we will not be required to pay such fees under our self-management program. We believe that by not paying such fees, as well as operating more cost-effectively under our self-management program, we will save a substantial amount of money.

Further, by directly engaging our service providers, we believe that our self-management program will increase efficiencies, allow for greater oversight, enhance our performance and generate a net cost savings.

Finally, we believe that the costs associated with self-management will normally be significantly less than the costs associated with payments to third parties for similar services.

Our Board of Directors and Executive Officers

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We currently have six directors, including Scott D. Peters, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe. Messrs. Blair, DeWald, Fix, Mathis and Wescombe

are independent directors of our company. Our directors play a vital role in our management and operations, particularly as we transition to self-management. Our stockholders elect our directors annually.

Currently we have four executive officers, including Mr. Peters, our Chief Executive Officer and President, Kellie S. Pruitt, our Chief Accounting Officer, Andrea R. Biller, our Executive Vice President and Secretary, and Danny Prosky, our Executive Vice President — Acquisitions. Our self-management program contemplates and provides for the replacement of our executive officers who are also officers or employees of REIT Advisor and its affiliates (namely Ms. Biller and Mr. Prosky) at or prior to the commencement of this offering. At or prior to the commencement of this offering, we expect that certain of our officers who also serve as officers or employees of REIT Advisor or its affiliates (namely Ms. Biller and Mr. Prosky) will no longer serve as our officers and we expect that our board of directors will elect new officers to replace them.

Mr. Peters was instrumental in the creation, development and implementation of our company and its investment strategy, including the development of our demographic-based investment approach. Mr. Peters has managed the acquisition of our real estate portfolio and will continue to play a vital role in the growth and success of our company. The board of directors has retained Mr. Peters to manage our day-to-day operations, oversee our transition to self-management and implement our investment strategy, subject to the board’s direction, oversight and approval.

For more information regarding our directors and executive officers, see “Management — Directors and Executive Officers.”

Our Dealer Manager

Realty Capital Securities, or RCS, member FINRA/SIPC, is a wholly-owned subsidiary of ARC II. RCS, based in Boston, MA, has served as Dealer Manager for the public and private real estate programs sponsored by American Realty Capital. RCS sales, operational and executive management teams have extensive experience in financial services and provide expertise in product distribution, marketing and educational initiatives aimed at the direct investment industry.

Description of Investments

We generally seek to invest in a diversified portfolio of real estate, focusing primarily on investments that produce recurring income. Our real estate investments focus on medical office buildings and healthcare-related facilities. Healthcare-related facilities include facilities leased to hospitals, rehabilitation hospitals, long-term acute care centers, surgery centers, assisted living facilities, skilled nursing facilities, memory care facilities, specialty medical and diagnostic service providers, laboratories, research firms, pharmaceutical and medical supply manufacturers and health insurance firms. We may acquire properties either alone or jointly with another party. We may also invest in other real estate related assets, although we have not yet identified any other real estate related assets we plan to acquire. We do not presently intend to invest more than 15.0% of our total assets in other real estate related assets. Our investments in other real estate related assets will generally focus on loans secured by real property such as mortgage loans, common and preferred equities, and certain other securities.

Our Operating Partnership

We currently own all of our real properties through our operating partnership, Grubb & Ellis Healthcare REIT Holdings, L.P. Prior to the effectiveness of this offering, we will change the name of our operating partnership to Healthcare Trust of America Holdings, L.P. We are the sole general partner of the operating partnership and currently own more than 99.99% of the partnership interests in our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. The only limited partner of our operating partnership is REIT Advisor. REIT Advisor has invested $200,000 in our operating partnership and holds less than a 0.01% partnership interest in our operating partnership, which provides the advisor with subordinated distribution rights in addition to its rights as a limited partner in the event certain performance-based conditions are satisfied.

Incentive Program

We anticipate that a limited liability company will be formed that will hold a participation interest pursuant to which it could receive a subordinated distribution under certain circumstances. The purpose of this type of program is to establish a performance-based economic incentive program for key persons in our organization. This type of program is consistent with our organization philosophy to establish performance-based compensation. We anticipate that certain members of our management team and board of directors will be members of this entity. Upon a liquidity event, such as the sale of assets acquired with proceeds of this offering, or listing of our shares on a national exchange, such members of our management team and board of directors may receive subordinated distributions. Such subordinated distributions would be made after certain stockholders return thresholds have been met, as further described in the comparison compensation table below. We may adjust the structure for this incentive program.

Our Structure

The following chart indicates our current structure.

The following chart shows our structure upon the completion of our transition to a self-management structure. We believe that this structure eliminates the inherent potential conflicts of interest between our company and REIT Advisor and its affiliates.

[1]	Grubb & Ellis Healthcare REIT Advisor, LLC owns less than a 0.01% interest in our company and in our operating partnership.

Comparison of Compensation Payable in Our Offerings

In our initial offering, REIT Advisor and its affiliate receive certain compensation and fees for services relating to the initial offering, the investment and management of our assets, and may potentially receive fees for certain services including asset and property management. In this offering, certain third parties will receive compensation and fees for services relating to this offering and property management. The below chart provides a comparison of our fee structure during the initial offering and this offering. In addition, in the “Initial Offering” section, the below chart shows the changes in the fees payable under our advisory agreement prior to its amendment and restatement effective as of October 24, 2008.

Type of Compensation	Initial Offering	Follow-On Offering

Offering Stage
Selling Commissions	Up to 7.0% of gross offering proceeds from our primary offering; selling commissions may be reallowed in whole or in part to participating broker-dealers.	Up to 7.0% of gross offering proceeds from our primary offering all of which will be reallowed in whole or in part to participating broker-dealers.
Dealer Manager Fee	Up to 2.5% of gross offering proceeds from our primary offering for non- accountable marketing support plus up to 0.5% for accountable bona fide due diligence reimbursement. Our dealer manager may reallow to participating broker-dealers up to 1.5% of the gross offering	Up to 3.0% of gross offering proceeds from our primary offering for non-accountable marketing support. Our dealer manager may reallow all or a portion of the dealer manager fee to participating broker-dealers for non- accountable marketing support.

Type of Compensation	Initial Offering	Follow-On Offering

proceeds from our primary offering for non-accountable marketing support and up to 0.5% for accountable bona fide due diligence expenses.
Other Organizational and Offering Expenses	Up to 1.5% of gross offering proceeds from our primary offering for legal, accounting, printing, marketing and other offering expenses incurred on our behalf.	We estimate that our organizing and offering expenses will be approximately 1.0% of the gross offering proceeds from our primary offering.
Acquisition and Development Stage(1)
Acquisition Fees	Under original advisory agreement: Up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable.	We intend to use our employees for acquisition services. We estimate that if we engage third parties to provide acquisition services, the fee for such services will be approximately 1.125% of the contract purchase price for each property acquired.
Under advisory agreement as amended and restated effective October, 24, 2008:
For the first $375,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.5% of the contract purchase price of each such property; for the second $375,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.0% of the contract purchase price of each such property, which amount is subject to downward adjustment, but not below
1.5%, based on reasonable projections regarding the anticipated amount of net proceeds to be received in this offering; and for above $750,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.25% of the contract purchase price of each such property. Additionally, we will pay an acquisition fee in connection with the acquisition of other real estate related assets in an amount equal to 1.5% of the amount

Type of Compensation	Initial Offering	Follow-On Offering

funded to acquire or originate each such real estate related asset.
Reimbursement of Acquisition Expenses	All expenses related to selecting, evaluating, acquiring and investing in properties, whether or not acquired. Reimbursement of acquisition expenses paid to REIT Advisor and its affiliates, excluding amounts paid to third parties, will not exceed 0.5% of the purchase price of properties. The reimbursement expenses payable to REIT Advisor, its affiliates and third parties is approximately 0.8% of the purchase price of our properties.	We estimate that acquisition expenses will be approximately 0.8% of the purchase price of our properties.
Operational Stage(1)
Asset Management Fee	Under original advisory agreement:

	Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital, a monthly fee equal to one-twelfth of 1.0% of our average invested assets.	We intend to use our employees for asset management services. If we engage any third parties to provide asset management services, these services will be limited in scope and cost.
Under advisory agreement as amended and restated effective as of October 24, 2008:
Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital, a monthly fee equal to one-twelfth of 0.5% of our average invested assets.
Property Management Fees	4.0% of the gross cash receipts from each property managed by REIT Advisor or its affiliates. For each property managed directly by entities other than REIT Advisor or its affiliates, we will pay REIT Advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property. For leasing activities, an additional fee may be charged in an amount not to exceed customary market norms.	We generally expect that our average third party property management fees will be approximately 3.0% of the gross cash receipts from each property, including properties acquired during our initial offering. For leasing activities, an additional fee may be charged in an amount not to exceed customary market norms.
Operating Expenses	Reimbursement of cost of providing administrative services to us.	Actual operating expenses incurred.
Liquidity Stage(1)
Disposition Fees	Up to the lesser of 1.75% of the contract sales price of each	If disposition services are provided by third party providers, we

Type of Compensation	Initial Offering	Follow-On Offering

	property sold or 50.0% of a customary competitive real estate commission, to be paid only if REIT Advisor or its affiliates provides a substantial amount of services in connection with the sale of the property, as determined by our board of directors in its discretion.	estimate that we will pay a disposition fee of up to the lesser of 1.0% of the contract sales price of each property sold or 50.0% of a customary competitive real estate commission, to be paid only if such third party service providers provide a substantial amount of services in connection with the sale of the property, as determined by our board of directors in its discretion.
Subordinated Participation Interests and Incentive Payments	REIT Advisor has a subordinated participation interest in our operating partnership pursuant to which it could receive cash distributions from our operating partnership under the following circumstances:	Certain members of our management team and board of directors will hold an interest in an entity that will hold a subordinated participation interest or may participate in another structured incentive program. These persons will be entitled to potential subordinated distributions under the circumstances described below.
In addition, ARC II may be entitled to receive a subordinated incentive payment pursuant to which it could receive payments under the circumstances described below.
The subordinated distributions and incentive payments will be paid on a pari passu basis.
• Net Sales Proceeds	15.0% of any net sales proceeds remaining after we have made distributions to our stockholders of the total amount raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital. This distribution is only payable if we liquidate our portfolio while REIT Advisor is serving as our advisor.	Incentive Program. Up to 8% of net sales proceeds from the sale of properties acquired with the proceeds of this offering remaining after we have made distributions to our stockholders of the total amount raised from stockholders in this offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital received in this offering, subject and subordinate to our having made distributions to our stockholders of the total amount raised from stockholders (including in the initial offering and this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual

Type of Compensation	Initial Offering	Follow-On Offering

8.0% cumulative, non-compounded return on average invested capital.
ARC II. Up to 1.5% of net sales proceeds from the sale of properties acquired with the proceeds of this offering remaining after we have made distributions to our stockholders of the total amount raised from stockholders in this offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital received in this offering, subject and subordinate to our having made distributions to our stockholders of the total amount raised from stockholders (including in the initial offering and this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.
• Listing	15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from our stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital. This distribution is only payable if our shares are listed on a national securities exchange while REIT Advisor is serving as our advisor.	Incentive Program. Up to 8.0% of the amount by which (1) the fair market value of the assets acquired with the proceeds from this offering, less any indebtedness secured by such assets plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from our stockholders in this offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital received in this offering, subject and subordinate to (1) the fair market value of all of our assets, less any indebtedness secured by such assets plus distributions paid prior to listing exceeding (2) the sum of the total amount of capital raised from our stockholders (including in the initial offering and this offering) (less amounts paid to repurchase shares pursuant

Type of Compensation	Initial Offering	Follow-On Offering

to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.

ARC II. Up to 1.5% of the amount by which (1) the fair market value of the assets acquired with the proceeds from this offering, less any indebtedness secured by such assets plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from our stockholders in this offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital received in this offering, subject and subordinate to (1) the fair market value of all of our assets, less any indebtedness secured by such assets plus distributions paid prior to listing exceeding (2) the sum of the total amount of capital raised from our stockholders (including in the initial offering and this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.
• Termination	15.0% of the amount, if any, by which (1) the fair market value of all of the assets of our operating partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our operating partnership from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares

Type of Compensation	Initial Offering	Follow-On Offering

pursuant to our share repurchase program) plus an annual 8.0% cumulative, non- compounded return on average invested capital through the termination date. Except as described below under “Compensation to REIT Advisor after Termination of Initial Offering,” this distribution is only payable if the advisory agreement is terminated without cause or not renewed.

(1)	Under our third party services agreement with ARC II, ARC II may provide, on an as-requested basis, property management services for a fee of 2.73% of gross income, acquisition services for a fee of up to 1.125% of the purchase price, disposition services of up to 1% of the sales price and asset accounting services of 0.22% of average invested assets.

Our charter provides that our independent directors will have the responsibility to limit total operating expenses to amounts that do not exceed such limitations unless such independent directors have made a finding that, based on unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Within 60 days after the end of any fiscal quarter for which total operating expenses for the twelve months then ended exceeds the greater of (1) 2% of our average invested assets; or (2) 25% of our net income for such year, we will send our stockholders a written disclosure of such excess expenses, along with an explanation of the factors the independent directors considered in arriving at the conclusion that such higher expenses were justified.

Compensation to REIT Advisor after Termination of Initial Offering

Acquisition Fees

REIT Advisor or one of its affiliates will be entitled to receive acquisition fees for properties and other real estate related assets acquired during this offering with funds raised in our initial offering, including acquisitions completed after the termination or expiration of the amended advisory agreement, subject to certain conditions.

Subordinated Distribution

REIT Advisor may elect to defer its right to receive a subordinated distribution upon termination of our amended advisory agreement until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange. If REIT Advisor elects to defer the payment and there is a listing of our shares on a national securities exchange or a merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange, then, subject to certain conditions, REIT Advisor will be entitled to receive a distribution in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or merger date, as applicable) owned as of the termination of the advisory agreement, plus any assets acquired after such termination for which REIT Advisor was entitled to receive an acquisition fee, which we refer to as the included assets, less any indebtedness secured by such included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable (excluding any capital raised after the completion of this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan), plus an annual 8.0% cumulative, non-

compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable.

If REIT Advisor elects to defer the payment and there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then, subject to certain conditions, REIT Advisor will be entitled to receive a distribution in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital and the capital value of such partnership units (less amounts paid to repurchase shares pursuant to our share repurchase program) through the date of the other liquidity event plus (2) an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the other liquidity event date. If REIT Advisor receives the subordinated distribution upon a listing, it would no longer be entitled to receive subordinated distributions of net sales proceeds.

Prior Performance of REIT Advisor

We will be self-managed during the term of this offering and will not utilize the services of REIT Advisor as our external advisor. As a result, you should not rely on the prior performance of REIT Advisor or Grubb & Ellis, the sponsor of our initial offering, or any of their respective affiliates, when making an investment decision. We have omitted all prior performance tables of REIT Advisor and the sponsor of our initial offering from this prospectus.

Coordination of Other Offerings

Grubb & Ellis Securities, Inc., an affiliate of REIT Advisor and Grubb & Ellis Realty Investors, has served as the dealer manager for our initial offering. Grubb & Ellis Realty Investors has filed a registration statement to sponsor a new healthcare REIT, Grubb & Ellis Healthcare REIT II, Inc., or Grubb & Ellis Healthcare REIT II, which intends to conduct an initial offering for which Grubb & Ellis Securities, Inc. intends to serve as dealer manager. The amended advisory agreement provides that REIT Advisor and Grubb & Ellis Realty Investors agree to coordinate the timing, marketing and other activities for any new healthcare REIT sponsored by Grubb & Ellis Realty Investors or its affiliates so as not to negatively impact us. In addition, the equity raising for any new healthcare REIT sponsored by Grubb & Ellis Realty Investors or its affiliates, including Grubb & Ellis Healthcare REIT II, shall not begin until after the end of our initial offering, provided that, consistent with industry practice and standards and without there being any negative impact on our equity raise, such new healthcare REIT may initiate a limited equity raise from a limited broker dealer group, commencing August 1, 2009 or later, to satisfy the escrow requirements applicable to such new healthcare REIT.

Right of First Opportunity

Our amended advisory agreement provides that if Grubb & Ellis Realty Investors identifies an opportunity to make an investment in one or more office buildings or other facilities for which greater than 50.0% of the gross rentable space is leased to, or reasonably expected to be leased to, one or more medical or healthcare-related tenants, either directly or indirectly through an affiliate or in a joint venture or other co-ownership arrangement, for itself or for any other Grubb & Ellis Group programs, then Grubb & Ellis Realty Investors will provide us with the first opportunity to purchase such investment. Grubb & Ellis Realty Investors will provide all necessary information related to such investment to REIT Advisor, in order to enable our board of directors to determine whether to proceed with such investment. REIT Advisor will present the information to our board of directors within three business days of receipt from Grubb & Ellis Realty Investors. If our board of directors does not affirmatively authorize REIT Advisor to proceed with the investment on our behalf within seven days of receipt of such information from REIT Advisor, then Grubb & Ellis Realty Investors may proceed with the investment opportunity for its own account or offer the investment opportunity to any other person or entity. This right of first opportunity will remain in effect after the end of our initial offering so long as monies raised by REIT Advisor are available for funding new acquisitions of properties for which REIT Advisor will continue to receive an acquisition fee pursuant to the amended advisory agreement.

Distributions

The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. Our board of directors approved a 6.50% per annum distribution to be paid to our stockholders beginning on January 8, 2007, the date we reached our minimum offering in our initial offering. The first distribution was paid in February 2007 for the period ended January 31, 2007. On February 14, 2007, our board of directors approved a 7.25% per annum distribution to be paid to our stockholders beginning with our February 2007 monthly distribution, which was paid in March 2007, and we have continued to pay distributions at that rate through 2008. It is our intent to continue to pay distributions. However, we cannot guarantee the amount of distributions paid in the future, if any.

For the year ended December 31, 2008, we paid distributions of $28,042,000 ($14,943,000 in cash and $13,099,000 in shares of our common stock pursuant to our distribution reinvestment plan, or the DRP), as compared to cash flows from operations of $20,677,000. From inception through December 31, 2008, we paid cumulative distributions of $34,038,000 ($18,266,000 in cash and $15,772,000 in shares of our common stock pursuant to the DRP), as compared to cumulative cash flows from operations of $27,682,000. The distributions paid in excess of our cash flows from operations were paid using proceeds from our offering.

For the years ended December 31, 2008 and 2007, our FFO was $8,745,000 and $2,124,000, respectively. FFO was reduced by noncash losses caused by the reduced fair market value of interest rate swaps of $12,821,000 and $1,377,000 for the years ended December 31, 2008 and 2007, respectively. For the years ended December 31, 2008 and 2007, we paid distributions of $28,042,000 and $5,996,000, respectively. Such amounts were covered by FFO of $8,745,000 in 2008 and $2,124,000 in 2007, which is net of the noncash losses described below. The distributions paid in excess of our FFO were paid using proceeds from our offering. Excluding such noncash losses, FFO would have been $21,566,000 and $3,501,000, respectively. From inception through December 31, 2008, our FFO was $10,627,000, which was reduced by noncash losses caused by the reduced fair market value of interest rate swaps of $14,198,000, as described below. From inception through December 31, 2008, we paid cumulative distributions of $34,038,000. Of this amount, $10,627,000 was covered by our FFO which is net of the noncash losses described below. The distributions paid in excess of our FFO were paid using proceeds from our offering. Excluding such noncash losses, FFO would have been $24,825,000.

In order to manage interest rate risk, we enter into interest rate swaps to fix interest rates, which are derivative financial instruments. These interest rate swaps are required to be recorded at fair market value, even if we have no intention of terminating these instruments prior to their respective maturity dates. All changes in the fair value of the interest rate swaps are marked-to-market with changes in value included in net income (loss) each period until the instrument matures. We have no intentions of terminating these instruments prior to their respective maturity dates. The value of our interest rate swaps will fluctuate until the instrument matures and will be zero upon maturity of the instruments. Therefore, any gains or losses on derivative financial instruments will ultimately be reversed.

Distribution Policy

Provided we have sufficient available cash flow, we intend to continue paying regular monthly cash distributions to our stockholders. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. It is our intent to continue to pay distributions. However, we cannot guarantee the amount of distributions paid in the future, if any.

In order to remain qualified as a REIT, we are required to distribute 90.0% of our annual taxable income to our stockholders. We cannot predict if we will generate sufficient cash flow to pay cash distributions to our stockholders on an ongoing basis or at all. Because our cash available for distribution in any year may be less than 90.0% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. Please see “Description of Capital Stock — Distribution Policy” for a further explanation of our distribution policy.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan, or the DRP, and elect to have the distributions you receive reinvested in shares of our common stock for $9.50 per share during this offering. We may terminate the DRP at our discretion at any time upon 10 days’ notice to you. Please see “Description of Capital Stock — Distribution Reinvestment Plan” for a further explanation of the DRP, a copy of which is attached as Exhibit B to this prospectus.

Borrowing Policy

We use and intend to continue to use secured and unsecured debt as a means of providing additional funds for the acquisition of properties and other real estate related assets. We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 60.0% of all of our properties’ combined fair market values, as determined at the end of each calendar year beginning with our first full year of operation. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment.

Our aggregate secured and unsecured borrowings will be reviewed by our board of directors at least quarterly. Our charter precludes us from borrowing in excess of 300.0% of the value of our net assets. Net assets for purposes of this calculation are defined as our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75.0% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our securities assets. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

Liquidity Events

On a limited basis, you may be able to sell shares through our share repurchase plan described below. However, in the future, our board of directors will also consider various forms of liquidity, each of which we refer to as a liquidity event, including: (1) a listing of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013, seven years from the date of the original prospectus for our initial offering. However, there can be no assurance that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation or dissolution would require the affirmative vote of holders of a majority of our outstanding shares of common stock.

Share Repurchase Plan

An investment in shares of our common stock should be made as a long-term investment which is consistent with our investment objectives. However, to accommodate stockholders for an unanticipated or unforeseen need or desire to sell their shares, we have adopted a share repurchase plan to allow stockholders to sell shares, subject to limitations and restrictions. Repurchases of shares, when requested, are at our sole discretion and will generally be made quarterly. All repurchases are subject to a one-year holding period, except for repurchases made in connection with a stockholder’s death or qualifying disability. Repurchases would be limited to (1) those that could be funded from the net proceeds from the sale of shares under the DRP in the prior 12 months plus any additional amounts set aside by our board of directors for such purpose and (2) 5.0% of the weighted average number of shares outstanding during the prior calendar year. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.

Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares will be as follows:

•	for stockholders who have continuously held their shares for at least one year, the lower of $9.25 or 92.5% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least two years, the lower of $9.50 or 95.0% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least three years, the lower of $9.75 or 97.5% of the price paid to acquire shares from us; and

•	for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire shares from us.

If shares are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price will be: (1) for stockholders who have continuously held their shares for less than four years, 100% of the price paid to acquire the shares from us; or (2) for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire the shares from us.

We will terminate our share repurchase plan if and when our shares become listed on a national securities exchange or earlier if our board of directors determines that it is in our best interests to terminate the program. We may amend or modify any provision of the plan at any time, in our board’s discretion. Please see “Description of Capital Stock — Share Repurchase Plan” for further explanation of our share repurchase plan and Exhibit C for a copy of our share repurchase plan.

Employee Benefit Plan and IRA Considerations

The section of this prospectus entitled “Employee Benefit Plan and IRA Considerations” describes certain considerations associated with a purchase of shares by a pension, profit sharing or other employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or by an individual retirement account subject to Section 4975 of the Internal Revenue Code. Any plan or account trustee or individual considering purchasing shares for or on behalf of such a plan or account should read that section of this prospectus very carefully.

Restrictions on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any individual or entity from acquiring beneficial ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. Please see “Description of Capital Stock — Restriction on Ownership of Shares” for further explanation of the restrictions on ownership of our shares.

Deterioration in Credit Markets and Unfavorable Economic Environment

Overview.  Turmoil in the credit markets, an unfavorable economic environment and more restrictive financing conditions has led to increased volatility and the loss of value in the real estate markets and the U.S. economy. Many economists believe that the U.S. has entered into a deep recession and are predicting continued deterioration of economic conditions. There has been a significant increase in unemployment across the nation and many economists expect increased vacancy rates at commercial properties in the near term future. The prolonged continuation of these unfavorable conditions will likely materially and adversely impact the availability of credit to commercial and residential borrowers and businesses and could further damage domestic and global economies.

Adverse Impacts.  Continued turmoil in the financial markets has the potential to materially adversely affect (i) the value of our properties, (ii) the debt capital available for future investments in commercial properties, (iii) the business and operations of our tenants and their ability to pay rent and other monies due to us, (iv) the ability of prospective tenants to enter into new leases or current tenants to renew their leases, and (v) our ability to make payments on or refinance existing debt. Securitized commercial mortgage lenders have dramatically increased underwriting standards and decreased allowable loan-to-value ratios. Accordingly, there is a significant decrease in available debt capital. The turmoil in the credit markets has caused investors of mortgage backed securities to demand higher risk premiums. As a result, lenders have increased the cost of obtaining debt financing. In light of these challenging economic conditions, we may not be able to refinance our existing debt or secure new debt financing on favorable terms.

Government Response.  In response to current financial and economic conditions, governmental entities and financial regulators have instituted various programs, mechanisms and regulations in an effort to stabilize the credit markets and assist troubled financial institutions and borrowers. It is uncertain what effects these various programs, mechanisms and regulations will have on the credit and real estate markets and the U.S. economy in general. Furthermore, there may be additional governmental restrictions imposed on the financial markets as a result of the continued turmoil in the financial sector. Given the uncertainty of this rapidly changing regulatory environment and the unknown impact of current and potential future financial regulations and programs, we may be unable to successfully implement our current investment strategies, which could have a material impact on our operating results and financial condition. If the turmoil in the debt market continues, we may pursue new investment strategies to effectively manage and increase our portfolio. This may include targeting acquisition opportunities that require us to use little or no debt financing.

Asset Values and Opportunity.  The state of the credit markets and faltering economy could result in lower occupancy, lower rental rates and continued price or value decreases for commercial real estate assets. Although this may decrease the value of our current portfolio and the collateral securing any loan investments we may make, this may also benefit us by presenting future acquisition opportunities at depressed prices. As of December 31, 2008, we had over $128,000,000 of cash on hand. In addition, we have a zero outstanding balance on our $80.0 million credit facility with Bank of America and Key Bank. Because of our cash on hand and our available credit facility, we believe we are well positioned to take advantage of discounted and distressed real estate investment opportunities.

Mitigating Risk.  As of December 31, 2008, 30.5% of our mortgage loan payables were fixed rate debt, at a weighted average interest rate of 5.76% per annum, and 69.2% of our mortgage loan payables had fixed rate interest rate swaps, ranging from 4.51% to 6.02%, effectively fixing our interest rate on a majority of our variable rate debt. We currently have one to two year extensions on approximately 65% of our mortgage loan payables and we intend to execute such extensions. After these extensions, approximately 18% of our mortgage loan payables will require refinancing between 2009 and 2011, approximately 14% and 42% will require refinancing in 2012 and 2013, respectively, with the remaining 26% requiring refinancing thereafter. As a result of these favorable financing terms, we believe our current portfolio has a level of protection against the current volatility in the credit markets.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

RISK FACTORS

Your purchase of shares of our common stock involves a number of risks. In addition to other risks discussed in this prospectus, you should specifically consider the following risks before you decide to buy shares of our common stock.

Investment Risks

There is currently no public market for shares of our common stock. Therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of our shares on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of our shares, and these restrictions may inhibit your ability to sell your shares. We have adopted a share repurchase plan but it is limited in terms of the amount of shares which may be repurchased annually. Our board of directors may also limit, suspend, terminate or amend our share repurchase plan upon 30 days’ notice. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment will be reduced by up to 11.0% of the gross offering proceeds which will be used to pay selling commissions and the dealer manager fee and organizational and offering expenses. We will also be required to use gross offering proceeds to pay acquisition expenses. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, whether pursuant to our share repurchase plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective stockholders should consider the purchase of shares of our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock — Restriction on Ownership of Shares” for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

As of March 26, 2009, we have acquired 43 geographically diverse properties and other real estate related assets and have identified a limited number of additional properties to acquire with the net proceeds we will receive from the future equity raise, and stockholders are therefore unable to evaluate the economic merits of most of our future investments prior to purchasing shares of our common stock.

As of March 26, 2009, we have acquired 43 geographically diverse properties and other real estate related assets with the net proceeds from our offering. As of March 26, 2009, we have identified a limited number of additional potential properties to acquire with the net proceeds we will receive from our offering. Other than these 43 geographically diverse properties and other real estate related assets, our stockholders are unable to evaluate the manner in which the net proceeds are invested and the economic merits of our future investments prior to purchasing shares of our common stock. Additionally, our stockholders do not have the opportunity to evaluate the transaction terms or other financial or operational data concerning other investment properties or other real estate related assets.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives.

You must rely on us to evaluate our investment opportunities, and we may not be able to achieve our investment objectives or may make unwise decisions. We cannot assure you that acquisitions of real estate or other real estate related assets made using the proceeds of this offering will produce a return on our investment or will generate cash flow to enable us to make distributions to our stockholders.

We face competition for the acquisition of medical office buildings and other healthcare-related facilities, which may impede our ability to make future acquisitions or may increase the cost of these acquisitions.

We compete with many other entities engaged in real estate investment activities for acquisitions of medical office buildings and healthcare-related facilities, including national, regional and local operators, acquirers and developers of healthcare real estate properties. The competition for healthcare real estate properties may significantly increase the price we must pay for medical office buildings and healthcare-related facilities or other real estate related assets we seek to acquire and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets and therefore increased prices paid for them. Because of an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices for medical office buildings and healthcare-related facilities, our business, financial condition and results of operations and our ability to make distributions to you may be materially and adversely affected.

You may be unable to sell your shares because your ability to have your shares repurchased pursuant to our share repurchase plan is subject to significant restrictions and limitations.

Even though our share repurchase plan may provide you with a limited opportunity to sell your shares to us after you have held them for a period of one year or in the event of death or qualifying disability, you should be fully aware that our share repurchase plan contains significant restrictions and limitations. Further, our board may limit, suspend, terminate or amend any provision of the share repurchase plan upon 30 days’ notice. Repurchases of shares, when requested, will generally be made quarterly. Repurchases will be limited to: (1) those that could be funded from the net proceeds from the sale of shares under the DRP in the prior 12 months plus any additional amounts set aside by our board of directors for such purpose, and (2) 5.0% of the weighted average number of shares outstanding during the prior calendar year. In addition, you must present at least 25.0% of your shares for repurchase and until you have held your shares for at least four years, repurchases will be made for less than you paid for your shares. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share repurchase plan at any particular time or at all. Please see “Description of Capital Stock — Share Repurchase Plan” for more information regarding our share repurchase plan.

Upon investment in shares of our common stock, you will experience an immediate dilution of $1.00 per share.

The offering price for shares of our common stock is $10.00 per share. After the payment of selling commissions and the dealer manager fee, we receive $9.00 per share. As a result of these expenses, you will experience immediate dilution of $1.00 in book value per share or 10.0% of the offering price, not including other organizational and offering expenses. These organizational and offering expenses include advertising and sales expenses, legal and accounting expenses, printing costs, formation costs, SEC, Financial Industry Regulatory Authority, or FINRA, and blue sky filing fees, investor relations and other administrative expenses. To the extent that our stockholders do not participate in any future issuance of our securities, they will experience dilution of their ownership percentage.

This is a “best efforts” offering and if we are unable to raise substantial proceeds in this offering, we will be limited in the number and type of investments we may make, which will result in a less diversified portfolio.

This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, if we are unable to raise substantial proceeds in this offering, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time. Therefore the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets at any time during this offering. The offering price for shares of our common stock during this offering is the same price as shares of our common stock during our initial offering. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we may own nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time.

Payments to REIT Advisor, ARC II and our management team and board of directors related to their subordinated participation interests and incentive payments will reduce cash available for distribution to our stockholders.

REIT Advisor, ARC II and members of our management team and board of directors hold subordinated participation interests or the right to receive certain incentive payments if earned, pursuant to which it may be entitled to receive distributions upon the occurrence of certain events, such as in connection with dispositions of our assets, certain mergers of our company with another company or the listing of our common stock on a national securities exchange. REIT Advisor also has the right to defer receipt of this payment until certain later liquidity events. Any distributions to REIT Advisor, ARC II or our management team and board of directors upon dispositions of our assets and such other events will reduce cash available for distribution to our stockholders. In addition, we bear all of the risk associated with the properties but, as a result of the subordinated distributions and incentive payments to REIT Advisor, ARC II and members of our management team and board of directors, we are not entitled to all of the proceeds from a property sale.

We presently intend to effect a liquidity event by September 20, 2013; however, we cannot assure you that we will effect a liquidity event by such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

On a limited basis, you may be able to sell shares through our share repurchase plan. However, in the future we may also consider various forms of liquidity events, including but not limited to (1) the listing of shares of our common stock on a national securities exchange, (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company, and (3) the sale of all or substantially all of our real property for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013. However, we cannot assure you that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share repurchase plan. Because a portion of the offering price from the sale of shares is used to pay expenses and fees, the full offering price paid by stockholders is not invested in real estate investments. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets, or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

Grubb & Ellis, the sponsor of our initial offering, has recently sponsored a REIT focused on acquiring medical office buildings and other healthcare-related facilities; we will compete with such REIT with respect to acquiring additional properties and raising proceeds in this offering.

Grubb & Ellis, the sponsor of our initial offering, is also the sponsor of Grubb & Ellis Healthcare REIT II. Grubb & Ellis Healthcare REIT II intends to acquire medical office buildings and other healthcare-related facilities, as well as other real estate-related investments using the proceeds from its proposed initial public offering.

Grubb & Ellis Healthcare REIT II’s offering could negatively impact this offering if investors decide to purchase shares of the common stock of Grubb & Ellis Healthcare REIT II rather than our shares of common stock. In addition, the dealer manager for our initial offering will also serve as the dealer manager for the offering of Grubb & Ellis Healthcare REIT II. Realty Capital Securities, the dealer manager for this offering, may be unable to secure relationships with key participating broker-dealers, including broker-dealers participating in our initial offering, thus negatively impacting our ability to raise additional capital. Further, Realty Capital Securities will compete with the dealer manager for Grubb & Ellis Healthcare REIT II for participating broker-dealer relationships.

Some of our officers and some of the officers of REIT Advisor are also officers of Grubb & Ellis Healthcare REIT II or the advisor for Grubb & Ellis Healthcare REIT II. Danny Prosky, our Executive Vice President — Acquisitions, is serving as the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT II and as the President and Chief Operating Officer of the advisor to Grubb & Ellis Healthcare REIT II. Andrea R. Biller, our Executive Vice President and Secretary, is serving as the Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT II and as the Executive Vice President of the advisor to Grubb & Ellis Healthcare REIT II. Jeff Hanson, the President of our advisor, is serving as the Chief Executive Officer and Chairman of the Board of Grubb & Ellis Healthcare REIT II and as the Chief Executive Officer of the advisor of Grubb & Ellis Healthcare REIT II. These individuals have legal and fiduciary obligations to Grubb & Ellis Healthcare REIT II which are similar to and may conflict with those they owe to us and our stockholders. In addition, these individuals may have conflicts of interest in allocating their time and resources between our business and the business of Grubb & Ellis Healthcare REIT II. Also, REIT Advisor and the advisor of Grubb & Ellis Healthcare REIT II are affiliated entities and share many key personnel and employees. If such individuals, for any reason, are not able to provide sufficient resources to manage our business until we fully transition to self-management, our business will suffer and this may adversely affect our results of operations and the value of our stockholders’ investments.

Finally, over time, Grubb & Ellis Healthcare REIT II will compete with us with respect to acquiring the real properties and other real estate related assets we intend to acquire. As a result, the price we pay for such properties and assets may increase.

Our property investments are geographically concentrated in certain states and subject to economic fluctuations in those states.

For the year ended December 31, 2008, we had interests in seven consolidated properties located in Texas, which accounted for 17.1% of our total rental income and interests in five consolidated properties located in Indiana, which accounted for 15.5% of our total rental income. As of December 31, 2008, Medical Portfolio 3, located in Indiana, accounted for 11.3% of our aggregate total rental income. This rental income is based on contractual base rent from leases in effect as of December 31, 2008. Accordingly, there is a geographic concentration of risk subject to fluctuations in each state’s economy.

Risks Related to Our Business

We have a limited operating history and we cannot assure you that we will be able to successfully achieve our investment objectives.

We have a limited operating history and we may not be able to achieve our investment objectives. We were formed in April 2006, commenced our initial offering on September 20, 2006, and as of March 26, 2009, we have 43 geographically diverse properties and other real estate related assets. As a result, an investment in shares of our common stock may entail more risks than the shares of common stock of a REIT with a substantial operating history.

Current dislocations in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to our stockholders.

Domestic and international financial markets currently are experiencing significant dislocations which have been brought about in large part by failures in the U.S. banking system. These dislocations have severely impacted the availability of credit and have contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for investments. If this dislocation in the credit markets persists, our ability to borrow monies to finance the purchase of, or other activities related to, properties and other real estate related assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

In addition to volatility in the credit markets, the real estate market is subject to fluctuation and can be impacted by factors such as general economic conditions, supply and demand, availability of financing and interest rates. To the extent we purchase real estate in an unstable market, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future that it attracts at the time of our purchases, or the number of companies seeking to acquire properties decreases, the value of our investments may not appreciate or may decrease significantly below the amount we pay for these investments.

Finally, the pervasive and fundamental disruptions that the global financial markets are currently undergoing have led to extensive and unprecedented governmental intervention. Although the government intervention is intended to stimulate the flow of capital and to undergird the U.S. economy in the short term, it is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the financial markets and/or the effect of such intervention on us and our results of operations. In addition, there is a high likelihood that regulation of the financial markets will be significantly increased in the future, which could have a material impact on our operating results and financial condition.

We may suffer from delays in locating suitable investments, which could reduce our ability to make distributions to our stockholders and reduce your return on your investment.

As of March 26, 2009, we have acquired 43 geographically diverse properties and other real estate related assets and have identified a limited number of additional properties to acquire. There may be a substantial period of time before the proceeds of this offering are invested in additional suitable investments, particularly as a result of the current economic environment and capital constraints. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find additional suitable investments, we may not be able to achieve our investment objectives or make distributions to you.

The availability and timing of cash distributions to our stockholders is uncertain.

We expect to make monthly distributions to our stockholders. However, we bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to make distributions to you or that the amount of distributions will increase over time. Should we fail for any reason to distribute at least 90.0% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs.

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may include a return of capital.

Distributions payable to stockholders may include a return of capital, rather than a return on capital. We expect to make monthly distributions to our stockholders. The actual amount and timing of distributions will be determined by our board of directors in its discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. As a result, our distribution rate and payment frequency may vary from time to time. During the early stages of our operations, we may not have sufficient cash available from operations to pay distributions. Therefore, we may need to use proceeds from this offering or borrowed funds to make cash distributions in order to maintain our status as a REIT, which may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will be deemed a return of capital.

We may not have sufficient cash available from operations to pay distributions, and, therefore, distributions may be paid with offering proceeds or borrowed funds.

The amount of the distributions we make to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT. On February 14, 2007, our board of directors approved a 7.25% per annum distribution to be paid to our stockholders beginning with our February 2007 monthly distribution, which was paid in March 2007, and we have continued to pay distribution at that rate through 2008. It is our intent to continue to pay distributions. However, we cannot guarantee the amount of distributions paid in the future, if any.

For the year ended December 31, 2008, we paid distributions of $28,042,000 ($14,943,000 in cash and $13,099,000 in shares of our common stock pursuant to the DRP), as compared to cash flow from operations of $20,676,000. The distributions paid in excess of our cash flow from operations were paid using proceeds from this offering. As of December 31, 2008, we had an amount payable of $1,043,000 to REIT Advisor and its affiliates for operating expenses, on-site personnel and engineering payroll, lease commissions, and asset and property management fees, which will be paid from cash flow from operations in the future as they become due and payable by us in the ordinary course of business consistent with our past practice.

As of December 31, 2008, no amounts due to REIT Advisor or its affiliates have been deferred or forgiven. REIT Advisor and its affiliates have no obligations to defer or forgive amounts due to them. In the future, if REIT Advisor or its affiliates do not defer or forgive amounts due to them, this would negatively affect our cash flow from operations, which could result in us paying distributions, or a portion thereof, with proceeds from this offering or borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

For the year ended December 31, 2008, our funds from operations, or FFO, was $8,745,000. We paid distributions of $28,042,000, of which $8,745,000 was paid from FFO and the remainder from proceeds from our offering. For more information on our distributions and FFO, see “Prospectus Summary — Distributions.”

The distributions payable to REIT Advisor, ARC II and members of our management team and board of directors may influence our decisions about dispositions of our investments, listing our shares of our common stock on a national securities exchange, or merging our company with another company.

We may be required to make subordinated distributions or subordinated incentive payments to REIT Advisor, ARC II and members of our management team and board of directors upon the sale of certain of our assets, the listing of our shares of our common stock on a national securities exchange or the merger of our company with another company in which our stockholders receive shares of common stock that are traded on a national securities exchange, if the performance thresholds for stockholder returns required for each are met, including if REIT Advisor is no longer serving as our advisor. To avoid making the distributions to REIT Advisor or ARC II, our independent directors may decide against selling certain assets, listing our shares of our common stock or merging with another company, if applicable, even if, but for the requirement to make this distribution, such sale, listing or merger would be in the best interest of our stockholders. In addition, the requirement to make these distributions could cause our independent directors to make different decisions with respect to investments or dispositions or listing our shares of common stock on a national securities exchange in order to trigger a distribution to management and the board of directors.

We are uncertain of our sources of debt or equity for funding our future capital needs. If we cannot obtain funding on acceptable terms, our ability to make necessary capital improvements to our properties may be impaired or delayed.

The gross proceeds of the offering will be used to buy a diversified portfolio of real estate and other real estate related assets and to pay various fees and expenses. In addition, to qualify as a REIT, we generally must distribute to our stockholders at least 90.0% of our taxable income each year, excluding capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our future capital needs from retained earnings. We have not identified any sources of debt or equity for future funding, and such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or expand our business.

We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.

We may acquire properties by issuing limited partnership units in our operating partnership in exchange for a property owner contributing property to the partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s limited partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. If the contributor required us to repurchase units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or make distributions to stockholders. Moreover, if we were required to repurchase units for cash at a time when we did not have sufficient cash to fund the repurchase, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.

Until the termination or expiration of the amended advisory agreement, our success is dependent in part on the performance of REIT Advisor, which is a subsidiary of the sponsor for our initial offering, Grubb & Ellis.

Until the termination or expiration of our amended advisory agreement, our ability to achieve our investment objectives and to pay distributions is dependent in part on the performance of REIT Advisor, which is a subsidiary of Grubb & Ellis, in identifying and advising on the acquisition of investments, the determination of any financing arrangements, the asset management of our investments and operation of our day-to-day activities. Our stockholders have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus or other periodic filings made with the SEC. Until we fully transition to self-management, we will rely in part the management ability of REIT Advisor, subject to the oversight of our Chief Executive Officer and our board of directors. If REIT Advisor suffers or is distracted by adverse financial or operational problems in connection with its operations or the operations of our sponsor unrelated to us, REIT Advisor may be unable to allocate time and/or resources to our operations. If REIT Advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.

In March 2009, Grubb & Ellis reported that due to the disruptions in the credit markets, the severe and extended general economic recession, and the significant decline in the commercial real estate market in 2008, it anticipates that it will report a significant decline in operating earnings and net income for the fourth calendar quarter of 2008 as compared to the fourth quarter of 2007 and for the year ended December 31, 2008 as compared to the year ended December 31, 2007. In addition, Grubb & Ellis anticipates that it will recognize significant impairment charges to goodwill, impairments on the value of real estate assets held as investments, and additional charges related to the Company’s activities as a sponsor of investment programs in the quarter ended December 31, 2008. Grubb & Ellis has also delayed the filing of its Annual Report on Form 10-K for the year ended December 31, 2008 because Grubb & Ellis’ board of directors concluded that certain of its previously issued audited and unaudited financial statements should be restated. To the extent that any of the foregoing impacts the performance of REIT Advisor, our results of operations, financial condition and ability to pay distributions to our stockholders could also suffer.

Our success may be hampered by the current slow down in the real estate industry.

Our business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment and accompanying credit crisis has negatively impacted the value of commercial real estate assets, contributing to a general slow down in our industry, which we anticipate will continue through 2009. A prolonged and pronounced recession could continue or accelerate the reduction in overall transaction volume and size of sales and leasing activities that we have already experienced, and would continue to put downward pressure on our revenues and operating results. To the extent that any decline in our revenues and operating results impacts our performance, our results of operations, financial condition and ability to pay distributions to our stockholders could also suffer.

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to international, national and local economic factors we cannot control or predict.

Our results of operations are subject to the risks of an international or national economic slow down or downturn and other changes in international, national and local economic conditions. The following factors may affect income from our properties, our ability to acquire and dispose of properties, and yields from our properties:

•	poor economic times may result in defaults by tenants of our properties due to bankruptcy, lack of liquidity, or operational failures. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•	reduced values of our properties may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans;

•	the value and liquidity of our short-term investments and cash deposits could be reduced as a result of a deterioration of the financial condition of the institutions that hold our cash deposits or the institutions or assets in which we have made short-term investments, the dislocation of the markets for our short-term investments, increased volatility in market rates for such investment or other factors;

•	one or more lenders under our lines of credit could refuse to fund their financing commitment to us or could fail and we may not be able to replace the financing commitment of any such lenders on favorable terms, or at all;

•	one or more counterparties to our interest rate swaps could default on their obligations to us or could fail, increasing the risk that we may not realize the benefits of these instruments;

•	increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels and rents;

•	constricted access to credit may result in tenant defaults or non-renewals under leases;

•	job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels; and

•	increased insurance premiums, real estate taxes or energy or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.

The length and severity of any economic slow down or downturn cannot be predicted. Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments may be negatively impacted to the extent an economic slowdown or downturn is prolonged or becomes more severe.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

Through 2009, the Federal Deposit Insurance Corporation, or FDIC, will only insure amounts up to $250,000 per depositor per insured bank and after 2009, the FDIC will only insure up to $100,000 per depositor per bank; the FDIC will insure amounts held in certain transaction-based, non-interest bearing accounts. We currently have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fail, we may lose any amount of our deposits over any federally-insured amounts. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of our stockholders’ investment.

Risks Related to Our Transition to Self-Management

As we transition to self-management, our success is increasingly dependent on the performance of our board of directors and our Chairman of the Board, Chief Executive Officer and President.

As we transition to self-management, our ability to achieve our investment objectives and to pay distributions is increasingly dependent upon the performance of our board of directors, Scott D. Peters, our Chairman of the Board, Chief Executive Officer and President, and our employees, in the identification and acquisition of investments, the determination of any financing arrangements, the asset management of our investments and operation of our day-to-day activities. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus or other periodic filings with the SEC. We rely primarily on the management ability of our Chief Executive Officer and the governance of our board of directors. We do not have any key man life insurance on

Mr. Peters. We have entered into an employment agreement for a term beginning November 1, 2008 to November 1, 2010 with Mr. Peters, but the employment agreement contains various termination rights. If we were to lose the benefit of his experience, efforts and abilities, our operating results could suffer. In addition, if any member of our board of directors were to resign, we would lose the benefit of such director’s governance and experience. As a result of the foregoing, we may be unable to achieve our investment objectives or to pay distributions to our stockholders.

We are transitioning to be a self-managed company and we may not be successful in hiring additional employees and/or third party service providers, which could impact our ability to achieve our investment objectives.

We currently have a full-time Chief Executive Officer and President, Scott D. Peters, a Chief Accounting Officer, Kellie S. Pruitt, a Controller, Kelly Hogan, and other personnel. We have also engaged Mark Engstrom as an independent consultant to serve as our acquisition and asset manager, and we expect to hire Mr. Engstrom as our full-time employee in the future. We intend to engage additional employees and independent consultants. We may also outsource certain services, including property management, to third parties. As we continue to implement our self-management program, we will rely less on REIT Advisor and will increasingly rely on our board of directors, Mr. Peters and our other employees and consultants to manage our investments and operate our day-to-day activities. If we are unsuccessful in hiring additional employees or engaging consultants and other third parties to provide services to us, or if our employees and consultants and the additional employees that we hire or consultants and third parties we engage do not perform at the level we expect, our ability to achieve our investment objectives and pay distributions to you could suffer.

After the termination or expiration of the amended advisory agreement and upon the completion of our transition to a self-management program, we will not be able to rely on REIT Advisor to manage our operations, which could adversely impact our ability to achieve our investment objectives and pay distributions to our stockholders.

As we transition to a self-management program, when our amended advisory agreement expires or is terminated, we do not intend to renew such agreement with REIT Advisor or engage a successor advisor; provided the parties may mutually agree to specified service arrangements. As we continue to implement our self-management program, REIT Advisor will have a more limited role in managing our business and operations. After the termination or expiration of the amended advisory agreement, we will not be able to rely on REIT Advisor to provide services to us, including asset management services, property management services and investor relations services. In addition, the amended advisory agreement provides that after termination or expiration, upon the request of REIT Advisor, we cannot use the name “Grubb & Ellis.” Upon the completion of our transition to self-management, we intend to change our name to “Healthcare Trust of America, Inc.” We will rely on our board of directors, Mr. Peters and our management team, as well as third party service providers, to identify and acquire future investments for us, determine any financing arrangements, manage our investments and operate our day-to-day activities. If we are not successful in hiring additional employees, engaging independent consultants or finding third parties to manage our operations, our ability to achieve our investment objectives and pay distributions to you could suffer.

In connection with our transition to self-management, we may be required to provide notice or obtain the consent of certain of our lenders, and our failure to obtain any required consents could result in a default under our loan documents.

We may be required to provide notice to, and/or obtain consent from, certain of our lenders in connection with our transition to self-management. To the extent that we are required to obtain the consent of a lender and such lender does not provide consent, then in the event that we are otherwise unable to amend, refinance or pay off the applicable loan, we may be in default under the loan documents. Such default would afford the applicable lender the right to exercise the remedies available to it under the loan documents, including the right to accelerate the repayment of the loan. To the extent that any of our loan repayments are accelerated, we may have difficulty, particularly given the current status of the credit markets, obtaining replacement financing, or alternatively, the replacement financing we may obtain may not be on terms as advantageous as the terms of our current financing arrangements. In addition, any acceleration of any of our debt without replacement financing may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT and could have a significant, negative impact on your investment.

Risks Related to Our Organizational Structure

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of our common stock. Our charter authorizes us to issue 1,200,000,000 shares of capital stock, of which 1,000,000,000 shares of capital stock are designated as common stock and 200,000,000 shares of capital stock are designated as preferred stock. Our board of directors may amend our charter to increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount our common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	assumption of control by a holder of large block of our securities; or

•	removal of the incumbent board of directors and management.

Your ability to control our operations is severely limited.

Our board of directors determines our major strategies, including our strategies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other strategies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines. Under our charter and Maryland law, you will have a right to vote only on the following matters:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to change our name or the name of other designation or the par value of any class or series of our stock and the aggregate par value of our stock, increase or decrease the aggregate number of our shares of stock, increase or decrease the number of our shares of any class or series that we have the authority to issue, or effect certain reverse stock splits;

•	our dissolution; and

•	certain mergers, consolidations and sales or other dispositions of all or substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and our stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

Our board of directors may change our investment objectives without seeking stockholder approval.

Our board of directors may change our investment objectives without seeking stockholder approval. Although our board of directors has fiduciary duties to our stockholders and intends only to change our investment objectives when our board of directors determines that a change is in the best interests of our stockholders, a change in our investment objectives could reduce our payment of cash distributions to our stockholders or cause a decline in the value of our investments.

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, REIT Advisor and its affiliates for losses they may incur by reason of their service in those capacities unless: (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) they actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify our directors, REIT Advisor or its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us unless they have determined that: (1) the course of conduct that caused the loss or liability was in our best interests, (2) they were acting on our behalf or performing services for us, (3) the loss or liability was not the result of negligence or misconduct by our non-independent directors, REIT Advisor or its affiliates or gross negligence or willful misconduct by our independent directors and (4) the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders.

Certain provisions of Maryland law could restrict a change in control even if a change in control was in our stockholders’ interests.

Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10.0% or more of the voting power of our outstanding voting stock, which we refer to as an interested stockholder;

•	an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, owns 10.0% or more of the voting power of our then outstanding stock, which we also refer to as an interested stockholder; or

•	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80.0% of the votes entitled to be cast by holders of our outstanding shares of our voting stock and two-thirds of the votes entitled to be cast by holders of shares of our voting stock other than shares held by the interested stockholder or by an affiliate or associate of the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If for any reason, we were required to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to continue to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, so that we will not be subject to regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to stockholders and possibly lower your returns.

In order to avoid coming within the application of the Investment Company Act, either as a company engaged primarily in investing in interests in real estate or under another exemption from the Investment Company Act, we may be required to impose limitations on our investment activities. In particular, we may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, we will monitor our investments in other real estate related assets to ensure continued compliance with one or more exemptions from “investment company” status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, we may be required to limit the percentage of our assets represented by real estate related assets.

If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of our management, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Several potential events could cause your investment in us to be diluted, which may reduce the overall value of your investment.

Your investment in us could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances under our distribution reinvestment plan and up to 200,000,000 shares of any preferred stock that our board of directors may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities under our 2006 Incentive Plan;

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of our common stock; or

•	issuance of shares of our common stock to REIT Advisor in connection with its subordinated interest in our operating partnership.

To the extent we issue additional equity interests after you purchase shares of our common stock in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real properties and other real estate related assets, you may also experience dilution in the book value and fair market value of your shares.

Your interests may be diluted in various ways, which may reduce your returns.

Our board of directors is authorized, without your approval, to cause us to issue additional shares of our common stock or to raise capital through the issuance of preferred stock, options, warrants and other rights, on terms and for consideration as our board of directors in its sole discretion may determine, subject to certain restrictions in our charter in the instance of options and warrants. Any such issuance could result in dilution of the equity of our stockholders. Our board of directors may, in its sole discretion, authorize us to issue common stock or other equity or debt securities to: (1) persons from whom we purchase properties, as part or all of the purchase price of the property, or (2) REIT Advisor in lieu of cash payments required under the advisory agreement or other contract or obligation. Our board of directors, in its sole discretion, may determine the value of any common stock or other equity securities issued in consideration of properties or services provided, or to be provided, to us, except that while shares of our common stock are offered by us to the public, the public offering price of the shares of our common stock will be deemed their value.

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such property.

If we sell one of our properties during liquidation, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution of the proceeds of a sale until such time.

Risks Related to Investments in Real Estate

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and our ability to pay distributions to our stockholders or reduce the value of your investment.

We are subject to risks generally incident to the ownership of real property, including changes in national, regional or local economic, demographic or real estate market conditions. We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of our existing real estate investments. These conditions, or others we cannot predict, may adversely affect our results of operations and our ability to pay distributions to our stockholders or reduce the value of your investment.

Some or all of our properties may incur vacancies, which may result in reduced revenue and resale value, a reduction in cash available for distribution and a diminished return on your investment.

Some or all of our properties may incur vacancies either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash distributions to our stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.

The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to our stockholders. If the property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. Further, we cannot assure you that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.

If we acquired real estate at a time when the real estate market was experiencing substantial influxes of capital investment and competition for income producing properties, the real estate investments we have made may not appreciate or may decrease in value.

Until recently, the real estate market has experienced a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for income producing real estate, may have resulted in inflated purchase prices for such assets. To the extent we purchased or in the future purchase real estate in such an environment, we are subject to the risk that the real estate market may cease to attract the same level of capital investment in the future, or if the number of companies seeking to acquire such assets decreases, the value of our investment may not appreciate or may decrease significantly below the amount we paid for such investment.

Competition with third parties in acquiring properties and other investments may reduce our profitability and you may experience a lower return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, pension funds, other REITs, real estate limited partnerships, and foreign investors, many of which have greater resources than we do. Many of these entities may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. As such, competition with third parties would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases, the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

We may incur additional costs in acquiring or re-leasing properties which could adversely affect the cash available for distribution to you.

We may invest in properties designed or built primarily for a particular tenant of a specific type of use known as a single-user facility. If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs. We also may incur significant litigation costs in enforcing our rights as a landlord against the defaulting tenant. These consequences could adversely affect our revenues and reduce the cash available for distribution to you.

We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract or replace tenants and decrease your return on investment.

When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property or existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay distributions to our stockholders.

Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.

There are types of losses relating to real estate, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events or terrorism, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties. Additionally, if we obtain such insurance, the costs associated with owning a property would increase and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to our stockholders.

If one of our insurance carriers does not remain solvent, we may not be able to fully recover on our claims.

An insurance subsidiary of American International Group, or AIG, provides coverage under an umbrella insurance policy we have obtained that covers our properties. Recently, AIG has announced that it has suffered from severe liquidity problems. Although the U.S. Treasury and Federal Reserve have announced measures to assist AIG with its liquidity problems, such measures may not be successful. If AIG were to become insolvent, it could have a material adverse impact on AIG’s insurance subsidiaries. In the event that AIG’s insurance subsidiary that provides coverage under our policy is not able to cover our claims, it could have a material adverse impact on the value of our properties and our financial condition.

We may be unable to obtain desirable types of insurance coverage at a reasonable cost, if at all, and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs.

We may not be able either to obtain certain desirable types of insurance coverage, such as terrorism, earthquake, flood, hurricane and pollution or environmental matter insurance, or to obtain such coverage at a reasonable cost in the future, and this risk may limit our ability to finance or refinance debt secured by our properties. Additionally, we could default under debt or other agreements if the cost and/or availability of certain types of insurance make it impractical or impossible to comply with covenants relating to the insurance we are required to maintain under such agreements. In such instances, we may be required to self-insure against certain losses or seek other forms of financial assurance.

Increases in our insurance rates could adversely affect our cash flow and our ability to make future cash distributions to our stockholders.

We cannot assure our stockholders that we will be able to renew our insurance coverage at our current or reasonable rates or that we can estimate the amount of potential increases of policy premiums. As a result, our cash flow could be adversely impacted by increased premiums. In addition, the sales prices of our properties may be affected by these rising costs and adversely affect our ability to make cash distributions to our stockholders.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Terrorist attacks and other acts of violence or war may affect the markets in which we operate and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

Terrorist attacks may negatively affect our operations and our stockholders’ investment. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the United States and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our financial condition, results of operations and ability to pay distributions you.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of constructions or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we are subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.

We intend to hold our various real estate investments until such time as we determine that a sale or other disposition appears to be advantageous to achieve our investment objectives. Our Chief Executive Officer and our board of directors may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We generally intend to hold properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future or at all. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions. Any inability to sell a property could adversely impact our ability to pay distributions to you.

We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to stockholders.

Because we own and operate real estate, we are subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including the release of asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our real estate investments may be concentrated in medical office or other healthcare-related facilities, making us more vulnerable economically than if our investments were diversified.

As a REIT, we invest primarily in real estate. Within the real estate industry, we primarily acquire or selectively develop and own medical office buildings and healthcare-related facilities. We are subject to risks inherent in concentrating investments in real estate. These risks resulting from a lack of diversification become even greater as a result of our business strategy to invest to a substantial degree in healthcare-related facilities.

A downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our lessees’ ability to make lease payments to us and our ability to make distributions to our stockholders. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a substantial concentration in medical office buildings and healthcare-related facilities.

Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us not to be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.

Some of the properties we seek to acquire are specialized medical facilities. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues or additional capital expenditures required as a result may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our medical office buildings, healthcare-related facilities and tenants may be unable to compete successfully.

Our medical office buildings and healthcare-related facilities often face competition from nearby hospitals and other medical office buildings that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our buildings.

Similarly, our tenants face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.

Any reduction in rental revenues resulting from the inability of our medical office buildings and healthcare-related facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

Our real properties are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. Some of our leases generally provide that the property taxes or increases therein are charged to the tenants as an expense related to the real properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we are generally responsible for real property taxes related to any vacant space.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate those substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

Risks Related to the Healthcare Industry

Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.

Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs.

The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.

The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our tenants generally are subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to make distributions to our stockholders.

Many of our medical properties and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare- related facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the United States and are subject to change. We cannot predict the impact of state CON laws on our development of facilities or the operations of our tenants.

In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make rent payments to us.

In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations.

As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Some tenants of our medical office buildings and healthcare-related facilities are subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.

There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws.

These laws include:

•	the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

•	the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•	the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.

Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our stockholders.

The healthcare industry is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	continued pressure by private and governmental payors to reduce payments to providers of services; and

•	increased scrutiny of billing, referral and other practices by federal and state authorities.

These factors may adversely affect the economic performance of some or all of our healthcare-related tenants and, in turn, our lease revenues and our ability to make distributions to our stockholders.

Our healthcare-related tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.

As is typical in the healthcare industry, our healthcare-related tenants may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our medical office buildings and healthcare-related facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

We may experience adverse effects as a result of potential financial and operational challenges faced by the operators of our senior healthcare facilities.

Operators of our senior healthcare facilities may face operational challenges from potentially reduced revenue streams and increased demands on their existing financial resources. Our skilled nursing operators’ revenues are primarily derived from governmentally-funded reimbursement programs, such as Medicare and Medicaid. Accordingly, our facility operators are subject to the potential negative effects of decreased reimbursement rates offered through such programs. Our operators’ revenue may also be adversely affected as a result of falling occupancy rates or slow lease-ups for assisted and independent living facilities due to the recent turmoil in the capital debt and real estate markets. In addition, our facility operators may incur additional demands on their existing financial resources as a result of increases in senior healthcare operator liability, insurance premiums and other operational expenses. The economic deterioration of an operator could cause such operator to file for bankruptcy protection. The bankruptcy or insolvency of an operator may adversely affect the income produced by the property or properties it operates. Our financial position could be weakened and our ability to make distributions could be limited if any of our senior healthcare facility operators were unable to meet their financial obligations to us.

Our operators’ performance and economic condition may be negatively affected if they fail to comply with various complex federal and state laws that govern a wide array of referrals, relationships and licensure requirements in the senior healthcare industry. The violation of any of these laws or regulations by a senior healthcare facility operator may result in the imposition of fines or other penalties that could jeopardize that operator’s ability to make payment obligations to us or to continue operating its facility. In addition, legislative proposals are commonly being introduced or proposed in federal and state legislatures that could affect major changes in the senior healthcare sector, either nationally or at the state level. It is impossible to say with any certainty whether this proposed legislation will be adopted or, if adopted, what effect such legislation would have on our facility operators and our senior healthcare operations.

The unique nature of our senior healthcare properties may make it difficult to lease or transfer such properties and, as a result, may negatively affect our performance.

Senior healthcare facilities present unique challenges with respect to leasing and transferring the same. Skilled nursing, assisted living and independent living facilities are typically highly customized and may not be easily modified to accommodate non-healthcare related uses. As a result, these property types may not be suitable for lease to traditional office tenants or other healthcare tenants with unique needs without significant expenditures or renovations. These renovation costs may materially adversely affect our revenues, results of operations and financial condition. Furthermore, because transfers of healthcare facilities may be subject to regulatory approvals not required for transfers of other types of property, there may be significant delays in transferring operations of senior healthcare facilities to successor operators. If we are unable to efficiently transfer our senior healthcare properties our revenues and operations may suffer.

Risks Related to Investments in Other Real Estate Related Assets

We do not have substantial experience in acquiring mortgage loans or investing in other real estate related assets, which may result in our real estate related assets investments failing to produce returns or incurring losses.

None of our officers or other management personnel have any substantial experience in acquiring mortgage loans or investing in the other real estate related assets in which we may invest. We may make such investments to the extent that our management team, in consultation with our board of directors, determines that it is advantageous for us to do so. Our lack of expertise in making investments in other real estate related assets may result in our investments in other real estate related assets failing to produce returns or incurring losses, either of which would reduce our ability to make distributions to our stockholders.

Real estate related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in the common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including the fact that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related common equity securities generally invest in real estate or other real estate related assets and are subject to the inherent risks associated with other real estate related assets discussed in this prospectus, including risks relating to rising interest rates.

The mortgage loans in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value.

If we make additional investments in mortgage loans, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “— Risks Related to Investments in Real Estate.” If we acquire property by foreclosure following defaults under our mortgage loan investments, we will have the economic and liability risks as the owner described above. We do not know whether the values of the property securing any of our investments in other real estate related assets will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.

If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We expect a portion of our investments in other real estate related assets to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

We may purchase other real estate related assets in connection with privately negotiated transactions which are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Interest rate and related risks may cause the value of our investments in other real estate related assets to be reduced.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common shares may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our investments in other real estate related assets.

If we liquidate prior to the maturity of our investments in real estate assets, we may be forced to sell those investments on unfavorable terms or at a loss.

Our board of directors may choose to effect a liquidity event in which we liquidate our assets, including our investments in other real estate related assets. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.

Risks Related to Debt Financing

We have and intend to incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We have and intend to continue to finance a portion of the purchase price of our investments in real estate and other real estate related assets by borrowing funds. We anticipate that, after an initial phase of our operations when we may employ greater amounts of leverage to enable us to purchase properties more quickly and therefore generate distributions for our stockholders sooner, our overall leverage will not exceed 60.0% of our properties’ and other real estate related assets’ combined fair market value of our assets. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300.0% of the value of our net assets, without the approval of a majority of our independent directors. In addition, any excess borrowing must be disclosed to stockholders in our next quarterly report following the borrowing, along with justification for the excess. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-case reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75.0% of the sum of: (1) the aggregate cost of our real property investments before non-cash reserves and depreciation and (2) the aggregate cost of our investments in other real estate related assets. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and therefore negatively impact our operating results.

Interest we pay on our debt obligations reduces cash available for distributions. Whenever we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

To the extent we borrow at fixed rates or enter into fixed interest rate swaps, we will not benefit from reduced interest expense if interest rates decrease.

We are exposed to the effects of interest rate changes primarily as a result of borrowings used to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. To limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk, we may borrow at fixed rates or variable rates depending upon prevailing market conditions. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. To the extent we borrow at fixed rates or enter into fixed interest rate swaps we will not benefit from reduced interest expense if interest rates decrease.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating policies. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace REIT Advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Hedging activity may expose us to risks.

To the extent that we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.

We have and may continue to finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to you because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to make distributions to stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

Risks Related to Joint Ventures

The terms of joint venture agreements or other joint ownership arrangements into which we have entered and may enter could impair our operating flexibility and our results of operations.

In connection with the purchase of real estate, we have entered and may continue to enter into joint ventures with third parties. We may also purchase or develop properties in co-ownership arrangements with the sellers of the properties, developers or other persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. Our joint venture partners may have rights to take some actions over which we have no control and may take actions contrary to our interests. Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:

•	a venture partner may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	a venture partner might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	actions taken by a venture partner might have the result of subjecting the property to liabilities in excess of those contemplated; and

•	a venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could occur, which might adversely affect the joint venture and decrease potential returns to you. If we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a venture partner subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our venture partner.

We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.

We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to make cash distributions to our stockholders.

Federal Income Tax Risks

Failure to qualify as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to make distributions to our stockholders.

We elected to be taxed as a REIT for federal income tax purposes beginning with our taxable year ended December 31, 2007 and we intend to continue to be taxed as a REIT. To qualify as a REIT, we must meet various requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to revoke our REIT election, which it may do without stockholder approval.

We have not requested, and do not expect to request, a ruling from the Internal Revenue Service, or IRS, that we qualify as a REIT. We expect that our counsel, Alston & Bird LLP, will deliver an opinion to us that, commencing with our taxable year ended December 31, 2007 (the first year for which we elected to be taxed as a REIT), based on certain assumptions and representations, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to continue to operate in conformity with the requirements for qualification as a REIT under the Internal Revenue Code.

The validity of the opinion of our counsel and of our qualification as a REIT will depend on our continuing ability to meet the various REIT requirements described herein. You should be aware, however, that opinions of counsel are not binding on the IRS or any court. The REIT qualification opinion only represents the view of our counsel based on its review and analysis of law existing at the time of the opinion and therefore could be subject to modification or withdrawal based on subsequent legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income, and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments in order to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.

As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to make distributions to our stockholders.

To qualify as a REIT and to avoid the payment of federal income and excise taxes and maintain our REIT status, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90.0% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4.0% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of: (1) 85.0% of our ordinary income, (2) 95.0% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering) or sell assets in order to distribute enough of our taxable income to maintain our REIT status and to avoid the payment of federal income and excise taxes.

If our operating partnership fails to maintain its status as a partnership for federal income tax purposes, its income would be subject to taxation and our REIT status would be terminated.

We intend to maintain the status of our operating partnership as a partnership for federal income tax purposes. However, if the IRS were to successfully challenge the status of our operating partnership as a partnership, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that our operating partnership could make to us. This would also result in our losing REIT status and becoming subject to a corporate level tax on our own income. This would substantially reduce our cash available to pay distributions and the return on your investment. In addition, if any of the entities through which our operating partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a recharacterization of our operating partnership or an underlying property owner could also threaten our ability to maintain our REIT status.

You may have a current tax liability on distributions you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Dividends paid by REITs do not qualify for the reduced tax rates that apply to other corporate dividends.

Tax legislation enacted in 2003 and 2006 generally reduces the maximum tax rate for qualified dividends paid by corporations to individuals to 15.0% through 2010. Dividends paid by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15.0% preferential rate. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause potential investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay qualified dividends, which could adversely affect the value of the stock of REITs, including our common stock. See “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions Generally.”

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, our stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt stockholders may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt stockholder. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax exempt stockholder with respect to our common stock would constitute unrelated business taxable income if the stockholder incurs debt in order to acquire the common stock; and

•	part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

See “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To continue to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Changes to federal income tax laws or regulations could adversely affect stockholders.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Foreign purchasers of shares of our common stock may be subject to FIRPTA tax upon the sale of their shares of our common stock.

A foreign person disposing of a U.S. real property interest, including shares of stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50.0% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will continue to qualify as a “domestically controlled” REIT. If we were to fail to continue to so qualify, gain realized by foreign investors on a sale of shares of our common stock would be subject to FIRPTA tax, unless the shares of our common stock were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5.0% of the value of our outstanding common stock.

Foreign stockholders may be subject to FIRPTA tax upon the payment of a capital gains dividend.

A foreign stockholder also may be subject to FIRPTA upon the payment of any capital gain dividends by us, which dividend is attributable to gain from sales or exchanges of U.S. real property interests.

Employee Benefit Plan and IRA Risks

We, and our stockholders that are employee benefit plans or individual retirement accounts, or IRAs, will be subject to risks relating specifically to our having employee benefit plans and IRAs as stockholders, which risks are discussed below. The “Employee Benefit Plan and IRA Considerations” section of this prospectus provides a more detailed discussion of these employee benefit plan and IRA investor risks.

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our common stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to pension, profit-sharing trusts or IRAs investing in our common stock. If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan or IRA; and

•	your need to value the assets of the plan annually in accordance with ERISA and the Internal Revenue Code.

In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, trustees or others purchasing shares should consider the effect of the plan asset regulations of the U.S. Department of Labor. To avoid our assets from being considered plan assets under those regulations, our charter prohibits “benefit plan investors” from owning 25.0% or more of our common stock prior to the time that the common stock qualifies as a class of publicly-offered securities, within the meaning of the ERISA plan asset regulations. However, we cannot assure you that those provisions in our charter will be effective in limiting benefit plan investor ownership to less than the 25.0% limit. For example, the limit could be unintentionally exceeded if a benefit plan investor misrepresents its status as a benefit plan. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan or IRA purchasing shares, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

Governmental plans, church plans, and foreign plans generally are not subject to ERISA or the prohibited transaction rules of the Internal Revenue Code, but may be subject to similar restrictions under other laws. A plan fiduciary making an investment in our shares on behalf of such a plan should consider whether the investment is in accordance with applicable law and governing plan documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	our ability to successfully transition to a self-managed company;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	changes in the credit markets and the impact of such changes on our ability to obtain debt financing;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	the effect of financial leverage, including changes in interest rates, availability of credit, loss of flexibility due to negative and affirmative covenants, refinancing risk at maturity and generally the increased risk of loss if our investments fail to perform as expected;

•	tenant and mortgage loan delinquencies, defaults and tenant bankruptcies;

•	availability and creditworthiness of prospective tenants; and

•	changes to accounting principles generally accepted in the United States of America.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

The following table sets forth our best estimates of how we intend to use the proceeds raised in this offering assuming that we sell specified numbers of shares pursuant to the primary offering. The number of shares of our common stock offered pursuant to our primary offering may vary from these assumptions since we have reserved the right to reallocate the shares offered between the primary offering and the distribution reinvestment plan. Shares of our common stock in the primary offering are being offered to the public on a “best efforts” basis at $10.00 per share. The table below assumes that we reach the maximum offering of $2,000,000,000 by selling 200,000,000 shares at $10.00 per share pursuant to our primary offering.

We have not given effect to any special sales or volume discounts that could reduce the selling commissions or dealer manager fees for sales pursuant to the primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investments. See “Plan of Distribution” for a description of the special sales and volume discounts.

The following table assumes that we do not sell any shares in the DRP. As long as our shares are not listed on a national securities exchange, it is anticipated that all or substantially all of the proceeds from the sale of shares pursuant to the DRP will be used to fund repurchases of shares under our share repurchase plan. Because we do not pay selling commissions or dealer manager fees for shares sold pursuant to the DRP, we receive greater net proceeds from the sale of shares in the DRP than in the primary offering. As a result, if we reallocate shares from the DRP to the primary offering, our net proceeds could be less.

Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 89.0% of the money you invest will be used to buy investments in real property and other real estate related assets and pay related acquisition expenses, while we expect the remaining 11.0% will be used to pay expenses and fees, including the payment of fees to the dealer manager, for this offering.

Our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. The fees set forth below may not be increased without approval of the independent directors.

	Maximum Offering
	Amount	Percent

Gross Offering Proceeds	$2,000,000,000	100%
Less Public Offering Expenses:
Selling Commissions	140,000,000	7.0
Dealer Manager Fee	60,000,000	3.0
Organizational and Offering Expenses(1)	20,000,000	1.0
Amount Available for Investment(2)	$1,780,000,000	89.0%
Less Acquisition Costs:
Acquisition Fees(3)	—	—
Acquisition Expenses(4)	16,000,000	0.8
Initial Working Capital Reserve(5)	—	—
Amount Invested in Properties	$1,764,000,000	88.2%

(1)	We will assume and pay for all of the organizational and offering expenses associated with this offering. This includes expenses incurred in connection with this offering, including legal, accounting, printing, mailing and filing fees and expenses and any amounts used to reimburse the bona fide due diligence expenses of our dealer manager, provided such expenses are supported by detailed and itemized invoices.

(2)	We have not yet identified the properties or other real estate related assets we plan to acquire with the proceeds from this offering. Until required in connection with the acquisition of real estate investments, the net proceeds of this offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(3)	We intend to use our employees for acquisition services. We estimate that if we engage third parties to provide acquisition services, the fee for such services will be approximately 1.125% of the contract purchase price for each property acquired.

(4)	Acquisition expenses include any and all expenses incurred in connection with the selection, evaluation and acquisition of, and investment in properties, whether or not acquired or made, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural, engineering and other property reports, environmental and asbestos audits, title insurance and escrow fees, loan fees or points or any fee of a similar nature paid to a third party, however designated, transfer taxes, and personnel and miscellaneous expenses related to the selection, evaluation and acquisition of properties.

(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments.

INVESTMENT OBJECTIVES, STRATEGY AND CRITERIA

Investment Objectives

Our investment objectives are:

•	to acquire quality properties that generate sustainable growth in cash flow from operations to pay regular cash distributions;

•	to preserve, protect and return your capital contributions;

•	to realize growth in the value of our investments upon our ultimate sale of such investments; and

•	to be prudent, patient and deliberate taking into account current real estate markets.

Each property we acquire is carefully and diligently reviewed and analyzed to make sure it is consistent with our short-and long-term investment objectives. Our goal is to at all times maintain a strong balance sheet and always have sufficient funds to deal with short- and long-term operating needs. Macro-economic disruptions have broadly impacted the economy and have caused an imbalance between buyers and sellers of real estate assets, including medical office buildings and other healthcare-related real estate assets. We anticipated that these tough economic conditions would create opportunities for our company to acquire such assets at higher capitalization rates, as the real estate market adjusted downward. In the fourth quarter of 2008, we opted not to proceed with certain deals which we determined merited re-pricing. We renegotiated other deals to lower pricing points. We had cash on hand of over $128,000,000 as of December 31, 2008, which we intend to use to acquire assets that are priced at levels consistent with today’s economy. We believe that during this turbulent economic cycle, our cash on hand will provide our company with opportunities to acquire medical office buildings and other healthcare related real estate assets at favorable pricing.

We cannot assure you that we will attain these objectives or that our capital will not decrease. Our board of directors may change our investment objectives if it determines it is advisable and in the best interests of our stockholders.

Decisions relating to the purchase or sale of investments will be made internally by our Chief Executive Officer and our board of directors. See “Management” for a description of the background and experience of our directors and officers.

Investment Strategy

We seek to invest in a diversified portfolio of real estate and other real estate related assets, focusing primarily on investments that produce recurring income. Our real estate investments focus on medical office buildings and healthcare-related facilities. We have also invested to a limited extent in quality commercial office buildings and other real estate related assets. However, we do not presently intend to invest more than 15.0% of our total assets in other real estate related assets. Our investments in other real estate related assets will generally focus on forms of mortgage debt, common and preferred stock of public or private real estate companies, and certain other securities. We seek to maximize long-term stockholder value by generating sustainable growth in cash flow and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate. In order to maintain our exemption from regulation as an investment company under the Investment Company Act, we may be required to limit our investments in other real estate related assets. See “— Investment Company Act Considerations” below.

In addition, when and as determined appropriate by our Chief Executive Officer, our board of directors and management, the portfolio may also include properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Our management makes this determination based upon a variety of factors, including the available risk adjusted returns for such properties when compared with other available properties, the appropriate diversification of the portfolio, and our objectives of realizing both recurring income and capital appreciation upon the ultimate sale of properties.

For each of our investments, regardless of property type, we seek to invest in properties with the following attributes:

•	Quality. We seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements.

•	Location. We seek to acquire properties that are located in established or otherwise appropriate markets for comparable properties, with access and visibility suitable to meet the needs of its occupants.

•	Market; Supply and Demand. We focus on local or regional markets that have potential for stable and growing property level cash flow over the long-term. These determinations are based in part on an evaluation of local economic, demographic and regulatory factors affecting the property. For instance, we favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land and stringent zoning restrictions. In addition, we generally seek to limit our investments in areas that have limited potential for growth, except where we believe that we have a competitive advantage.

•	Predictable Capital Needs. We seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would allow us to meet our objectives of growth in cash flow and preservation of capital and stability.

•	Cash Flow. We seek to acquire properties where the current and projected cash flow, including the potential for appreciation in value, would allow us to meet our overall investment objectives. We evaluate cash flow as well as expected growth and the potential for appreciation.

We will not invest more than 10.0% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property: (1) not acquired for the purpose of producing rental or other operating income, or (2) with no development or construction in process or planned in good faith to commence within one year will be considered unimproved or non-income producing property for purposes of this limitation.

We are not limited as to the geographic area where we may acquire properties. We are not specifically limited in the number or size of properties we may acquire or on the percentage of our assets that we may invest in a single property or investment. The number and mix of properties we acquire depends upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments and the amount of proceeds we raise in this and potential future offerings.

Real Property Investments

We invest in and intend to continue to invest in a diversified portfolio of properties, focusing primarily on properties that produce recurring income. We primarily seek investments in medical office buildings and healthcare-related facilities. We have also invested to a limited extent in quality commercial office properties.

We generally seek to acquire properties of the types described above that will best enable us to meet our investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, income-producing capacity and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. In addition, we may acquire properties that vary from the parameters described above for a particular property type.

The consideration for each real estate investment must be authorized by a majority of our directors or a duly authorized committee of our board of directors, ordinarily based on the fair market value of the investment. If the majority of our independent directors or a duly authorized committee of our board of directors so determines, or if the investment is to be acquired from an affiliate, the fair market value determination must be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

Our investments in real estate generally include our holding fee simple title or long-term leasehold interests. Our investments may be made either directly through our operating partnership or indirectly through investments in joint ventures, limited liability companies, general partnerships or other co-ownership arrangements with the developers of the properties or other persons. See “— Joint Venture Investments” below.

In addition, we may purchase properties and lease them back to the sellers of such properties. We will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes. However, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed or significantly reduced.

Our obligation to close a transaction involving the purchase of a real property asset is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports (generally a minimum of a Phase I investigation);

•	building condition reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to us;

•	when required to be filed with the SEC and delivered to stockholders, audited financial statements covering recent operations of real properties having operating histories;

•	title insurance policies; and

•	liability insurance policies.

In determining whether to purchase a particular property, we may, in circumstances in which our management deems it appropriate, obtain an option on such property, including land suitable for development. The amount paid for an option, if any, is normally surrendered if the property is not purchased, and is normally credited against the purchase price if the property is purchased. We may also enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay us in cash a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

We will not purchase or lease properties in which our directors or any of their affiliates have an interest without a determination by a majority of our disinterested directors and a majority of our disinterested independent directors that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount and the excess amount is reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our disinterested independent directors.

We obtain adequate insurance coverage for all properties in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not obtain insurance unless we are required to do so by mortgage lenders. See “Risk Factors — Risks Related to Investments in Real Estate — Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.”

Medical Office Buildings and Healthcare-Related Facilities

We invest and intend to continue to invest a portion of the net proceeds available for investment in medical office buildings and healthcare-related facilities. Healthcare-related facilities include facilities leased to hospitals, rehabilitation hospitals, clinics, outpatient facilities, long-term acute care centers, surgery centers, independent living facilities, assisted living facilities, skilled nursing facilities, memory care facilities, specialty medical and diagnostic service providers, laboratories, research firms, pharmaceutical and medical supply manufacturers and health insurance firms. The market for medical office buildings and healthcare-related facilities in the United States continues to expand.

According to the U.S. Department of Health and Human Services, from 1960 to 2007, health spending as a percent of the U.S. gross domestic product (GDP) has increased 11%, from 5.2% to 16.2%. Such national healthcare expenditures are projected to reach 20.3% of GDP by 2018, as set forth in the below chart. Similarly, overall healthcare expenditures have risen sharply since 2003. In 2008, healthcare expenditures are projected to total $2.4 trillion and are expected to grow at a relatively stable rate of approximately 6.2% per year to reach $4.4 trillion by 2018, as shown below.

National Healthcare Expenditures
(2003-2018)

We believe that demand for medical office buildings and healthcare-related facilities will increase due to a number of factors, including:

•	Advances in medical technology will continue to enable healthcare providers to identify and treat once fatal ailments and will improve the survival rate of critically ill and injured patients who will require continuing medical care. Along with these technical innovations, the U.S. population is growing older and living longer. In addition, according to the Centers for Disease Control and Prevention, from 1950 to 2005, the average life expectancy at birth increased from 68.2 years to 77.8 years. By 2050, the average life expectancy at birth is projected to increase to 83.1 years, according to the U.S. Census Bureau.

•	Between 2010 and 2050, the U.S. population over 65 years of age is projected to more than double from 40 million to nearly 88.5 million people, as reflected in the below chart. Similarly, the 85 and older population is expected to more than triple, from 5.4 million in 2008 to 19.0 million between 2008 and 2050. The number of older Americans is also growing as a percentage of the total U.S. population as the “baby boomers” enter their 60s. In 2010, the number of persons older than 65 will comprise 13.0% of the total U.S. population and is projected to grow to 20.2% by 2050, as reflected in the below chart.

Projected U.S. Population Aged 65+
(2010-2050)

Based on the information above, we believe that healthcare expenditures for the population over 65 years of age will continue to rise as a disproportionate share of healthcare dollars is spent on older Americans. This older population group will increasingly require treatment and management of chronic and acute health ailments. This increased demand for healthcare services will create a substantial need for the development of additional medical office buildings and healthcare-related facilities in many regions of the U.S. We believe this will result in a substantial increase in suitable, quality properties meeting our acquisition criteria.

•	According to the U.S. Department of Labor’s Bureau of Labor Statistics, the healthcare industry was the largest industry in the U.S. in 2006, providing 14 million jobs. Healthcare-related jobs are among the fastest growing occupations, accounting for 7 of the 20 fastest growing occupations. The Bureau of Labor and Statistics estimates that healthcare will generate 3 million new wage and salary jobs between 2006 and 2016, more than any other industry. Wage and salary employment in the healthcare industry is projected to increase 22% through 2016, compared with 11% for all industries combined. Despite the downturn in the economy and widespread job losses in most industries, the healthcare industry has not been impacted. In February 2009, there were 27,000 new healthcare-related jobs according to the

Bureau of Labor and Statistics. We expect the increased growth in the healthcare industry will correspond with a growth in demand for healthcare-related facilities.

•	Complex state and federal regulations govern physician hospital referrals. Patients typically are referred to particular hospitals by their physicians. To restrict hospitals from inappropriately influencing physicians to refer patients to them, federal and state governments adopted Medicare and Medicaid anti-fraud laws and regulations. One aspect of these complex laws and regulations addresses the leasing of medical office space by hospitals to physicians. One intent of the regulations is to restrict medical institutions from providing facilities to physicians at below market rates or on other terms that may present an opportunity for undue influence on physician referrals. The regulations are complex, and adherence to the regulations is time consuming and requires significant documentation and extensive reporting to regulators. The costs associated with regulatory compliance have encouraged many hospital and physician groups to seek third-party ownership and/or management of their healthcare-related facilities.

•	Physicians are increasingly forming practice groups. To increase the numbers of patients they can see and thereby increase market share, physicians have formed and are forming group practices. By doing so, physicians can gain greater influence in negotiating rates with managed care companies and hospitals in which they perform services. Also, the creation of these groups allows for the dispersion of overhead costs over a larger revenue base and gives physicians the financial ability to acquire new and expensive diagnostic equipment. Moreover, certain group practices may benefit from certain exceptions to federal and state self-referral laws, permitting them to offer a broader range of medical services within their practices and to participate in the facility fee related to medical procedures. This increase in the number of group practices has led to the construction of new medical facilities in which the groups are housed and provide medical services.

We believe that healthcare-related real estate rents and valuations are less susceptible to changes in the general economy than general commercial real estate due to demographic trends and the resistance of rising healthcare expenditures to economic downturns. For this reason, healthcare-related real estate investments could potentially offer a more stable return to investors compared to other types of real estate investments.

We believe the confluence of these factors over the last several years has led to the following trends, which encourage third-party ownership of existing and newly developed medical properties:

•	De-Centralization and Specialization. There is a continuing evolution toward delivery of medical services through smaller facilities located near patients and designed to treat specific diseases and conditions. In order to operate profitably within a managed care environment, physician practice groups and other medical services providers are aggressively trying to increase patient populations, while maintaining lower overhead costs by building new healthcare facilities in areas of population or patient growth. Continuing population shifts and ongoing demographic changes create a demand for additional properties, including an aging population requiring and demanding more medical services.

•	Increasing Regulation. Evolving regulatory factors affecting healthcare delivery create an incentive for providers of medical services to focus on patient care, leaving real estate ownership and operation to third-party real estate professionals. Third-party ownership and management of hospital-affiliated medical office buildings substantially reduces the risk that hospitals will violate complex Medicare and Medicaid fraud and abuse statutes.

•	Modernization. Hospitals are modernizing by renovating existing properties and building new properties and becoming more efficient in the face of declining reimbursement and changing patient demographics. This trend has led to the development of new, smaller, specialty healthcare-related facilities as well as improvements to existing general acute care facilities.

•	Redeployment of Capital. Medical providers are increasingly focused on wisely investing their capital in their medical business. A growing number of medical providers have determined that third-party development and ownership of real estate with long term leases is an attractive alternative to investing their capital in bricks-and-mortar. Increasing use of expensive medical technology has placed additional demands on the capital requirements of medical services providers and physician practice groups. By selling their real estate assets and relying on third-party ownership of new healthcare properties, medical services providers and physician practice groups can generate the capital necessary to acquire the medical technology needed to provide more comprehensive services to patients and improve overall patient care.

•	Physician Practice Ownership. Many physician groups have reacquired their practice assets and real estate from national physician management companies or otherwise formed group practices to expand their market share. Other physicians have left hospital-based or HMO-based practices to form independent group practices. These physician groups are interested in new healthcare properties that will house medical businesses that regulations permit them to own. In addition to existing group practices, there is a growing trend for physicians in specialties, including cardiology, oncology, women’s health, orthopedics and urology, to enter into joint ventures and partnerships with hospitals, operators and financial sponsors to form specialty hospitals for the treatment of specific diseases. We believe a significant number of these types of organizations have no interest in owning real estate and are aggressively looking for third-parties to develop and own their healthcare properties.

The current regulatory environment remains an ongoing challenge for healthcare providers, who are under pressure to comply with complex healthcare laws and regulations designed to prevent fraud and abuse. These regulations, for example, prohibit physicians from referring patients to entities in which they have investment interests and prohibit hospitals from leasing space to physicians at below market rates. As a result, healthcare providers seek reduced liability costs and have an incentive to dispose of real estate to third parties, thus reducing the risk of violating fraud and abuse regulations. This environment creates investment opportunities for owners, acquirers and joint venture partners of healthcare real estate who understand the needs of healthcare professionals and can help keep tenant costs low. While the current regulatory environment is positive for healthcare operators, there is uncertainty as to the future of government policies and its potential impact on healthcare provider profitability.

Demographic Investing

We incorporate a demographic-based investment approach to our overall investment strategy. This approach allows us to consider demographic analysis when acquiring our properties. This analysis takes into account fundamental long-term economic and societal trends, including population shifts, generational differences, and domestic migration patterns. Demographic-based investing will assist us in investing in the properties utilized by the industries that serve the country’s largest population groups, and in the regions experiencing the greatest growth. When incorporating this strategy, we consider three factors: (1) the age ranges of the dominant population groups; (2) the essential needs of each dominant population group; and (3) the geographic regions that appeal to each dominant population group.

Age.  Our demographic-based investment strategy focuses on the following three population groups:

•	Seniors — The 65+ age group who are the elders of the baby boomers.

•	Boomers — Born between 1946 and 1964, the American Hospital Association and First Consulting Group states that this group controls 75% of the United States’ assets.

•	Echo boomers — Born between 1982 and 1994, represent the children of the boomers.

Essential Needs.  We believe that each of these population groups shares a need for greater healthcare services:

•	Seniors — Americans over 65 are living longer, healthier, and more active lives than previous generations. This group is responsible for much of the nation’s healthcare spending. According to the U.S. Census Bureau, the majority of this group has at least one chronic medical condition, and more than half of those has two chronic conditions. Further, according to the Department of Health and Human Services, per person personal healthcare spending for the 65 and older population in the

U.S. was $14,797 in 2004, 5.6 times higher than healthcare spending per child and 3.3 times higher than healthcare spending per working-age person.

•	Boomers — This aging population, currently the largest, is expected to live longer than prior generations and manage more chronic and complex medical conditions, according to the U.S. Census Bureau and the American Hospital Association and First Consulting Group. According to the American Hospital Association and First Consulting Group, boomers are spending more money on healthcare, such as elective and preventative procedures due to new technology and medical advances.

•	Echo Boomers — This group is on a path towards chronic health conditions according to a University of New Hampshire study. Additionally, they represent a large part of the overall U.S. population. Like their parents generation (boomers), this group may be more likely to live longer and more active lives than earlier generations of Americans.

Geographic Regions.  The concentrations and migrations of population groups may lay the groundwork for current and future consumption patterns. In recent years, the largest proportionate increases in the senior population were in the Southern and Western states. This trend should continue as boomers begin to retire. According to the U.S. Census Bureau, most of the population increase between 1995 and 2025 is expected to continue in the South and West, as reflected in the below chart. Between 1995 and 2025, the two regions are each expected to increase by more than 29 million persons; combined, the regions are projected to account for 82% of the 72 million persons added to the U.S. population over the next 30 years. As populations in these states grow, the need for more healthcare facilities and properties will likely increase.

States with the Largest Projected Population Increase
(1995-2025)

Joint Venture Investments

We have entered and may continue to enter into joint ventures, general partnerships and other arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, for the purpose of acquiring real estate. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us. In determining whether to invest in a particular joint venture, our management will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other properties. However, we will not participate in tenant-in-common syndications or transactions.

Joint ventures with unaffiliated third parties may be structured such that the investment made by us and the co-venturer are on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flow up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flow than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flow, including appreciation, of an investment than we would receive. See “Risk Factors — Risks Related to Joint Ventures — We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flow or appreciation of an investment.”

Investments in Other Real Estate Related Assets

We may invest in the following types of other real estate related assets: (1) debt securities such as commercial mortgages, mortgage loan participations and debt securities issued by other real estate companies; (2) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private real estate companies (including other REITs, real estate operating companies and other real estate companies); and (3) certain other types of securities that may help us reach our diversification and other investment objectives. These other securities may include, but are not limited to, mezzanine loans, bridge loans, and certain non-U.S. dollar denominated securities.

Our management will have substantial discretion with respect to the selection of specific investments in other real estate related assets. Our charter provides that we may not invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of investments in other real estate related assets to make, our management will adhere to a board-approved asset allocation framework consisting primarily of components such as (1) target mix of assets across a range of risk/reward characteristics, (2) exposure limits to individual assets and (3) exposure limits to asset subclasses (such as common equities and mortgage debt). Within this framework, our management will evaluate specific criteria for each prospective investment in other real estate related assets including:

•	the position of the overall portfolio to achieve an optimal mix of investments in real property and other real estate related assets;

•	diversification benefits relative to the rest of the assets within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macro economic data and regional property level supply and demand dynamics;

•	potential for delivering high recurring income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

We are not specifically limited in the number or size of our investments in other real estate related assets, or on the percentage of the net proceeds from this offering that we may invest in a single real estate related asset or pool of other real estate related assets. However, we do not presently intend to invest more than 15.0% of our total assets in other real estate related assets. The specific number and mix of other real estate related assets in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing in our other real estate related assets and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured.

Borrowing Policies

We use and intend to continue to use secured and unsecured debt as a means of providing additional funds for the acquisition of properties and other real estate related assets. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

We anticipate that aggregate borrowings, both secured and unsecured, will not exceed 60.0% of all of our properties’ combined fair market values, as determined at the end of each calendar year beginning with our first full year of operation. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment.

Our aggregate secured and unsecured borrowings will be reviewed by our board of directors at least quarterly. Our charter precludes us from borrowing in excess of 300.0% of the value of our net assets. Net assets for purposes of this calculation are defined as our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75.0% of the sum of (1) the aggregate cost of our properties before non-cash reserves and depreciation and (2) the aggregate cost of our securities assets. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

By operating on a leveraged basis, we will have more funds available for our investments. This generally allows us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure of a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

Our management will use its best efforts to obtain financing on the most favorable terms available to us and will refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

Our charter restricts us from borrowing money from any of our directors or from our affiliates unless such loan is approved by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Operating Strategies

Our primary operating strategy is to acquire suitable properties that meet our acquisition standards and to enhance the performance and value of those properties through management strategies designed to address the needs of current and prospective tenants. Our management strategies include:

•	aggressively leasing available space through targeted marketing augmented by third party property management companies;

•	controlling operating expenses through the centralization of asset and property management, leasing, marketing, financing, accounting, renovation and data processing activities;

•	emphasizing regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns; and

•	financing acquisitions and refinancing properties when favorable terms are available to increase cash flow.

Disposition Policies

We intend to hold each investment in property or other real estate related assets we acquire for an extended period. However, circumstances might arise which could result in a shortened holding period for certain investments. In general, the holding period for securities assets is expected to be shorter than the holding period for real property assets. An investment in a property or security may be sold before the end of the expected holding period if:

•	diversification benefits exist associated with disposing of the investment and rebalancing our investment portfolio;

•	an opportunity arises to pursue a more attractive investment;

•	in the judgment of our management, the value of the investment might decline;

•	with respect to properties, a major tenant involuntarily liquidates or is in default under its lease;

•	the investment was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	an opportunity exists to enhance overall investment returns by raising capital through sale of the investment; or

•	in the judgment of our management, the sale of the investment is in our best interests.

The determination of whether a particular investment in property or other real estate related assets should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward maximizing our investment objectives. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See “Federal Income Tax Considerations — Failure to Maintain Qualification as a REIT.” The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.

Liquidity Events

On a limited basis, you may be able to sell shares through our share repurchase plan, which is at our sole discretion. However, in the future, our board of directors will also consider various forms of liquidity events, including but not limited to (1) a listing of shares of our common stock on a national securities exchange, (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company, and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event by September 20, 2013. However, there can be no assurance that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation or dissolution would require the affirmative vote of holders of a majority of our outstanding shares of common stock.

Construction and Development Activities

From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See “Risk Factors — Risks Related to Investments in Real Estate” for additional discussion of these risks. We will retain independent contractors to perform the actual construction and development work on these properties. Tenant Improvements

We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space. We will retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.

Terms of Leases

The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will require the tenant to pay or reimburse us for some or all of the operating expenses of the building based on the tenant’s proportionate share of rentable space within the building. Operating expenses typically include, but are not limited to, real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs. We will probably be responsible for the replacement of specific structural components of a property, such as the roof of the building or the parking lot. We expect that many of our leases will generally have terms of five or more years, some of which may have renewal options.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. Until our common stock is listed, we will not:

•	make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10.0% of our total assets;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real properties;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or any of their respective affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including our loans, would exceed an amount equal to 85.0% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors or any of their respective affiliates;

•	issue securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase plan);

•	issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue options or warrants to purchase shares to any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public; options or warrants may be issued to persons other than our directors or any of their respective affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such options or warrants on the date of grant;

•	engage in investment activities that would cause us to be classified as an investment company under the Investment Company Act;

•	make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interest; or

•	engage in the business of underwriting or the agency distribution of securities issued by other persons.

In addition, we do not intend to invest in junior debt secured by a mortgage on real estate which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90.0% of the appraised value of such property and, if after giving effect thereto, the value of all such junior debt in which we have invested would not then exceed 25.0% of our net assets.

Change in Investment Objectives and Policies

Our charter requires that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the minutes of the applicable meetings of our directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. Our investment objectives and policies may be altered by our board of directors without the approval of the stockholders.

Issuing Securities for Property

Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in our operating partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Existing stockholders have no preemptive rights to purchase such shares or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.

In order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of our shares. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. In order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Such transactions are subject to the risks described in “Risk Factors — Risks Related to Our Business — We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.”

Real Estate Acquisitions

Our management team will continually evaluate various potential investments on our behalf and engage in discussions and negotiations with real property sellers, developers, brokers, lenders, investment managers and others regarding such potential investments. During the term of this offering, if we believe that a reasonable probability exists that we will acquire a specific material property or make a material investment in other real estate related assets, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property or securities investment. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific investment in property or other real estate related assets, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending investment is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed material investment cannot be relied upon as an assurance that we will ultimately consummate such investment or that the information provided concerning the proposed investment will not change between the date of the supplement and any actual purchase.

Investment Company Act Considerations

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. In order to maintain our exemption from regulations under the Investment Company Act, we must comply with technical and complex rules and regulations.

In order to maintain our exemption from regulation as an investment company, we intend to engage primarily in the business of investing in interests in real estate and make these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company under the Investment Company Act by temporarily investing any unused proceeds in government securities with low returns. Investments in government securities likely would reduce the cash available for distribution to investors and possibly lower your returns.

Our management continually reviews our investment activity and takes appropriate actions to attempt to ensure that we do not come within the application of the Investment Company Act. These actions may include limiting the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets we otherwise might desire to sell and selling assets we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or be forced to forgo investment opportunities that we would otherwise want to acquire and that could be important to our investment strategy. In particular, we will monitor our investments in other real estate related assets to ensure continued compliance with one or more exemptions from “investment company”

status under the Investment Company Act and, depending on the particular characteristics of those investments and our overall portfolio, we may be required to limit the percentage of our assets represented by other real estate related assets. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act, we will take the necessary action to attempt to ensure that we are not deemed to be an investment company. If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. See “Risk Factors — Risks Related to Our Organizational Structure — Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

INVESTMENTS

We provide stockholders the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings and healthcare-related facilities. During our initial offering, we also invested to a limited extent in quality commercial office properties. We focus primarily on income producing investments which may be located in multiple states. As of December 31, 2008, we owned 41 geographically diverse properties, all of which comprise 5,156,000 square feet of gross leasable area, and one real estate related asset for an aggregate purchase price $966,416,000. Each of our properties is 100% owned by our operating partnership except one, which is 80.0% owned by our operating partnership through a joint venture. The tables below provide summary information regarding our properties as of December 31, 2008:

		Properties Owned
		As a Percentage of
State	Number(1)	Aggregate Purchase Price

Arizona	4	8.6%
California	3	6.6
Colorado	1	1.2
Florida	4	9.1
Georgia	6	7.6
Indiana	5	11.0
Kansas	1	3.1
Minnesota	2	1.5
Missouri	2	6.8
New Hampshire	1	1.2
Ohio	5	10.0
Oklahoma	1	2.4
Pennsylvania	1	2.2
Tennessee	2	3.7
Texas	7	20.4
Utah	1	2.5
Virginia	1	2.1

Total		100.0%

(1)	Medical Portfolio 1 includes properties located in Florida and Kansas, Medical Portfolio 2 includes properties located in Missouri and Texas, Medical Portfolio 4 includes properties located in Arizona, Ohio and Texas, Mountain Empire includes properties located in Tennessee and Virginia and Senior Care Portfolio 1 includes properties located in Texas and California. As a result, each portfolio is included in the property totals for each of the states in which the properties are located.

The table below describes the type of real estate operating properties we owned as of December 31, 2008:

	Number of	Gross Leasable
Type of Property	Properties	Area

Medical Office	33	3,936,000
Healthcare-Related Facility	5	909,000
Office	3	311,000

Other Real Estate Related Assets	1	0

Total	42	5,156,000

The table below describes the average effective annual rent per square foot and the occupancy rate for each of the last four years ended December 31, 2007 and through December 31, 2008, for which we owned properties:

	2004(1)	2005(1)	2006(1)	2007(2)	2008(2)

Average Effective Annual Rent per Square Foot	N/A	N/A	N/A	$18.41	$16.87
Occupancy Rate	N/A	N/A	N/A	88.6%	91.3%

(1)	We were initially capitalized on April 28, 2006 and therefore we consider that our date of inception. We purchased our first property on January 22, 2007.

(2)	Based on leases in effect as of December 31, 2007 and December 31, 2008.

The following table presents the sensitivity of our annual base rent due to lease expirations for the year next 10 years at our properties, by number, square feet, percentage of leased area, annual base rent and percentage of annual rent as of December 31, 2008:

			% of Leased		% of Total
			Area	Annual	Annual Rent
	Number of	Total Sq. Ft.	Represented	Rent Under	Represented by
	Leases	of Expiring	by Expiring	Expiring	Expiring Leases
Year Ending December 31,	Expiring	Leases	Leases	Leases	(1)

2009	127	285,000	6.3%	$5,724,000	6.1%
2010	115	468,000	10.4	9,204,000	9.8
2011	114	498,000	11.1	9,835,000	10.4
2012	117	426,000	9.5	8,380,000	8.9
2013	103	612,000	13.6	12,928,000	13.7
2014	40	516,000	11.5	7,976,000	8.4
2015	31	188,000	4.2	4,630,000	4.9
2016	38	347,000	7.7	7,531,000	8.0
2017	40	323,000	7.2	6,829,000	7.2
2018	46	364,000	8.1	7,384,000	7.8
2019	16	97,000	2.1	2,920,000	3.1
Thereafter	35	375,000	8.3	11,094,000	11.7

Total	822	4,499,000	100%	$94,435,000	100%

(1)	The annual rent percentage is based on the total annual contractual base rent as of December 31, 2008.

As of December 31, 2008, no single tenant accounted for 10.0% or more of the gross leasable area of our real estate properties.

For the year ended December 31, 2008, we had interests in seven consolidated properties located in Texas, which accounted for 17.1% of our total rental income and interests in five consolidated properties located in Indiana, which accounted for 15.5% of our total rental income. As of December 31, 2008, Medical Portfolio 3, located in Indiana, accounted for 11.3% of our aggregate total rental income. This rental income is based on contractual base rent from leases in effect as of December 31, 2008. Accordingly, there is a geographic concentration of risk subject to fluctuations in each state’s economy.

The following table presents certain additional information about our properties as of December 31, 2008:

						Average
						Annual
	Property		GLA	Purchase	Physical	Rent
Property	Location	Date Acquired	(Sq. Ft.)	Price	Occupancy	per Sq. Ft.

Southpointe Office Parke and Epler I	Indianapolis, IN	01/22/07	97,000	14,800,000	90.4%	$12.12
Crawfordsville Medical Office Park and Athens Surgery Center	Crawfordsville, IN	01/22/07	29,000	$6,900,000	100%	20.12
The Gallery Professional Building	St. Paul, MN	03/09/07	106,000	8,800,000	67.8	11.00
Lenox Office Park, Building G	Memphis, TN	03/23/07	98,000	18,500,000	100	22.24
Commons V Medical Office Building	Naples, FL	04/24/07	55,000	14,100,000	100	20.73
Yorktown Medical Center and Shakerag Medical Center	Peachtree City/Fayetteville, GA	05/02/07	115,000	21,500,000	83.8	20.74
Thunderbird Medical Plaza	Glendale, AZ	05/15/07	110,000	25,000,000	69.1	16.17
Triumph Hospital Northwest and Triumph Hospital Southwest	Sugarland/Houston, TX	06/08/07	151,000	36,500,000	100	19.84
Gwinnett Professional Center	Lawrenceville, GA	07/27/07	60,000	9,300,000	67.5	15.46
1 and 4 Market Exchange	Columbus, OH	08/15/07	116,000	21,900,000	92.6	12.95
Kokomo Medical Office Park	Kokomo, IN	08/30/07	87,000	13,350,000	98.2	15.48
St. Mary Physicians Center	Long Beach, CA	09/05/07	67,000	13,800,000	78.6	20.37
2750 Monroe Boulevard	Valley Forge, PA	09/10/07	109,000	26,700,000	100	24.70
East Florida Senior Care Portfolio	Jacksonville, Sunrise, Winter, FL	09/28/07	355,000	52,000,000	100	11.84
Northmeadow Medical Center	Roswell, GA	11/15/07	51,000	11,850,000	98.6	24.30
Tucson Medical Office Portfolio	Tucson, AZ	11/20/07	111,000	21,050,000	67.0	14.75
Lima Medical Office Portfolio	Lima, OH	12/07/07	195,000	25,250,000	79.7	10.48
Highlands Ranch Medical Plaza	Highland Ranch, CO	12/19/07	79,000	14,500,000	85.8	20.41
Chesterfield Rehabilitation Center	Chesterfield, MO	12/19/07	112,000	36,440,000	100	26.98
Park Place Office Park	Dayton, OH	12/20/07	133,000	16,200,000	93.0	15.71
Medical Portfolio 1	Overland, KS and Largo, Brandon and Lakeland, FL	02/01/08	163,000	36,950,000	96.6	20.47
Fort Road Medical Building	St. Paul, MN	03/06/08	50,000	8,650,000	92.2	12.89
Liberty Falls Medical Plaza	Liberty Township, OH	03/19/08	44,000	8,150,000	91.5	13.60
Epler Parke Building B	Indianapolis, IN	03/24/08	34,000	5,850,000	95.2	15.09
Cypress Station Medical Office Building	Houston, TX	03/25/08	52,000	11,200,000	100	17.99
Vista Professional Center	Lakeland, FL	03/27/08	32,000	5,250,000	89.3	11.30
Senior Care Portfolio 1	Arlington, Galveston, Port Arthur and Texas City, TX and Lomita and El Monte, CA	Various	226,000	39,600,000	100	14.99
Amarillo Hospital	Amarillo, TX	05/15/08	65,000	20,000,000	100	25.73
5995 Plaza Drive	Cypress, CA	05/29/08	104,000	25,700,000	100	18.60
Nutfield Professional Center	Derry, NH	06/03/08	70,000	14,200,000	100	16.29
SouthCrest Medical Plaza	Stockbridge, GA	06/24/08	81,000	21,176,000	79.1	17.94
Medical Portfolio 3	Indianapolis, IN	06/26/08	689,000	90,100,000	87.6	14.23
Academy Medical Center	Tucson, AZ	06/26/08	41,000	8,100,000	94.3	19.71
Decatur Medical Plaza	Decatur, GA	06/27/08	43,000	12,000,000	99.5	24.36

						Average
						Annual
	Property		GLA	Purchase	Physical	Rent
Property	Location	Date Acquired	(Sq. Ft.)	Price	Occupancy	per Sq. Ft.

Medical Portfolio 2	O’Fallon and St. Louis, MO and Keller and Wichita Falls, TX	Various	173,000	44,800,000	97.7	21.64
Renaissance Medical Centre	Bountiful, UT	06/30/08	112,000	30,200,000	88.5	19.51
Oklahoma City Medical Portfolio	Oklahoma City, OK	09/16/08	186,000	29,250,000	92.8	18.11
Medical Portfolio 4	Phoenix, AZ, Parma and Jefferson West, OH, and Waxahachie, Greenville, and Cedar Hill, TX	Various	227,000	48,000,000	84.4	18.73
Mountain Empire Portfolio	Kingsport and Bristol, TN and Pennington Gap and Norton, VA	09/12/08	277,000	25,500,000	95.5	13.94
Mountain Plains — TX	San Antonio and Webster, TX	12/18/08	170,000	43,000,000	99.5	22.28
Marietta Health Park	Marietta, GA	12/22/08	81,000	15,300,000	88.4	13.21
Total/Weighted Average			5,156,000	$951,416,000	91.3%	$16.87

Each of the above properties is a hospital, skilled nursing and assisted living facility or medical office building, the principal tenants of which are healthcare providers or healthcare-related service providers. Each of the properties listed above is 100% owned by our operating partnership, except for Chesterfield Rehabilitation Center, which is 80.0% owned by our operating partnership through a joint venture.

We own fee simple interests in all of our properties except: (1) Lenox Office Park, Building G, (2) Lima Medical Office Portfolio, (3) Medical Portfolio 1, (4) Medical Portfolio 4, (5) Mountain Empire Portfolio, (6) Oklahoma City Medical Portfolio, (7) Senior Care Portfolio 1 and (8) Tucson Medical Office Portfolio. Lenox Office Park, Building G is comprised of both Lenox Office Park, Building G, in which we hold a leasehold interest, and two vacant parcels of land, in which we own a fee simple interest. Lima Medical Office Portfolio consists of six medical office buildings, four of which we hold ground lease interests in certain condominiums within each building, and two of which we own a fee simple interest. Medical Portfolio 1 is comprised of five properties, one in which we hold a ground lease interest, and the other four in which we own fee simple interests. Medical Portfolio 4 is comprised of five properties, one in which we hold a ground lease interest, and the other four in which we own fee simple interests. Mountain Empire Portfolio is comprised of 10 properties, seven in which we hold a ground lease interest, and the other three in which we own fee simple interests. Oklahoma City Medical Portfolio is comprised of two properties, both in which we hold ground lease interests. Senior Care Portfolio 1 consists of six properties, one of which we hold a partial ground lease interest and a partial fee simple interest, and five of which we own a fee simple interest. Tucson Medical Office Portfolio is comprised of two properties, one in which we hold a leasehold interest, and the other in which we own a fee simple interest.

When we acquire a property, we prepare a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment, tenant improvements or other major capital expenditures. Management currently believes that each property is suitable for its intended purpose and adequately covered by insurance.

Most of our properties face competition from other healthcare-related facilities or medical office buildings that provide comparable services in such properties’ market area.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors. Our board of directors is accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained Scott D. Peters, our Chairman of the Board, Chief Executive Officer and President, to manage our day-to-day operations and to implement our investment strategy, subject to the board’s direction, oversight and approval.

We currently have six members on our board of directors. Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, but that number may not be fewer than three nor more than 15. Our charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors must have at least three years of relevant real estate experience. An “independent director” is a person who is not an officer or employee of us or our affiliates and has not otherwise been affiliated with such entities for the previous two years. We currently have five “independent directors,” as defined by our charter.

Directors are elected annually and serve until the next annual meeting of stockholders or until their successors have been duly elected and qualify. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time. Any director may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred. The independent directors will nominate replacements for vacancies in the independent director positions.

Duties of Directors

Our charter was reviewed and ratified by a unanimous vote of our directors, including our independent directors, prior to the commencement of our initial offering. The responsibilities of our board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as: (1) allocation of percentages of capital to be invested in real estate properties and other real estate related assets, (2) allocation of percentages of capital to be invested in medical office properties and healthcare-related facilities, (3) diversification strategies, (4) investment selection criteria and (5) investment disposition strategies;

•	approving all real property acquisitions, developments and dispositions, including the financing of such acquisitions and developments;

•	approving and overseeing our debt financing strategy;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	determining our distribution policy and authorizing distributions from time to time;

•	approving amounts available for repurchases of shares of our common stock; and

•	approving a liquidity event, such as the listing of our shares on a national securities exchange, the liquidation of our portfolio, our merger with another company or similar transaction providing liquidity to our stockholders.

Our directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our directors meet quarterly or more frequently if necessary in order to discharge their duties.

The directors have established and periodically review written policies on investments and borrowings consistent with our investment objectives and monitor our administrative procedures, investment operations to assure that such policies are carried out.

Our independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction must approve all transactions with any of our directors or any of their affiliates.

Committees of the Board of Directors

Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee and an investment committee.

Audit Committee.  Our audit committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee is responsible for the selection, evaluation and, when necessary, replacement of our independent registered public accounting firm. Under our audit committee charter, the audit committee will always be comprised solely of independent directors. The audit committee is currently comprised of W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Larry L. Mathis and Gary T. Wescombe, all of whom are independent directors. Mr. DeWald currently serves as the chairman and has been designated as the audit committee financial expert.

Compensation Committee.  The primary responsibilities of our compensation committee are to advise the board on compensation policies, establish performance objectives for our executive officers, review and recommend to our board of directors the appropriate level of director compensation and annually review our compensation strategy and assess its effectiveness. Under our compensation committee charter, the compensation committee will always be comprised solely of independent directors. The compensation committee is currently comprised of W. Bradley Blair, II, Warren D. Fix and Gary T. Wescombe, all of whom are independent directors. Mr. Wescombe currently serves as the chairman.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee’s primary purposes are to identify qualified individuals to become board members, to recommend to the board the selection of director nominees for election at the annual meeting of stockholders, to make recommendations regarding the composition of the board of directors and its committees, to assess director independence and board effectiveness, to develop and implement corporate governance guidelines and to oversee our compliance and ethics program. The nominating and corporate governance committee is currently comprised of W. Bradley Blair, II, Warren D. Fix and Larry L. Mathis, all of whom are independent directors. Mr. Fix currently serves as the chairman.

Investment Committee.  Our investment committee’s primary function is to assist the board of directors in reviewing proposed acquisitions presented by our management. The investment committee has the authority to reject but not to approve proposed acquisitions, which must receive the approval of the board of directors.

The investment committee does not have a charter. The investment committee is currently comprised of W. Bradley Blair, II, Warren D. Fix, Scott D. Peters and Gary T. Wescombe. Messrs. Blair, Fix and Wescombe are independent directors. Mr. Blair currently serves as the chairman.

Directors and Executive Officers

As of the date of this prospectus, our directors and our executive officers, their ages and their positions and offices are as follows:

Name	Age*	Position

Scott D. Peters	51	Chairman of the Board, Chief Executive Officer and President
W. Bradley Blair, II	65	Independent Director
Maurice J. DeWald	69	Independent Director
Warren D. Fix	70	Independent Director
Larry L. Mathis	65	Independent Director
Gary T. Wescombe	66	Independent Director
Kellie S. Pruitt	43	Chief Accounting Officer
Andrea R. Biller	59	Executive Vice President and Secretary
Danny Prosky	44	Executive Vice President — Acquisitions

*	As of April 3, 2009

Scott D. Peters has served as our Chairman of the Board since July 2006, Chief Executive Officer since April 2006 and President since June 2007. He served as the Chief Executive Officer of REIT Advisor from July 2006 until July 2008. He served as the Executive Vice President of Grubb & Ellis Apartment REIT, Inc. from January 2006 to November 2008 and served as one of its directors from April 2007 to June 2008.

He also served as the Chief Executive Officer, President and a director of Grubb & Ellis from December 2007 to July 2008, and as the Chief Executive Officer, President and director of NNN Realty Advisors, a wholly owned subsidiary of Grubb & Ellis, from its formation in September 2006.

Mr. Peters also served as the Chief Executive Officer of Grubb & Ellis Realty Investors from November 2006 to July 2008, having served from September 2004 to October 2006, as its the Executive Vice President and Chief Financial Officer. From December 2005 to January 2008, Mr. Peters also served as the Chief Executive Officer and President of G REIT, Inc., having previously served as its Executive Vice President and Chief Financial Officer since September 2004. Mr. Peters also served as the Executive Vice President and Chief Financial Officer of T REIT, Inc. from September 2004 to December 2006.

From February 1997 to February 2007, Mr. Peters served as Senior Vice President, Chief Financial Officer and a director of Golf Trust of America, Inc., a publicly traded REIT. Mr. Peters received his B.B.A. degree in accounting and finance from Kent State University.

W. Bradley Blair, II has served as an independent director of our company since September 2006. Mr. Blair served as the Chief Executive Officer, President and Chairman of the board of directors of Golf Trust of America, Inc. from the time of its formation and initial public offering in 1997 as a REIT until his resignation and retirement in November 2007. During such term, Mr. Blair managed the acquisition, operation, leasing and disposition of the assets of the portfolio.

From 1993 until February 1997, Mr. Blair served as Executive Vice President, Chief Operating Officer and General Counsel for The Legends Group. As an officer of The Legends Group, Mr. Blair was responsible for all aspects of operations, including acquisitions, development and marketing. From 1978 to 1993, Mr. Blair was the managing partner at Blair Conaway Bograd & Martin, P.A., a law firm specializing in real estate, finance, taxation and acquisitions.

Currently, Mr. Blair operates the Blair Group consulting practice, which focuses on real estate acquisitions and finance. Mr. Blair earned a B.S. degree in Business from Indiana University and his Juris Doctorate degree from the University of North Carolina School of Law.

Maurice J. DeWald has served as an independent director of our company since September 2006. He has served as the Chairman and Chief Executive Officer of Verity Financial Group, Inc., a financial advisory firm, since 1992, where the primary focus has been in both the healthcare and technology sectors.

Mr. DeWald also serves as a director of Mizuho Corporate Bank of California, Advanced Materials Group, Inc., Aperture Health, Inc. and as Chairman of Integrated Healthcare Holdings, Inc. Mr. DeWald also previously served as a director of Tenet Healthcare Corporation as well as ARV Assisted Living, Inc.

From 1962 to 1991, Mr. DeWald was with the international accounting and auditing firm of KPMG, LLP, where he served at various times as an audit partner, a member of their board of directors as well as the managing partner of Orange County and Los Angeles California offices as well as its Chicago office.

Mr. DeWald has served as Chairman and Director of both the United Way of Greater Los Angeles and the United Way of Orange County California.

Mr. DeWald holds a B.B.A. degree in Accounting and Finance from the University of Notre Dame in Indiana and is a member of its Mendoza School of Business Advisory Council. Mr. DeWald is a Certified Public Accountant.

Warren D. Fix has served as an independent director of our company since September 2006. He is the Chairman of FDW, LLC, a real estate investment and management firm. Mr. Fix also serves as a director of Clark Investment Group, Clark Equity Capital, The Keller Financial Group, First Foundation Bank and Accel Networks.

Until November of 2008, when he completed a process of dissolution, he served for five years as the chief executive officer of WCH, Inc., formerly Candlewood Hotel Company, Inc., having served as its executive vice president, chief financial officer and secretary since 1995. During his tenure with Candlewood Hotel Company, Inc., Mr. Fix oversaw the development of a chain of extended-stay hotels, including 117 properties aggregating 13,300 rooms.

From July 1994 to October 1995, Mr. Fix was a consultant to Doubletree Hotels, primarily developing debt and equity sources of capital for hotel acquisitions and refinancing. Mr. Fix has been a partner in The Contrarian Group, a business management company since December 1992. From 1989 to December 1992, Mr. Fix served as president of The Pacific Company, a real estate investment and development company. During his tenure at The Pacific Company, Mr. Fix was responsible for the development, acquisition and management of an apartment portfolio comprising in excess of 3,000 units.

From 1964 to 1989, Mr. Fix held numerous positions, including chief financial officer, within The Irvine Company, a major California-based real estate firm that develops residential property, for-sale housing, apartments, commercial, industrial, retail, hotel and other land related uses. Mr. Fix was one of the initial team of ten professionals hired by The Irvine Company to initiate the development of 125,000 acres of land in Orange County, California.

Mr. Fix is a certified public accountant. He received his B.A. degree from Claremont McKenna College in California and is a graduate of the UCLA Executive Management Program, the Stanford Financial Management Program and the UCLA Anderson Corporate Director Program.

Larry L. Mathis has served as an independent director of our company since April 2007. Since 1998 he has served as an executive consultant with D. Peterson & Associates in Houston, Texas, providing counsel to select clients on leadership, management, governance, and strategy and is the author of The Mathis Maxims, Lessons in Leadership.

For over 35 years, Mr. Mathis has held numerous leadership positions in organizations charged with planning and directing the future of healthcare delivery in the United States. Mr. Mathis is the founding

President and Chief Executive Officer of The Methodist Hospital System in Houston, Texas, having served that institution in various executive positions for 27 years, the last 14 years before his retirement in 1997 as CEO.

During his extensive career in the healthcare industry, he has served as a member of the board of directors of a number of national, state and local industry and professional organizations, including Chairman of the board of directors of the Texas Hospital Association, the American Hospital Association, and the American College of Healthcare Executives, and has served the federal government as Chairman of the National Advisory Council on Health Care Technology Assessment and as a member of the Medicare Prospective Payment Assessment Commission.

From 1997 to 2003, Mr. Mathis was a member of the board of directors and Chairman of the Compensation Committee of Centerpulse, Inc., and from 2004 to present a member of the board and Chairman of the Nominating and Governance Committee of Alexion Pharmaceuticals, Inc., both U.S. publicly traded companies.

Mr. Mathis received a B.A. degree in Social Sciences from Pittsburg State University in Kansas and a M.A. degree in Health Administration from Washington University in St. Louis.

Gary T. Wescombe has served as an independent director of our company since October 2006. He manages and develops real estate operating properties through American Oak Properties, LLC, where he is a principal. He is also director, chief financial officer and treasurer of the Arnold and Mabel Beckman Foundation, a nonprofit foundation established for the purpose of supporting scientific research.

From October 1999 to December 2001, he was a partner in Warmington Wescombe Realty Partners in Costa Mesa, California, where he focused on real estate investments and financing strategies. Prior to retiring in 1999, Mr. Wescombe was a Partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company) from 1970 to 1999. In addition, Mr. Wescombe also served as a director of G REIT, Inc. from December 2001 to January 2008 and has served as chairman of the trustees of G REIT Liquidating Trust since January 2008.

Mr. Wescombe received a B.S. degree in Accounting and Finance from California State University, San Jose in 1965 and is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants.

Kellie S. Pruitt has served as our Chief Accounting Officer and principal accounting officer since January 2009 and our principal financial officer since March 2009. She also served as our Controller for a portion of January 2009. From September 2007 to December 2008, Ms. Pruitt served as the Vice President, Financial Reporting and Compliance, for Fender Musical Instruments Corporation. Prior to joining Fender Musical Instruments Corporation in 2007, Ms. Pruitt served as a Senior Manager at Deloitte & Touche LLP, from 1995 to 2007, serving both public and privately held companies primarily concentrated in the real estate and consumer business industries. She graduated from the University of Texas with a B.A. degree in Accounting and is a member of the AICPA. Ms. Pruitt is a Certified Public Accountant licensed in Arizona and Texas.

Kelly Hogan has served as our Controller since February 2009. From 2002 to 2008, she served as an Audit Manager at Deloitte & Touche LLP, in both their Phoenix and Minneapolis offices, where she performed financial statement audits of both public and privately held companies and spent three of those years as an Audit Manager of a publicly registered REIT. Prior to joining Deloitte & Touche LLP in 2002, Ms. Hogan served as an Accountant at Arthur Andersen from 2000 to 2002. She graduated cum laude from the University of St. Thomas in St. Paul, Minnesota with a B.A. degree in Accounting. Ms. Hogan is a Certified Public Accountant licensed in Arizona and Minnesota.

Andrea R. Biller has served as our Executive Vice President and Secretary since April 2006 and as the Executive Vice President REIT Advisor since July 2006. She has also served as the Executive Vice President and Secretary of Grubb & Ellis Healthcare REIT II, Inc. and as the Executive Vice President of Grubb & Ellis Healthcare REIT II Advisor, LLC since January 2009. She has also served as the General Counsel, Executive Vice President and Secretary of Grubb & Ellis since December 2007, and of NNN Realty Advisors since its formation in September 2006 and a director of NNN Realty Advisors since December 2007. She has served as

General Counsel for Grubb & Ellis Realty Investors since March 2003 and as Executive Vice President since January 2007. Ms. Biller has also served as the Secretary of Grubb & Ellis Securities since March 2004. Ms. Biller also served as the Secretary and Executive Vice President of G REIT, Inc. from June 2004 and December 2005, respectively, to January 2008, the Secretary of T REIT, Inc. from May 2004 to July 2007 and the Secretary and a director of Grubb & Ellis Apartment REIT, Inc. from January 2006 to February 2009 and since June 2008, respectively. Ms. Biller practiced as a private attorney specializing in securities and corporate law from 1990 to 1995 and 2000 to 2002. She practiced at the SEC from 1995 to 2000, including two years as special counsel for the Division of Corporation Finance. Ms. Biller received a B.A. degree in Psychology from Washington University, an M.A. degree in Psychology from Glassboro State University and a J.D. degree from George Mason University School of Law, where she graduated first with distinction. Ms. Biller is a member of the California, Virginia and the District of Columbia Bar Associations.

Danny Prosky has served as our Executive Vice President — Acquisitions since April 2008, having served as our Vice President — Acquisitions since September 2006. He has served as the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT II, Inc. and as the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT II Advisor, LLC since January 2009. He has served as Grubb & Ellis Realty Investors’ Executive Vice President, Healthcare Real Estate since May 2008, having served as its Managing Director — Health Care Properties since March 2006. He is responsible for all medical property acquisitions, management and dispositions. Mr. Prosky previously worked with Health Care Property Investors, Inc., a healthcare-focused REIT where he served as the Assistant Vice President — Acquisitions & Dispositions from 2005 to March 2006, and as Assistant Vice President — Asset Management from 1999 to 2005. From 1992 to 1999, he served as the Manager, Financial Operations, Multi-Tenant Facilities for American Health Properties, Inc. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University.

Independent Consultant

We have engaged an independent consultant, Mark Engstrom, to provide acquisition and asset management support . Mr. Engstrom’s experience is as follows:

Mark Engstrom has served as our independent consultant since February 2009. Mr. Engstrom provides acquisition and asset management support, and we expect to hire Mr. Engstrom as a full-time employee in the future. Mr. Engstrom has 22 years of experience in organizational leadership, acquisitions, management, asset management, project management, leasing, planning, facilities development, financing, and establishing industry leading real estate and facilities groups. From 2006 through 2009, Mr. Engstrom was the Chief Executive Officer of Insite Medical Properties, a real estate services and investment company. From 2001 through 2005, Mr. Engstrom served as a Manager of Real Estate Services for Hammes Company and created a new business unit within the company which was responsible for providing asset and property management. Mr. Engstrom graduated in 1983 from Michigan State University with a Bachelor of Arts degree in Pre-Law and Public Administration. In 1987 he graduated with a Masters Degree in Hospital and Healthcare Administration from the University of Minnesota.

2008 Director Compensation

Pursuant to the terms of our director compensation program, which are contained in our 2006 Independent Directors Compensation Plan, a sub-plan of our 2006 Incentive Plan, our independent directors received the following forms of compensation during 2008:

•	Annual Retainer. Our independent directors receive an annual retainer of $36,000.

•	Meeting Fees. Our independent directors receive $1,000 for each board meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone. An additional $500 is paid to the committee chair for each committee meeting attended in person or by telephone. If a board meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting.

•	Equity Compensation. Upon initial election to our board of directors, each independent director receives 5,000 shares of restricted common stock, and an additional 2,500 shares of restricted common stock upon his or her subsequent election each year. The shares of restricted common stock vest as to 20% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•	Expense Reimbursement. We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our board of directors.

Independent directors do not receive other benefits from us. Our non-independent director, Mr. Peters, does not receive any compensation in connection with his service as a director.

The following table sets forth the compensation earned by our independent directors for the year ended December 31, 2008:

	Fees Earned
	or Paid in Cash	Stock Awards
Name	($)(1)	($)(2)	Total ($)

W. Bradley Blair, II	54,000	22,681	76,681
Maurice J. DeWald	55,000	22,681	77,681
Warren D. Fix	53,000	22,681	75,681
Larry L. Mathis	49,000	22,681	71,681
Gary T. Wescombe	52,500	22,681	75,181

(1)	Consists of the amounts described below.

	Basic Annual	Meeting
	Retainer	Fees
Name	($)	($)

Blair	36,000	18,000
DeWald	36,000	19,000
Fix	36,000	17,000
Mathis	36,000	13,000
Wescombe	36,000	16,500

(2)	The amounts in this column represent the proportionate amount of the total fair value of stock awards we recognized in 2008 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts included in the table for each award include the amount recorded as expense in our statement of operations for the year ended December 31, 2008. The fair values of these awards and the amounts expensed in 2008 were determined in accordance with SFAS No. 123(R).

The following table shows the shares of restricted common stock awarded to each independent director for the year ended December 31, 2008, and the aggregate grant date fair value for each award (computed in accordance with SFAS No. 123(R)).

			Full Grant
		Number of	Date Fair
		Restricted	Value of
Director	Grant Date	Shares (#)	Award ($)

Blair	06/17/08	2,500	25,000
DeWald	06/17/08	2,500	25,000
Fix	06/17/08	2,500	25,000
Mathis	06/17/08	2,500	25,000
Wescombe	06/17/08	2,500	25,000

The following table shows the aggregate number of nonvested shares of restricted common stock held by each independent director as of December 31, 2008:

Nonvested
Director	Restricted Stock (#)

Blair	5,500
DeWald	5,500
Fix	5,500
Mathis	6,500
Wescombe	5,500

Key Changes to the Director Compensation Program for 2009.  On December 30, 2008, we amended the 2006 Independent Directors Compensation Plan as follows, which amendments became effective as of January 1, 2009:

•	Annual Retainer. The annual retainer for independent directors was increased to $50,000.

•	Annual Retainer, Committee Chairman. The chairman of each board committee (including the audit committee, the compensation committee, the nominating and corporate governance committee and the investment committee) will receive an additional annual retainer of $7,500.

•	Meeting Fees. The meeting fee for each board meeting attended in person of by telephone was increased from $1,000 to $1,500 and the meeting fee for each committee meeting attended in person or by telephone was increased from $500 to $1,000.

•	Equity Compensation. Each independent director will receive a grant of 5,000 shares of restricted common stock upon each re-election to the board, rather than 2,500 shares.

We amended the 2006 Independent Directors Compensation Plan primarily as a result of two factors. First, in connection with our transition to self-management, our board of directors is required to spend a substantially greater amount of time overseeing our company and the transition. As a result, we believed that a greater level of compensation was appropriate. Second, our board reviewed a survey from an independent consultant of the compensation paid to the independent directors of both traded and non-traded REITs and determined that our prior compensation structure was below average. As amended, we believe our compensation to be paid to our independent directors is consistent with the average compensation paid to independent directors of traded and non-traded REITs.

Compensation Discussion and Analysis

In the paragraphs that follow, we provide an overview of the material compensation decisions that we have made with respect to Mr. Peters, our Chief Executive Officer and President, and the material factors that we considered in making those decisions. Following this Compensation Discussion and Analysis, under Summary Compensation Table, you will find a series of tables containing specific data about the compensation earned by Mr. Peters in 2008.

Compensation Program Objectives

During 2008, Mr. Peters was the only executive officer employed by us - each of our other executive officers was employed by REIT Advisor or its affiliates, and was compensated by these entities for their services to us. Mr. Peters served as our Chief Executive Officer and President on a non-employee basis until November 2008, when we entered into an employment agreement with him as part of our transition to self-management. Our compensation committee was formed in August 2008. As a result, for the majority of 2008, we did not have, nor did our board of directors consider, a compensation policy or program for our executive officers. As we complete our transition to self-management and expand our employee base, our compensation committee expects to continue to develop and refine our compensation program and objectives.

In designing Mr. Peters’ initial compensation package, our objective was to provide compensation that directly relates to and rewards his contribution to our operating and financial performance, and our transition toward self-management. We also are mindful of the importance of retaining qualified leadership.

How We Determined Mr. Peters’ Initial Compensation Package

In setting the terms of Mr. Peters’ compensation package, the compensation committee considered Mr. Peters’ past, present and anticipated future contributions to our Company, as well as the pay practices within the REIT industry.

•	Mr. Peters has played an integral role with our Company since 2006, and his experience and length of service with our Company was the primary factor considered by the compensation committee in setting his initial pay. The compensation committee also considered Mr. Peters’ leadership role in our transition to a self-management structure, as described elsewhere in this registration statement.

•	The compensation committee reviewed the NAREIT 2008 Compensation Survey for the chief executive officer position, or the NAREIT Survey, as well as a report provided by Christenson Advisors, LLC, the compensation consultant engaged by the compensation committee. The compensation consultant’s report provided information regarding the compensation packages of chief executive officers of REITs with a total capitalization of approximately $1 billion to $2 billion. The compensation consultant’s report was not based on a formal benchmarking analysis but rather upon surveys and its knowledge of the industry. The committee did not target Mr. Peters’ compensation to be at the median or any other specific level of compensation within the surveyed group(s). Rather, the committee used both the NAREIT Survey and the consultant’s report to evaluate whether Mr. Peters’ compensation would be reasonable as compared to the compensation provided by our competitors.

As we transition to self-management, our compensation committee feels that it is important to preserve discretion to change Mr. Peters’ compensation arrangement, as well, including, among other things, to implement performance guidelines and objectives. As a result, in connection with its approval of Mr. Peters’ initial compensation package, our compensation committee reserved the right to review and revise the terms of such arrangement. Our compensation committee may change the terms of his employment arrangement and compensation; provided, however, that the committee agreed not to decrease Mr. Peters’ base salary by more than twenty percent.

Elements of Mr. Peters’ Compensation

Currently, the key elements of compensation for Mr. Peters are base salary, annual bonus and long-term equity incentive awards, as described in more detail below. In addition to these key elements, Mr. Peters is entitled to severance in the event we terminate his employment without cause before November 1, 2010.

Base Salary.  Base salary provides the fixed portion of compensation for Mr. Peters and is intended to reward core competence in his role relative to skill, experience and contributions to us. Mr. Peters’ initial base salary is $350,000. As noted above, in determining Mr. Peters’ 2008 base salary, the compensation committee considered his history with our Company, his increased responsibilities and oversight, with a particular focus on his role in our transition to self-management, as well as salary practices in the REIT industry.

Annual Bonus.  Pursuant to the terms of his employment agreement, Mr. Peters is eligible to earn an annual bonus, up to a maximum of 100% of his base salary. In determining Mr. Peters’ annual bonus for fiscal year 2008, our compensation committee made a subjective assessment of Mr. Peters’ individual performance and increased responsibilities, particularly in connection with our transition towards self-management. His bonus for 2008 was prorated based on the number of days that he was employed by us during such year. Mr. Peters’ 2008 bonus is shown in the “Bonus” column of the Summary Compensation Table below.

Long-Term Equity Incentives.  In connection with the commencement of his employment with us, Mr. Peters received 40,000 restricted shares, which vest as to one-third of the shares on each of the first, second and third anniversaries of the date of grant. Our compensation committee chose restricted stock as the equity component of Mr. Peters’ arrangement because it both aligns his interests with those of our shareholders and provides a strong retentive component to his compensation arrangement. In addition, we currently use restricted common stock as the equity component of our director compensation program. Based on its knowledge of the industry and its review of peer practices, the compensation committee believes that the size of the restricted stock grant is in line with current market practices.

Other Benefits.  As discussed above, on November 14, 2008, we entered into an employment agreement with Mr. Peters. Pursuant to his employment agreement, if we terminate Mr. Peters’ employment for other than cause or disability prior to November 1, 2010, he will be entitled to receive a severance payment equal to 50% of his base salary, and a pro-rata bonus for the year of termination.

Summary Compensation Table

The summary compensation table below reflects the total compensation earned by Mr. Peters, our Chief Executive Officer and President for the year ended December 31, 2008. We did not employ any other officer for the year ended December 31, 2008.

				Stock	All Other
		Salary		Awards	Compensation
Name and Principal Position	Year	($)(1)	Bonus ($)	($)(2)	($)(3)	Total ($)

Scott D. Peters Chief Executive Officer and President	2008	148,333	58,333	17,037	2,252	225,955

(1)	Reflects (a) $90,000 received pursuant to Mr. Peters’ consulting arrangement with us from August 1, 2008, through October 31, 2008, and (b) $58,333 received as base salary pursuant to his employment agreement from November 1, 2008, through December 31, 2008.

(2)	The amounts in this column represent the proportionate amount of the total fair value of stock awards recognized by us in 2008 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amount included in the table includes the amount recorded as expense in our statement of operations for the year ended December 31, 2008. The fair values of these awards and the amounts expensed in 2008 were determined in accordance with Statement of Financial Accounting Standards, or SFAS, No. 123(R), Share-Based Payment, or SFAS No. 123(R).

Grants of Plan-Based Awards

The following table presents information concerning plan-based awards granted to Mr. Peters during 2008.

Grants of Plan-Based Awards For Fiscal Year 2008

		All Other Stock	Grant Date Fair
		Awards: Number of	Value of Stock
		Shares of Stock or	Awards
Name	Grant Date	Units (#)(1)	($)(2)

Scott D. Peters	11-14-08	40,000	400,000

(1)	Reflects shares of restricted common stock granted to Mr. Peters under our 2006 Incentive Plan.

(2)	Reflects the grant date fair value of Mr. Peters’ restricted stock award, determined pursuant to SFAS No. 123(R). The fair value of each share of restricted common stock was estimated at the grant date at $10.00 per share, the per share price of shares in our common stock in our offering.

Outstanding Equity Awards

The following table presents information concerning outstanding equity awards held by Mr. Peters as of December 31, 2008.

Outstanding Equity Awards at 2008 Fiscal Year End

Stock Awards
	Number of	Market Value of
	Shares or	Shares or Units of
	Units of Stock	Stock That Have Not
	That Have Not	Vested
Name	Vested (#)	($)(2)

Scott D. Peters	40,000(1)	400,000

(1)	Reflects shares of restricted common stock granted to Mr. Peters on November 14, 2008, which will vest and become non-forfeitable in equal annual installments of 33.3% each, on the first, second and third anniversaries of the grant date.

(2)	Calculated using the per share price of shares of our common stock as of in the close of business on December 31, 2008 ($10.00).

Potential Payments Upon Termination or Change in Control

Benefits Upon Termination of Employment.  Our employment agreement with Mr. Peters provides that in the event that, during the two-year employment period, we terminate his employment other than for cause or disability (as such terms are defined in the employment agreement), Mr. Peters will be entitled to receive a lump sum severance payment equal to 50.0% of his annual base salary and a payment equal to a pro-rata portion of his annual bonus for the year in which his date of termination occurs. In addition, pursuant to the terms of his restricted stock award on November 14, 2008, his shares of restricted common stock will become fully vested upon his termination of employment by reason of death or disability. If Mr. Peters voluntarily terminates his employment, retires or if we terminate him for cause, he is not entitled to any payments or benefits under any plan or arrangement of our Company.

The following table summarizes the approximate value of the termination payments and benefits that Mr. Peters would receive if his employment had terminated at the close of business on December 31, 2008.

Termination of Employment By our Company other than for Cause or Disability	$233,333	(1)
Termination of Employment By Reason of Death or Disability	$400,000	(2)

(1)	Reflects (a) a payment equal to a pro-rata portion of his annual bonus for 2008 ($58,333), and (b) a lump sum cash severance payment equal to 50% of his current annual base salary ($175,000).

(2)	Reflects the value of Mr. Peters’ unvested restricted stock award which, pursuant to our 2006 Incentive Plan, vests upon his termination of employment by reason of death or disability. The restricted stock award is valued based upon the price of our common stock on December 31, 2008 ($10.00).

Benefits Upon Change in Control.  Pursuant to the terms of our 2006 Incentive Plan, if a change in control of our Company had occurred on December 31, 2008, Mr. Peters’ shares of restricted common stock would have become fully vested, regardless of whether his employment was terminated. The value of Mr. Peters’ unvested restricted stock award is $400,000, based upon the price of our common stock on December 31, 2008 ($10.00).

Incentive Stock Plan

We have adopted an incentive stock plan, which we use to attract and retain qualified independent directors, employees and consultants providing services to us who are considered essential to our long-term success by offering these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock.

The incentive stock plan provides for the granting of awards to participants in the following forms to those independent directors, employees, and consultants selected by the plan administrator for participation in the incentive stock plan:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the U.S. tax code;

•	stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and other restrictions set by the committee;

•	restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and/or

•	other stock based awards in the discretion of the plan administrator, including unrestricted stock grants.

Any such awards will provide for exercise prices, where applicable, that are not less than the fair market value of our common stock on the date of the grant. Any shares issued under the incentive stock plan will be subject to the ownership limits contained in our charter.

Our board of directors or a committee of its independent directors will administer the incentive stock plan, with sole authority to select participants, determine the types of awards to be granted and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted under the plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter.

The maximum number of shares of common stock that may be issued upon the exercise or grant of an award under the incentive stock plan is 2,000,000. In the event of a nonreciprocal corporate transaction that causes the per-share value of our common stock to change, such as a stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the share authorization limits of the incentive stock plan will be adjusted proportionately.

Unless otherwise provided in an award certificate, upon the death or disability of a participant, or upon a change in control, all of such participant’s outstanding awards under the incentive stock plan will become fully vested. The plan will automatically expire on the tenth anniversary of the date on which it is adopted, unless extended or earlier terminated by the board of directors. The board of directors may terminate the plan at any time, but such termination will have no adverse impact on any award that is outstanding at the time of such termination. The board of directors may amend the plan at any time, but any amendment would be subject to stockholder approval if, in the reasonable judgment of the board, stockholder approval would be required by any law, regulation or rule applicable to the plan. No termination or amendment of the plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. The board may amend or terminate outstanding awards, but those amendments may require consent of the participant and, unless approved by the stockholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Under Section 162(m) of the Internal Revenue Code, a public company generally may not deduct compensation in excess of $1 million paid to its chief executive officer and the four next most highly compensated executive officers. Until the annual meeting of our stockholders in 2010, or until the incentive stock plan is materially amended, if earlier, awards granted under the incentive stock plan will be exempt from the deduction limits of Section 162(m). In order for awards granted after the expiration of such grace period to be exempt, the incentive stock plan must be amended to comply with the exemption conditions and be resubmitted for approval by our stockholders.

Limited Liability and Indemnification of Directors, Officers and Others

Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages and provide that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who is a present or former director or officer (and any individual, who while a director or officer and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust or other enterprise) and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, subject to the limitations of Maryland law and the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines. We also maintain a directors and officers liability insurance policy. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

However, under the Maryland General Corporation Law, a corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

In spite of the above provisions of the Maryland General Corporation Law, our charter provides that our directors may be indemnified by us for liability or loss suffered by them or held harmless for liability or loss suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, the liability or loss was not the result of negligence or misconduct; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct. In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may pay or reimburse reasonable legal expenses and other expenses incurred by a director in advance of the final disposition of a proceeding only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the director provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us;

•	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves the advancement; and

•	the director provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

On January 17, 2007, we entered into indemnification agreements with four of our independent directors, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, and each of our officers and non-independent director, Scott D. Peters, Danny Prosky and Andrea R. Biller. On April 18, 2007, we entered into an indemnification agreement with our fifth independent director, Larry L. Mathis. Pursuant to the terms of these indemnification agreements, we will indemnify and advance expenses and costs incurred by our directors and officers in connection with any claims, suits or proceedings brought against such directors and officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of our directors or any person acting as a broker-dealer on our behalf, including our dealer manager, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Our operating partnership must also indemnify us and our directors, officers and other persons we may designate against damages and other liabilities in our capacity as general partner. See “The Operating Partnership Agreement — Indemnification.”

Ownership Interests

REIT Advisor has acquired 20,000 limited partnership units of our operating partnership, for which it contributed $200,000. As of the date of this prospectus, REIT Advisor is the only limited partner of our operating partnership. REIT Advisor also holds 200 shares of our common stock. REIT Advisor owns less than 0.01% of the outstanding ownership interests of our company and our operating partnership.

In addition to its right to participate with other partners in our operating partnership on a proportionate basis in distributions, REIT Advisor’s limited partnership interest in our operating partnership also entitles it to a subordinated participation interest. For details regarding REIT Advisor’s subordinated participation interest, see “The Operating Partnership Agreement.”

Property Management

Triple Net Properties Realty, Inc., or Realty, an affiliate of REIT Advisor, currently provides property management and leasing services to us. Realty generally contracts with on-site property managers that provide services directly to each of our properties. See “Compensation Table” below for a description of the fees we currently pay Realty. As we continue our transition to a self-managed company, we may continue to use Realty for these property management services, we may enter into contracts directly with on-site property managers, or we may engage a third party property manager to provide these services. In the event that any of our property managers assist a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. Our property managers will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations.”

Our property managers will hire, direct and establish policies for employees who have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis. Our property manager also directs the purchase of equipment and supplies and supervises all maintenance activity. The management fees to be paid to our property manager include, without additional expense to us, all of our property manager’s general overhead costs.

COMPENSATION TABLE

In our initial offering, REIT Advisor and its affiliate receive certain compensation and fees for services relating to the initial offering, the investment and management of our assets, and may potentially receive fees for certain services, including asset and property management. In this offering, certain third parties will receive compensation and fees for services relating to this offering and property management. The below chart sets forth provides a comparison of our fee structure during the initial offering and this offering. In addition, in the “Initial Offering” section, the below chart shows the changes in the fees payable under our advisory agreement prior to its amendment and restatement effective as of October 24, 2008.

Type of Compensation	Initial Offering	Follow-On Offering

Offering Stage
Selling Commissions	Up to 7.0% of gross offering proceeds from our primary offering; selling commissions may be reallowed in whole or in part to participating broker-dealers.	Up to 7.0% of gross offering proceeds from our primary offering all of which will be reallowed in whole or in part to participating broker-dealers.

Dealer Manager Fee	Up to 2.5% of gross offering proceeds from our primary offering for non- accountable marketing support plus up to 0.5% for accountable bona fide due diligence reimbursement. Our dealer manager may reallow to participating broker-dealers up to 1.5% of the gross offering proceeds from our primary offering for non-accountable marketing support and up to 0.5% for accountable bona fide due diligence expenses.	Up to 3.0% of gross offering proceeds from our primary offering for non- accountable marketing support. Our dealer manager may reallow all or a portion of the dealer manager fee to participating broker-dealers for non- accountable marketing support.

Other Organizational and Offering Expenses	Up to 1.5% of gross offering proceeds from our primary offering for legal, accounting, printing, marketing and other offering expenses incurred on our behalf.	We estimate that our organizing and offering expenses will be approximately 1.0% of the gross offering proceeds from our primary offering.
Acquisition and Development Stage(1)
Acquisition Fees	Under original advisory agreement: Up to 3.0% of the contract purchase price for each property acquired or up to 4.0% of the total development cost of any development property acquired, as applicable.	We intend to use our employees for acquisition services. We estimate that if we engage third parties to provide acquisition services, the fee for such services will be approximately 1.125% of the contract purchase price for each property acquired.
Under advisory agreement as amended and restated effective October, 24, 2008:
For the first $375,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.5% of the contract

Type of Compensation	Initial Offering	Follow-On Offering

purchase price of each such property; for the second $375,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.0% of the contract purchase price of each such property, which amount is subject to downward adjustment, but not below 1.5%, based on reasonable projections regarding the anticipated amount of net proceeds to be received in this offering; and for above $750,000,000 in aggregate contract purchase price for properties acquired directly or indirectly by us after October 24, 2008, 2.25% of the contract purchase price of each such property. Additionally, we will pay an acquisition fee in connection with the acquisition of real estate related securities in an amount equal to 1.5% of the amount funded to acquire or originate each such real estate related security.

Reimbursement of Acquisition Expenses	All expenses related to selecting, evaluating, acquiring and investing in properties, whether or not acquired. Reimbursement of acquisition expenses paid to REIT Advisor and its affiliates, excluding amounts paid to third parties, will not exceed 0.5% of the purchase price of properties. The reimbursement expenses payable to REIT Advisor, its affiliates and third parties is approximately 0.8% of the purchase price of our properties.	We estimate that acquisition expenses will be approximately 0.8% of the purchase price of our properties.
Operational Stage(1)
Asset Management Fee	Under original advisory agreement:

	Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital, a monthly fee equal to one-twelfth of 1.0% of our average invested assets.	We intend to use our employees for asset management services. If we engage any third parties to provide asset management services, these services will be limited in scope and cost.

Under advisory agreement as amended and restated effective as of October 24, 2008:

Type of Compensation	Initial Offering	Follow-On Offering

Subject to our stockholders receiving annualized distributions in an amount equal to 5.0% per annum on average invested capital, a monthly fee equal to one-twelfth of 0.5% of our average invested assets.

Property Management Fees	4.0% of the gross cash receipts from each property managed by REIT Advisor or its affiliates. For each property managed directly by entities other than REIT Advisor or its affiliates, we will pay REIT Advisor or its affiliates a monthly oversight fee of up to 1.0% of the gross cash receipts from the property. For leasing activities, an additional fee may be charged in an amount not to exceed customary market norms.	We generally expect that our average third party property management fees will be approximately 3.0% of the gross cash receipts from each property, including properties acquired during our initial offering. For leasing activities, an additional fee may be charged in an amount not to exceed customary market norms.

Operating Expenses	Reimbursement of cost of providing administrative services to us.	Actual operating expenses incurred.
Liquidity Stage(1)
Disposition Fees	Up to the lesser of 1.75% of the contract sales price of each property sold or 50.0% of a customary competitive real estate commission, to be paid only if REIT Advisor or its affiliates provides a substantial amount of services in connection with the sale of the property, as determined by our board of directors in its discretion.	If disposition services are provided by third party providers, we estimate that we will pay a disposition fee of up to the lesser of 1.0% of the contract sales price of each property sold or 50.0% of a customary competitive real estate commission, to be paid only if such third party service providers provide a substantial amount of services in connection with the sale of the property, as determined by our board of directors in its discretion.

Subordinated Participation Interests and Incentive Payments	REIT Advisor has a subordinated participation interest in our operating partnership pursuant to which it could receive cash distributions from our operating partnership under the following circumstances:	Certain members of our management team and board of directors will hold an interest in an entity that will hold a subordinated participation interest or may participate in another structured incentive program. These persons will be entitled to potential subordinated distributions under the circumstances described below.
In addition, ARC II may be entitled to receive a subordinated incentive payment pursuant to which it could receive payments under the circumstances described below.
• Net Sales Proceeds	15.0% of any net sales proceeds remaining after we have made	Incentive Program. Up to 8% of net sales proceeds from the sale of

Type of Compensation	Initial Offering	Follow-On Offering

	distributions to our stockholders of the total amount raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital. This distribution is only payable if we liquidate our portfolio while REIT Advisor is serving as our advisor.	properties acquired with the proceeds of this offering remaining after we have made distributions to our stockholders of the total amount raised from stockholders in this offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital received in this offering, subject and subordinate to our having made distributions to our stockholders of the total amount raised from stockholders (including in the initial offering and this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.
ARC II. Up to 1.5% of net sales proceeds from the sale of properties acquired with the proceeds of this offering remaining after we have made distributions to our stockholders of the total amount raised from stockholders in this offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital received in this offering, subject and subordinate to our having made distributions to our stockholders of the total amount raised from stockholders (including in the initial offering and this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount equal to an annual 8.0% cumulative, non-compounded return on average invested capital.
• Listing	15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised	Incentive Program. Up to 8.0% of the amount by which (1) the fair market value of the assets acquired with the proceeds from this offering, less any indebtedness secured by such assets plus

Type of Compensation	Initial Offering	Follow-On Offering

from our stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital. This distribution is only payable if our shares are listed on a national securities exchange while REIT Advisor is serving as our advisor.	distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from our stockholders in this offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital received in this offering, subject and subordinate to (1) the fair market value of all of our assets, less any indebtedness secured by such assets plus distributions paid prior to listing exceeding (2) the sum of the total amount of capital raised from our stockholders (including in the initial offering and this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.

ARC II. Up to 1.5% of the amount by which (1) the fair market value of the assets acquired with the proceeds from this offering, less any indebtedness secured by such assets plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from our stockholders in this offering (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital received in this offering, subject and subordinate to (1) the fair market value of all of our assets, less any indebtedness secured by such assets plus distributions paid prior to listing exceeding (2) the sum of the total amount of capital raised from our stockholders

Type of Compensation	Initial Offering	Follow-On Offering

(including in the initial offering and this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 8.0% cumulative, non-compounded return on average invested capital.
• Termination	15.0% of the amount, if any, by which (1) the fair market value of all of the assets of our operating partnership as of the date of the termination (determined by appraisal), less any indebtedness secured by such assets, plus the cumulative distributions made to us by our operating partnership from our inception through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase program) plus an annual 8.0% cumulative, non- compounded return on average invested capital through the termination date. Except as described in the section entitled “Compensation to REIT Advisor after Termination of Initial Offering, this distribution is only payable if the advisory agreement is terminated without cause or not renewed.

(1)	Under our third party services agreement with ARC II, ARC II may provide, on an as-requested basis, property management services for a fee of 2.73% of gross income, acquisition services for a fee of up to 1.125% of the purchase price, disposition services of up to 1% of the sales price and asset accounting services of 0.22% of average invested assets.

Our charter provides that our independent directors will have the responsibility to limit total operating expenses to amounts that do not exceed such limitations unless such independent directors have made a finding that, based on unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Within 60 days after the end of any fiscal quarter for which total operating expenses for the twelve months then ended exceeds the greater of (1) 2% of our average invested assets; or (2) 25% of our net income for such year., we will send our stockholders a written disclosure of such excess expenses, along with an explanation of the factors the independent directors considered in arriving at the conclusion that such higher expenses were justified.

Compensation to REIT Advisor after Termination of Initial Offering

Acquisition Fees

REIT Advisor or one of its affiliates will be entitled to receive acquisition fees for properties and other real estate related assets acquired during this offering with funds raised in our initial offering, including acquisitions completed after the termination of the amended advisory agreement, subject to certain conditions.

Subordinated Distribution

REIT Advisor may elect to defer its right to receive a subordinated distribution upon termination of our amended advisory agreement until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange. If REIT Advisor elects to defer the payment and there is a listing of our shares on a national securities exchange or a merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange, then, subject to certain conditions, REIT Advisor will be entitled to receive a distribution in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or merger date, as applicable) owned as of the termination of the advisory agreement, plus any assets acquired after such termination for which REIT Advisor was entitled to receive an acquisition fee, which we refer to as the included assets, less any indebtedness secured by such included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable (excluding any capital raised after the completion of this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan), plus an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable.

If REIT Advisor elects to defer the payment and there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then, subject to certain conditions, REIT Advisor will be entitled to receive a distribution in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital and the capital value of such partnership units (less amounts paid to repurchase shares pursuant to our share repurchase program) through the date of the other liquidity event plus (2) an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the other liquidity event date. If REIT Advisor receives the subordinated distribution upon a listing, it would no longer be entitled to receive subordinated distributions of net sales proceeds.

CONFLICTS OF INTEREST

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a fiduciary obligation to act in the best interest of the stockholders. See “Management.” However, we cannot assure you that the independent directors will be able to eliminate or reduce the risks related to these conflicts of interest. Some of these conflicts of interest and restrictions and procedures we have adopted to address these conflicts are described below.

Interests in Our Investments

We are permitted to make or acquire investments in which our directors, officers or stockholders or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which our directors or any of their respective affiliates has any interest would be subject to the limitations described below under the caption “— Certain Conflict Resolution Restrictions and Procedures.”

Certain Conflict Resolution Restrictions and Procedures

REIT Advisor

Although our board of directors has determined that transitioning to self-management will result in cost savings, we will continue to pay REIT Advisor certain fees prior to the termination of the initial offering. Our board of directors, including a majority of our uninterested independent directors, has approved the payment of such fees to REIT Advisor and its affiliates. In order to reduce or eliminate certain potential conflicts of interest, our charter and our amended and restated advisory agreement contain restrictions and conflict resolution procedures relating to: (1) transactions we enter into with REIT Advisor, our directors or their respective affiliates; (2) certain future offerings; and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that apply to transactions with REIT Advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Grubb & Ellis and its affiliates. These restrictions and procedures include, among others, the following:

•	We have not accepted and will not accept goods or services from REIT Advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transactions approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	We have not purchased or leased and will not purchase or lease any asset (including any property) in which REIT Advisor or any of its affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to REIT Advisor or any affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We have not sold or leased and will not sell or lease assets to REIT Advisor or any of its respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•	We have not made and will not make any loans to REIT Advisor or any of its respective affiliates. In addition, any loans made to us by REIT Advisor or any of its respective affiliates must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	REIT Advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2.0% of our average invested assets or 25.0% of our net income.

•	Our amended advisory agreement provides that if Grubb & Ellis Realty Investors identifies an opportunity to make an investment in one or more office buildings or other facilities for which greater than 50.0% of the gross rentable space is leased to, or reasonably expected to be leased to, one or more medical or healthcare-related tenants, either directly or indirectly through an affiliate or in a joint venture or other co-ownership arrangement, for itself or for any other Grubb & Ellis Group programs, then Grubb & Ellis Realty Investors will provide us with the first opportunity to purchase such investment. Grubb & Ellis Realty Investors will provide all necessary information related to such investment to REIT Advisor, in order to enable our board of directors to determine whether to proceed with such investment. REIT Advisor will present the information to our board of directors within three business days of receipt from Grubb & Ellis Realty Investors. If our board of directors does not affirmatively authorize REIT Advisor to proceed with the investment on our behalf within seven days of receipt of such information from REIT Advisor, then Grubb & Ellis Realty Investors may proceed with the investment opportunity for its own account or offer the investment opportunity to any other person or entity. This right of first opportunity will remain in effect after the end of our initial offering so long as monies raised by REIT Advisor are available for funding new acquisitions of properties for which REIT Advisor will continue to receive an acquisition fee pursuant to the amended advisory agreement.

•	The amended advisory agreement provides that REIT Advisor and Grubb & Ellis Realty Investors agree to coordinate the timing, marketing and other activities for any new healthcare REIT sponsored by Grubb & Ellis Realty Investors or its affiliates so as not to negatively impact us. In addition, the equity raising for any new healthcare REIT sponsored by Grubb & Ellis Realty Investors or its affiliates shall not begin until after the end of our initial offering, provided that, consistent with industry practice and standards, and without there being any negative impact on our equity raise, such new healthcare REIT may initiate a limited equity raise from a limited broker dealer group, commencing August 1, 2009 or later, to satisfy the escrow requirements applicable to such new healthcare REIT.

Our Board of Directors

In order to reduce or eliminate certain potential conflicts of interest, our charter contains restrictions and conflict resolution procedures relating to transactions we enter into with our directors or their respective affiliates. These restrictions and procedures include, among others, the following:

•	We will not purchase or lease any asset (including any property) in which any of our directors or any of their affiliates has an interest without a determination by a majority of our directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value.

•	We will not sell or lease assets to any of our directors or any of their affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•	We will not make any loans to any of our directors or any of their affiliates. In addition, any loans made to us by our directors or any of their affiliates must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	We will not invest in any joint ventures with any of our directors or any of their affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us and on substantially the same terms and conditions as those received by other joint ventures.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. This summary deals only with our stockholders that hold our stock as “capital assets” within the meaning of section 1221 of the Internal Revenue Code. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share repurchase plan, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States except as provided below. The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

We urge you, as a prospective stockholder, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

Tax Treatment Prior to Qualification as a REIT

For our initial taxable year ending December 31, 2006, we were taxable as a corporation, but, we did not generate any taxable income during such period. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with the year ending December 31, 2007.

REIT Qualification

We elected to be taxed as a REIT commencing with our taxable year ended December 31, 2007. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex. We expect that Alston & Bird LLP will deliver an opinion to us that, commencing with our taxable year ended December 31, 2007 (the first year for which we elected to be taxed as a REIT), we have been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to continue to operate in conformity with the requirements for qualification as a REIT under the Code.

Investors should be aware that an opinion of counsel is not binding upon the IRS or any court. The opinion of Alston & Bird LLP described above is based on various assumptions and qualifications and conditioned on representations made by us as to factual matters, including representations regarding the intended nature of our properties and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws and described below. Alston & Bird LLP will not review our compliance with those tests on a continuing basis. Accordingly, our actual results of operation for any particular taxable year may not satisfy these requirements. For a discussion of certain tax consequences of our failure to meet these qualification requirements, see “— Failure to Qualify as a REIT.”

We have qualified to be taxed as a REIT commencing with our taxable year ended December 31, 2007. Alston & Bird LLP has delivered an opinion to us that, commencing with our taxable year ending December 31, 2006, we will be organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to operate in conformity with the requirements for qualification as a REIT under the Internal Revenue Code. This opinion, however, has not been updated.

Investors should be aware that an opinion of counsel is not binding upon the IRS or any court. The opinion of Alston & Bird LLP described above was based on various assumptions and qualifications and conditioned on representations made by us as to factual matters, including representations regarding the intended nature of our properties and the future conduct of our business. Moreover, our continued qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws and described below. Alston & Bird LLP has not reviewed, and will not review, our compliance with those tests on a continuing basis. Accordingly, our actual results of operation for any particular taxable year may not satisfy these requirements. For a discussion of certain tax consequences of our failure to meet these qualification requirements, see “— Failure to Qualify as a REIT.”

Taxation of Grubb & Ellis Healthcare REIT

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code, generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in the stock of a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation described below.

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to “alternative minimum tax.”

•	If we have net income from the sale or other disposition of “foreclosure property” (which is described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income.

•	If we have net income from prohibited transactions (which are described below), the income will be subject to a 100% tax.

•	If we fail to satisfy either of the 75.0% or 95.0% gross income tests (which are discussed below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75.0% or 95.0% test multiplied by a fraction calculated to reflect our profitability.

•	If we fail to satisfy the REIT asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests; if we fail to satisfy other REIT requirements (other than the gross income and asset tests), and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure.

•	If we fail to distribute during each year at least the sum of (i) 85.0% of our REIT ordinary income for the year, (ii) 95.0% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed.

•	We may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the 10 year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. We refer to this tax as the “Built-in Gains Tax.”

•	Our taxable REIT subsidiaries will be subject to federal and state income tax on their taxable incomes. Several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. In the event that we have taxable REIT subsidiaries in the future, it is possible that those subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by taxable REIT subsidiaries for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances surrounding each property. We intend to conduct our operations in such a manner (i) so that no asset we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will be held for sale to customers in the ordinary course of our trade or business, or (ii) in order to comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. However, no assurance can be given that any particular property we own, directly or through any subsidiary entities other than taxable REIT subsidiaries, will not be treated as property held for sale to customers or that we can comply with those safe-harbor provisions.

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75.0% gross income test, which is described below. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute property held primarily for sale to customers in the ordinary course of a REIT’s trade or business. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75.0% gross income test; however, if we do acquire any foreclosure property that we believe will give rise to such income, we intend to make an election to treat the related property as foreclosure property.

Requirements for Qualification as a REIT

In order for us to maintain our qualification as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Requirements for Qualification

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) which is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) which would be taxable as a domestic corporation but for sections 856 through 859 of the Internal Revenue Code;

(4) which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) not more than 50.0% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Internal Revenue Code to include certain entities);

(7) which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) which uses the calendar year as its taxable year; and

(9) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. For purposes of the sixth requirement, the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Internal Revenue Code, and not the pension or profit-sharing trust itself, are treated as REIT stockholders. We will be treated as having met condition (6) above for a taxable year if we complied with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held during such year to cause us to fail condition (6). In addition, conditions (5) and (6) do not apply to a REIT until the second calendar year in which the REIT qualifies as such.

Our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (5) and (6) above. See “Description of Capital Stock — Restriction on Ownership of Shares.”

For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us, and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “— Operational Requirements — Asset Tests”), all of the capital stock of which is owned by a REIT.

In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•	At least 75.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and interest income derived from mortgage loans secured by real property) and from other specified sources, including qualified temporary investment income, as described below. This is the 75.0% Gross Income Test.

•	At least 95.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above in the 75.0% Gross Income Test and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95.0% Gross Income Test.

Rents from Real Property

The rents we receive qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if several conditions are met, including the following:

•	The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	In general, neither we nor an owner of 10.0% or more of our stock may directly or constructively own 10.0% or more of a tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15.0% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•	We normally must not operate or manage the property or furnish or render services to tenants, other than (i) through an “independent contractor” who is adequately compensated and from whom we do not derive any income or (ii) through a taxable REIT subsidiary. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1.0% of all amounts received or accrued with respect to that property. For this purpose, such services may not be valued at less than 150.0% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1.0% de minimis exception will constitute nonqualifying gross income under the 75.0% Gross Income Test and 95.0% Gross Income Test. In addition, our taxable REIT subsidiaries may perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. In the event that we have taxable REIT subsidiaries in the future, it is possible that those subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by taxable REIT subsidiaries for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Compliance with 75.0% and 95.0% Gross Income Tests

Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75.0% Gross Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments in order to satisfy the 75.0% Gross Income Test and the 95.0% Gross Income Test and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75.0% Gross Income Test and 95.0% Gross Income Test as rents from real property and qualifying interest income in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, we do not expect to receive rent from a person of whose stock we (or an owner of 10.0% or more of our stock) directly or constructively own 10.0% or more. Also, the portion of the rent attributable to personal property is not expected to exceed 15.0% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75.0% Gross Income Test and the 95.0% Gross Income Test described above.

Notwithstanding our failure to satisfy one or both of the 75.0% Gross Income Test and the 95.0% Gross Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	Following our identification of the failure, we properly disclose such failures to the IRS.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed above in “Taxation of Grubb & Ellis Healthcare REIT,” even if these relief provisions apply, a tax would be imposed with respect to non-qualifying net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy several tests, or the Asset Tests, relating to the nature and diversification of our assets.

•	First, at least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25.0% of the value of our total assets may be represented by securities other than those described above in the 75.0% asset class.

•	Third, of the investments included in the 25.0% asset class, the value of any one issuer’s securities that we own may not exceed 5.0% of the value of our total assets. Additionally, we may not own more than 10% of the voting power of any one issuer’s outstanding securities. Furthermore, we may not own more than 10.0% of the total value of any one issuer’s outstanding debt and equity securities. The 10.0% value limitation will not apply, however, to (1) “straight debt” securities (discussed below); (2) loans to an individual or an estate; (3) certain rental agreements calling for deferred rents or increasing rents that are subject to section 467 of the Internal Revenue Code, other than with a “related person”; (4) obligations to pay qualifying rents from real property; (5) securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of the foreign government, or the Commonwealth of Puerto Rico, but only if the determinations of any payment received or accrued under the security does not depend in whole or in part on the profits of any entity; (6) securities issued by another qualifying REIT; and (7) other arrangements identified in Treasury Regulations (which have not yet been issued or proposed). Additionally, any debt instrument issued by a partnership will not be treated as a security if at least 75.0% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75.0% Gross Income Test. Any debt instrument issued by a partnership also will not be treated as a security to the extent of our interest as a partner in the partnership. “Straight debt” is generally defined as debt that is payable on demand or at a date certain where the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors and there is no convertibility, directly or indirectly, into stock of the debtor. However, a security will not fail to be “straight debt” if it is subject to certain customary or de minimis contingencies. A security issued by a corporation or partnership will qualify as “straight debt” only if we or any of our taxable REIT subsidiaries hold no more than 1.0% of the outstanding non-qualifying securities of such issuer. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership for applying solely the 10.0% value test, our share of the assets of the partnership will correspond not only to our interest as a partner in the partnership, but also to our proportionate interest in certain debt securities issued by the partnership. The third Asset Test does not apply in respect of a taxable REIT subsidiary.

•	Fourth, no more than 20.0% (25.0%, for 2009 taxable year and thereafter) of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35.0% of the voting power or value.

The Asset Tests must generally be met at the close of any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds, we expect that most of our assets will consist of real estate assets and we therefore expect to satisfy the Asset Tests.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

In addition, we will have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy the third Asset Test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1.0% of our assets at the end of the relevant quarter or (2) $10,000,000. For violations of any of the REIT asset tests due to reasonable cause that are larger than this amount, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement

To qualify for taxation as a REIT, the Internal Revenue Code requires us to make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (a) the sum of: (1) 90.0% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain), and (2) 90.0% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non cash income.

We must pay distributions in the taxable year to which they relate. Distributions paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if the distributions satisfy one of the following two sets of criteria:

•	We declare the distributions in October, November or December, the distributions are payable to stockholders of record on a specified date in such a month, and we actually pay the distributions during January of the subsequent year; or

•	We declare the distributions before we timely file our federal income tax return for such year, we pay the distributions in the 12-month period following the close of the prior year and not later than the first regular distribution payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year.

Even if we satisfy the foregoing distribution requirements, we are subject to tax thereon to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of 85.0% of our ordinary income for that year, 95.0% of our capital gain net income for that year, and any undistributed taxable income from prior periods, we would be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed. Distributions that are declared in October, November or December to stockholders of record on a specified date in one of those months and are distributed in the following January are treated as distributed in the previous December for purposes of the excise tax.

In addition, if during the 10-year recognition period, we dispose of any asset subject to the built-in gain rules described above, we must distribute at least 90.0% of the built-in gain (after tax), if any, recognized on the disposition of the asset.

We intend to make timely distributions sufficient to maintain our REIT status and avoid income and excise taxes; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income, we may be able to pay “deficiency dividends” in a later year and include such dividends in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency dividends, but we would be required in those circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends for the earlier year.

As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

•	Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	The basis of the stockholder’s shares would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the stockholder’s long-term capital gains.

Failure to Qualify as a REIT

If we were to fail to satisfy one or more requirements to qualify as a REIT, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. It is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Taxation of Taxable U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

If a partnership holds our stock, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding our stock should consult their tax advisors.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of dividends reinvested in additional shares of our common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock — Distribution Reinvestment Plan.”

Distributions Generally

Under the Jobs Growth Tax Relief Reconciliation Act of 2003, as extended by the Tax Increase Prevention and Reconciliation Act of 2005, certain “qualified dividend income” received by U.S. non-corporate stockholders in taxable years 2003 through 2010 is subject to tax at the same tax rates as long-term capital gain (generally, under the new legislation, a maximum rate of 15.0% for such taxable years). Distributions received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates, subject to two narrow exceptions. Under the first exception, distributions received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries) in which the REIT has invested. Under the second exception, distributions paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. So long as we qualify as a REIT, distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain distributions) will be taken into account by them as ordinary income (except, in the case of non-corporate stockholders, to the limited extent that we are treated as receiving “qualified dividend income.” In addition, as long as we qualify as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions received from us.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholders on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4.0% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her stock. A corporate U.S. stockholder, however, may be required to treat up to 20.0% of some capital gain distributions as ordinary income. See “Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of our common stock will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent a U.S. stockholder so elects, in which case those capital gains will be taxed as ordinary income.

Certain Dispositions of Our Common Shares

In general, any gain or loss realized upon a taxable disposition of our common stock by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has included in income any capital gains distributions with respect to the shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions included in income with respect to the shares, will be treated as long-term capital loss.

A redemption of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under section 302 of the Internal Revenue Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in us under section 302(b)(3) of the Internal Revenue Code, (b) is “substantially disproportionate” with respect to the stockholder under section 302(b)(2) of the Internal Revenue Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under section 302(b)(1) of the Internal Revenue Code. Under section 302(b)(2) of the Internal Revenue Code a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in section 318 of the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in us.

If the redemption is not treated as a dividend, the redemption of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders and to the IRS the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (which, for an individual, would be his or her social security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the IRS that the stockholder has failed properly to report payments of interest or dividends; or

•	Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the IRS that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the

U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Distributions from us to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income,” or UBTI, unless the stockholder has borrowed to acquire or carry its stock or has used the shares in a trade or business.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment such as ours will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Qualified trusts that hold more than 10.0% (by value) of the shares of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as such for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25.0% by value of the REIT interests or qualified trusts, each owning more than 10.0% by value of the REIT interests, holds in the aggregate more than 50.0% of the REIT interests. The percentage of any REIT distribution treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5.0% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT distribution. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as “Non-U.S. stockholders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

Ordinary Distributions

The portion of distributions received by Non-U.S. stockholders payable out of our earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Non-U.S. stockholder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. In general, Non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a Non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. stockholder and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless our common stock constitutes a U.S. real property interest, which we refer to as a “USRPI,” distributions by us that are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the Non-U.S. stockholder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as “FIRPTA,” at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions

A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business and will instead be treated the same as an ordinary distribution from us, provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient Non-U.S. stockholder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the Non-U.S. stockholder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the “regularly traded” requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. stockholder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a Non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax but may be subject to withholding tax.

Dispositions of Our Common Stock

A sale of our common stock by a Non-U.S. stockholder generally will be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Due to the Asset Tests requirements and provided the “domestically controlled” exception discussed below does not apply, we would expect to constitute a USRPI for all taxable years.

Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by Non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. stockholder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. We will not be “regularly traded” on an established securities market in the near future.

If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a Non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain,

subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. stockholder in two cases: (1) if the Non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. stockholder, the Non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain or (2) if the Non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment and the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

Federal Income Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We are entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, or the Check-the-Box-Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof; provided, that even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90.0% of the partnership’s gross income for each taxable year consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95.0% Gross Income Test applicable to REITs. We refer to this exemption from being treated as a publicly traded partnership as the Passive-Type Income Exemption. See “Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests.”

Under applicable Treasury Regulations, or the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, or the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933 and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Our operating partnership presently qualifies for the Private Placement Exclusion. Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, our operating partnership should not be treated as a corporation because it should be eligible for the 90.0% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “Requirements for Qualification as a REIT — Operational Requirements — Asset Tests.” In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership’s taxable income.

Income Taxation of Our Operating Partnership and Its Partners

Partners, Not Partnership, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we are required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions, and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

Partnership Allocations.  Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.  Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

Under the partnership agreement, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our partnership, except to the extent that our operating partnership is required under section 704(c) of the Internal Revenue Code to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash

Basis in Partnership Interest.  The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (A) our allocable share of our operating partnership’s income and (B) our allocable share of indebtedness of our operating partnership, and (3) reduced, but not below zero, by (A) our allocable share of our operating partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of Our Operating Partnership’s Property.  Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.

EMPLOYEE BENEFIT PLAN AND IRA CONSIDERATIONS

The following is a summary of some non-tax considerations associated with an investment in our shares by a Benefit Plan (as defined below). This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, and the Internal Revenue Code, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment. This summary does not address issues relating to governmental plans, church plans, and foreign plans that are not subject to ERISA or the prohibited transaction provisions of Section 4975 of the Internal Revenue Code but that may be subject to similar requirements under other applicable laws. Such plans must determine whether an investment in our shares is in accordance with applicable law and the plan documents.

In addition, this summary does not include a discussion of any laws, regulations or statutes that may apply to investors not covered by ERISA, including, for example, state statutes that impose fiduciary responsibility requirements in connection with the investment of assets of governmental plans, which may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code.

We collectively refer to employee pension benefit plans subject to ERISA (such as profit sharing, section 401(k) and pension plans), other arrangements subject to ERISA, retirement plans and accounts subject to Section 4975 of the Internal Revenue Code but not subject to ERISA (such as IRAs), and health and welfare plans subject to ERISA as Benefit Plans. Each fiduciary or other person responsible for the investment of the assets of a Benefit Plan seeking to invest plan assets in our shares must, taking into account the facts and circumstances of such Benefit Plan, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•	the need to value at fair market value the assets of the Benefit Plan annually; and

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Benefit Plan investor.

With respect to Benefit Plans which are subject to ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to follow the plan document and other instruments governing the plan insofar as such documents and instruments are consistent with ERISA; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA.

ERISA also requires that the assets of a Benefit Plan subject to ERISA be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan. In general, these are transactions between the plan and any person that is a “party in interest” or “disqualified person” with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our shares by Benefit Plans creates or gives rise to the potential for either prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares by Benefit Plans will cause our assets to be treated as assets of the investing Benefit Plans. Although neither ERISA nor the Internal Revenue Code specifically define the term “plan assets,” ERISA and a U.S. Department of Labor Regulation, referred to collectively as the “Plan Asset Rules,” provides guidelines as to the circumstances in which the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity. Under the Plan Asset Rules, if a Benefit Plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the Benefit Plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the Plan Asset Rules applies.

The regulation defines a publicly-offered security as a security that is:

•	“widely-held;”

•	“freely-transferable;” and

•	either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (2) sold in connection with an effective registration statement under the Securities Act of 1933, provided the securities are registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering occurred.

The Plan Asset Rules provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of this offering, our common stock will be “widely held,” our common stock will not be widely held until we sell shares to 100 or more independent investors.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Rules provide, however, that where the minimum investment in a public offering of securities is $10,000 or less, a restriction on, or a prohibition of, transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000; thus, the restrictions imposed upon shares in order to maintain our status as a REIT should not cause the shares to be deemed not “freely transferable.”

Our shares of common stock are being sold in connection with an effective registration statement under the Securities Act of 1933. We expect to be exempt from registration as an investment company under the Investment Company Act. See “Investment Objectives, Strategy and Criteria — Investment Company Act Considerations.”

In the event our assets could be characterized as “plan assets” of Benefit Plan investors that own shares of our common stock, one exception in the Plan Asset Rules provides that the assets of a Benefit Plan will not include the underlying assets of an entity in which the Benefit Plan invests if equity participation in the entity by “benefit plan investors” is not “significant.” Equity participation in an entity by benefit plan investors is considered “significant” if 25.0% or more of the value of any class of equity interests in the entity is held by such benefit plan investors. The terms “benefit plan investor” means (i) “employee benefit plans” subpart to Part 4 of Title I of ERISA, (ii) “plans” described in Section 4975(c)(i) of the Internal Revenue Code, and (iii) certain entities or funds whose underlying assets are considered plan assets by reason of investment in such entities or funds by investors described in clause (i) and (ii).

Equity interests held by a person with discretionary authority or control with respect to the assets of the entity, and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such person (other than a benefit plan investor), are disregarded for purposes of determining whether equity participation by benefit plan investors is significant. The Plan Asset Rules provide that the 25.0% of ownership test applies at the time of an acquisition by any person of the equity interests. In addition, an advisory opinion of the Department of Labor takes the position that a redemption of an equity interest by an investor constitutes the acquisition of an equity interest by the remaining investors (through an increase in their percentage ownership of the remaining equity interests). The Department of Labor position necessitates the testing of whether the 25.0% limitation has been exceeded at the time of a redemption of interests in the entity.

Our charter will prohibit benefit plan investors from owning, directly or indirectly, in the aggregate, 25.0% or more of our common stock prior to the date that either our common stock qualifies as a class of “publicly offered securities” or we qualify for another exemption in the Plan Asset Rules other than the 25.0% limitation. In addition, the charter also provides that we have the power to take certain actions to avoid having our assets characterized as “plan assets” under the Plan Asset Rules, including the right to redeem shares and to refuse to give effect to a transfer of shares. While we do not expect that we will need to exercise such power, we cannot give any assurance that such power will not be exercised. Based on the foregoing, we believe that our assets should not be deemed to be “plan assets” of any Benefit Plan that invests in our common stock.

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan investor, and an investment in our shares might constitute an inappropriate delegation of fiduciary responsibility to our management and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

In addition, if our underlying assets are deemed to be the assets of each benefit plan investor, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions would, for example, require that we avoid transactions with entities that are affiliated with us or any other fiduciaries or parties-in-interest or disqualified persons with respect to the benefit plan investors unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15.0% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, REIT Advisor and possibly other fiduciaries of Benefit Plans subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make whole the Benefit Plan for any losses incurred as a result of the transaction or breach. For those Benefit Plans that are outside the authority of the IRS, ERISA provides that the Secretary of the Department of Labor may impose civil penalties, which largely parallel the foregoing excise taxes imposed by the IRS, upon parties-in-interest that engage in a prohibited transactions. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code, and such individual would be taxable on the deemed distribution of all assets in the IRA.

Other Prohibited Transactions

Regardless of whether the our assets are characterized as “plan assets” under the Plan Asset Rules, a prohibited transaction could occur if we, REIT Advisor, any selected dealer or any of their affiliates are a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our common stock. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a direct or indirect fee with respect to “plan assets” or has any authority to do so. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Any potential investor considering an investment in shares of our common stock that is, or is acting on behalf of, a Benefit Plan is strongly urged to consult its own legal and tax advisors regarding the consequences of such an investment under ERISA, the Internal Revenue Code and any applicable similar laws.

DESCRIPTION OF CAPITAL STOCK

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find Additional Information” below.

Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total shares authorized, 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 200,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares and to the provisions in our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares issued in the offering will be fully paid and nonassessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. Our shares of common stock will have equal distribution, liquidation and other rights.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions and qualifications or terms or conditions of redemption of any new class or series of shares.

We will generally not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. We anticipate that we will engage a third party to act as our own transfer agent and registrar. Transfers can be effected simply by mailing a transfer and assignment form to our transfer agent, which we will provide to you at no charge upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the relative voting, conversion or other rights, preferences, restrictions, limitations as to distributions and qualifications or terms or conditions of redemption of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors or our president or upon the written request of stockholders entitled to cast at least 10.0% of the votes entitled to be cast at the meeting. The presence either in person or by proxy of stockholders entitled to cast 50.0% of the votes entitled to be cast at the meeting shall constitute a quorum. Generally, the affirmative vote of a majority of the votes cast is necessary to take stockholder action, except that the affirmative vote of holders of a majority of shares entitled to vote who are represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation or dissolution, (3) a merger, consolidation or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our charter, the vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders do have the power, without the concurrence of the directors, to remove a director from our board with or without cause, by the affirmative vote of a majority of stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.

Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include the name, address and telephone number, if available, of each stockholder of record and number of shares owned by each stockholder of record and will be sent within 10 days of our receipt of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.

Restriction on Ownership of Shares

In order for us to continue to qualify as a REIT, not more than 50.0% of our outstanding shares may be owned by any five or fewer individuals during the last half of any taxable year beginning with the second taxable year in which we qualify as a REIT. In addition, the outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualify as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

Our charter contains a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. We will designate a trustee of the share trust that will not be affiliated with us.

We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the shares-in-trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust.

The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the fair market value of such shares-in-trust, as determined in good faith by our board of directors. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of a devise, gift, or other event other than a transfer for value, the market price of such shares at the time of such devise, gift, or other event) and (2) the market price on the date we, or our designee, accepts such offer.

Any person who acquires shares in violation of the foregoing restriction or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT.

Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the limitation on ownership of more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in any of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the share trust.

Any stockholder of record who owns 5.0% (or such lower level as required by the Internal Revenue Code and the regulations thereunder) or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares actually owned by such stockholder, and such information regarding the beneficial ownership of the shares as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit.

Any subsequent transferee to whom you transfer any of your shares must also comply with the suitability standards we have established for all stockholders. See “Suitability Standards.”

Distributions and Distribution Policy

The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. Our board of directors approved a 6.50% per annum distribution to be paid to our stockholders beginning on January 8, 2007, the date we reached our minimum offering in our initial offering. The first distribution was paid in February 2007 for the period ended January 31, 2007. On February 14, 2007, our board of directors approved a 7.25% per annum distribution to be paid to our stockholders beginning with our February 2007 monthly distribution, which was paid in March 2007, and we have continued to pay distributions at that rate through 2008. It is our intent to continue to pay distributions. However, we cannot guarantee the amount of distributions paid in the future, if any.

For the year ended December 31, 2008, we paid distributions of $28,042,000 ($14,943,000 in cash and $13,099,000 in shares of our common stock pursuant to our distribution reinvestment plan, or the DRP), as compared to cash flows from operations of $20,677,000. From inception through December 31, 2008, we paid cumulative distributions of $34,038,000 ($18,266,000 in cash and $15,772,000 in shares of our common stock pursuant to the DRP), as compared to cumulative cash flows from operations of $27,682,000. The distributions paid in excess of our cash flows from operations were paid using proceeds from our offering.

For the years ended December 31, 2008 and 2007, our FFO was $8,745,000 and $2,124,000, respectively. FFO was reduced by noncash losses caused by the reduced fair market value of interest rate swaps of $12,821,000 and $1,377,000 for the years ended December 31, 2008 and 2007, respectively. For the years ended December 31, 2008 and 2007, we paid distributions of $28,042,000 and $5,996,000, respectively. Such amounts were covered by FFO of $8,745,000 in 2008 and $2,124,000 in 2007, which is net of the noncash losses described below. The distributions paid in excess of our FFO were paid using proceeds from our offering. Excluding such noncash losses, FFO would have been $21,566,000 and $3,501,000, respectively. From inception through December 31, 2008, our FFO was $10,627,000, which was reduced by noncash losses caused by the reduced fair market value of interest rate swaps of $14,198,000, as described below. From inception through December 31, 2008, we paid cumulative distributions of $34,038,000. Of this amount, $10,627,000 was covered by our FFO which is net of the noncash losses described below. The distributions paid in excess of our FFO were paid using proceeds from our offering. Excluding such noncash losses, FFO would have been $24,825,000.

In order to manage interest rate risk, we enter into interest rate swaps to fix interest rates, which are derivative financial instruments. These interest rate swaps are required to be recorded at fair market value, even if we have no intention of terminating these instruments prior to their respective maturity dates. All changes in the fair value of the interest rate swaps are marked-to-market with changes in value included in net income (loss) each period until the instrument matures. We have no intentions of terminating these instruments prior to their respective maturity dates. The value of our interest rate swaps will fluctuate until the instrument matures and will be zero upon maturity of the instruments. Therefore, any gains or losses on derivative financial instruments will ultimately be reversed.

We intend to accrue distributions on a daily basis and pay distributions on a monthly basis. Our distribution policy is set by our board of directors and is subject to change based on available cash flows. In connection with a distribution to our stockholders, our board of directors authorizes a monthly distribution for a certain dollar amount per share of our common stock. We then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates, and your distributions begin to accrue on the date we mail a confirmation of your subscription for shares of our common stock, subject to our acceptance of your subscription.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90.0% of our annual taxable income to our stockholders. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement.” Generally, income distributed to stockholders will not be taxable to us under the Internal Revenue Code if we distribute at least 90.0% of our taxable income. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities or sell assets in order to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90.0% of our taxable income, other than net capital gains, in order to qualify as a REIT.

Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and the amount of each distribution in excess of your tax basis in your shares will be taxable as a gain realized from the sale of your shares. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares you may realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. Please see “Federal Income Tax Considerations.”

Under the Maryland General Corporation Law, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to a committee of directors or one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities so distributed to stockholders are readily marketable. Stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan, or the DRP, available that allows you to have your distributions otherwise distributable to you invested in additional shares of common stock.

During this offering, you may purchase shares under our distribution reinvestment plan for $9.50 per share. Thereafter, shares in the plan will be offered (1) 95.0% of the offering price in any subsequent public equity offering during such offering, and (2) 95.0% of the most recent offering price for the first 12 months subsequent to the close of the last public offering of shares prior to the listing of the shares on a national securities exchange. After that 12-month period, participants in the DRP plan may acquire shares at 95.0% of the per share valuation determined by a firm chosen for that purpose until the listing. From and after the date of such listing, participants may acquire shares at a price equal to 100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the shares are traded. We will not pay selling commissions, the dealer manager fee or due diligence expense reimbursements with respect to shares purchased pursuant to our distribution reinvestment plan. A copy of the DRP as currently in effect is included as Exhibit B to this prospectus.

Stockholders participating in the DRP may purchase whole or fractional shares, subject to certain minimum investment requirements and other restrictions which may be imposed by the board of directors. If sufficient shares of our common stock are not available for issuance under the DRP, we will remit excess dividends of net cash from operations to the participants. If you elect to participate in the DRP, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or the subscription agreement relating to such investment, you will promptly notify us in writing of that fact.

Stockholders purchasing shares of our common stock pursuant to the DRP will have the same rights and will be treated in the same manner as if such shares of common stock were purchased pursuant to this offering.

Following reinvestment, we will send each participant a written confirmation showing the amount of the distribution, the number of shares of common stock owned prior to the reinvestment, and the total number of shares of common stock owned after the distribution reinvestment.

You may elect to participate in the DRP by making the appropriate election on the subscription agreement, or by completing the enrollment form or other authorization form available from the plan administrator. Participation in the plan will begin with the next distribution made after receipt of your election. We may terminate the DRP for any reason at any time upon 10 days’ prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our shares would cause the percentage ownership limitation contained in our charter to be exceeded. In addition, you may terminate your participation in the DRP by providing us with 10 days’ written notice. A transfer of common stock will terminate the stockholder’s participation in the DRP with respect to such shares unless the transferee makes an election to participate in the plan.

If you elect to participate in the DRP and are subject to federal income taxation, you will incur a tax liability for distributions otherwise distributable to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely on sources of funds other than our distributions to pay your taxes. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution.

Share Repurchase Plan

Our board of directors has adopted a share repurchase plan that provides eligible stockholders with limited, interim liquidity by enabling them to sell their shares back to us in limited circumstances. However, our board of directors could choose to amend the provisions of the share repurchase plan without stockholder approval. Our share repurchase plan permits you to sell your shares back to us, subject to the significant restrictions and conditions described below.

Purchase Price.  Unless the shares are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares will be as follows:

•	for stockholders who have continuously held their shares for at least one year, the lower of $9.25 or 92.5% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least two years, the lower of $9.50 or 95.0% of the price paid to acquire shares from us;

•	for stockholders who have continuously held their shares for at least three years, the lower of $9.75 or 97.5% of the price paid to acquire shares from us; and

•	for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire shares from us.

If shares are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price shall be: (1) for stockholders who have continuously held their shares for less than four years, 100% of the price paid to acquire the shares from us; or (2) for stockholders who have continuously held their shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire the shares from us.

Holding Period.  Only shares that have been held by the presenting stockholder for at least one year are eligible for repurchase, except in the case of death or qualifying disability.

Subject to the conditions and limitations below, we will repurchase shares of our common stock held for less than the one-year holding period upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchases on behalf of the trust. We must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of the shares, the request to repurchase the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Furthermore, and subject to the conditions and limitations described below, we will repurchase shares held for less than the one-year holding period by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by our board of directors, after receiving written notice from such stockholder. We must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

We will make repurchases under our repurchase plan quarterly, at our sole discretion, on a pro rata basis. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to 5.0% of the weighted average number of shares outstanding during the prior calendar year. Funding for our repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan.

If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

Our board of directors, in its sole discretion, may choose to terminate, amend or suspend our share repurchase plan at any time if it determines that the funds allocated to our share repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution payment. A determination by the board of directors to terminate, amend or suspend our share repurchase plan will require the affirmative vote of a majority of the board of directors, including a majority of the independent directors.

We cannot guarantee that the funds set aside for our share repurchase plan will be sufficient to accommodate all requests made each year. Pending requests will be honored on a pro rata basis if insufficient funds are available to honor all requests. If no funds are available for the plan when repurchase is requested, the stockholder may withdraw the request or ask that we honor the request when funds are available. In addition, you may withdraw a repurchase request upon written notice at any time prior to the date of repurchase.

Stockholders are not required to sell their shares to us. Our share repurchase plan is intended only to provide limited, interim liquidity for stockholders until a liquidity event occurs, such as the listing of our common stock on a national securities exchange, our merger with a listed company or the sale of substantially all of our assets. We cannot guarantee that a liquidity event will occur.

Shares we purchase under our share repurchase plan will be canceled and will have the status of authorized but unissued shares. Shares we acquire through our share repurchase plan will not be reissued unless they are first registered with the SEC under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

If we terminate, amend or suspend our share repurchase plan, we will send a letter to stockholders informing them of the change, and we will disclose the changes in reports filed with the SEC. For more information, please see the copy of our share repurchase plan attached as Exhibit C.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a Roll-up Entity, that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to REIT Advisor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(A) remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter, and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock — Meetings and Special Voting Requirements”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.

Business Combinations

Under Maryland law, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then-outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

In our charter, we have elected that vacancies on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to any of the other provisions of Subtitle 8.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, or (3) provided that the board of directors has determined that directors will be elected at the meeting by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws

The business combination provisions (if our board of directors opts back in to such provisions or fails to first approve a business combination) and the control share acquisition provisions (if the bylaw provision exempting us from such provisions is repealed) of Maryland law, the provisions of our charter electing to be subject to Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

THE OPERATING PARTNERSHIP AGREEMENT

General

Grubb & Ellis Healthcare REIT Holdings, L.P. was formed on April 20, 2006 to acquire, own and operate properties on our behalf. It will allow us to operate as what is generally referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which is a structure generally utilized to provide for the acquisition of real estate from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. These owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an operating partnership, such as our operating partnership, will be deemed to be assets and income of the REIT.

The property owner’s goals are accomplished because a property owner may contribute property to our UPREIT in exchange for limited partnership units on a tax-deferred basis while obtaining rights similar in many respects to those afforded to our stockholders. For example, our operating partnership is structured to make distributions with respect to limited partnership units which will be equivalent to the distributions made with respect to our common stock. In addition, a limited partner in our operating partnership may later redeem his or her limited partnership units and, if we consent, receive shares of our common stock in a taxable transaction.

The partnership agreement for our operating partnership contains provisions which would allow under certain circumstances, other entities to merge into or cause the exchange or conversion of their interests for interests in our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests which would be entitled to the same redemption rights as other holders of limited partnership interests in our operating partnership. Further, if our operating partnership needs additional financing for any reason, it is permitted under the partnership agreement to issue additional limited partnership interests which also may be entitled to such redemption rights. As a result, any such merger, exchange or conversion or any separate issuance of redeemable limited partnership interests ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We hold and intend to hold substantially all of our assets through our operating partnership, and we intend to make future acquisitions of properties using the UPREIT structure. We are the sole general partner of our operating partnership and, as of the date of this prospectus, owned an approximately 99.99% equity percentage interest in our operating partnership. REIT Advisor is currently the only limited partner of our operating partnership and holds an approximately 0.01% limited partnership interest in our operating partnership resulting from a capital contribution of $200,000 (whereby REIT Advisor acquired 20,000 limited partnership units). These units constitute 100% of the limited partnership units outstanding at this time. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of the material provisions of the partnership agreement of our operating partnership. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

If our operating partnership issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in our operating partnership calculated based upon the amount of the capital contribution and the value of our operating partnership at the time of such contribution.

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will assume the obligation to pay, and will be deemed to have simultaneously paid, the selling commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us and REIT Advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds, or we may cause our operating partnership to borrow such funds.

Issuance of Additional Units

As general partner of our operating partnership, we can, without the consent of the limited partners, cause our operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights which are different and/or superior to those of general partnership units that we hold and/or limited partnership units.

Further, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in our best interest and the best interest of our operating partnership.

Operations

The partnership agreement of our operating partnership provides that our operating partnership is to be operated in a manner that will enable us to:

•	satisfy the requirements for being qualified as a REIT for tax purposes;

•	avoid any federal income or excise tax liability; and

•	ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Federal Income Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real estate, our operating partnership will assume and pay when due or reimburse us for payment of all of our administrative and operating costs and expenses and such expenses will be treated as expenses of our operating partnership.

Distributions and Allocations

We intend to distribute to our stockholders 100% of all distributions we receive from our operating partnership. The partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their percentage interests (which will be based on relative capital contributions) at such times and in such amounts as we determine as general partner. The partnership agreement also provides that our operating partnership may distribute net proceeds from the sale to its partners in accordance with their percentage interests. All distributions shall be made such that a holder of one unit of limited partnership interest in our operating partnership will receive annual distributions from our operating partnership in an amount equal to the annual distributions paid to the holder of one of our shares. However, after we have received distributions from our operating partnership equal to the amount necessary to have provided our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital, 15.0% of any remaining net proceeds from sales will be distributed to REIT Advisor, and the other 85.0% of such remaining proceeds may be distributed to the partners in accordance with their relative percentage interests at such times and in such amounts as we determine as general partner. Average invested capital is, for a specified period, the aggregate issue price of shares purchased by our stockholders, reduced by distributions of net sales proceeds to us by our operating partnership (all of which we intend to distribute to our stockholders) and by any amounts paid by us to repurchase shares pursuant to our share repurchase plan.

If our shares become listed on a national securities exchange, REIT Advisor will no longer be entitled to participate in proceeds from sales as described above. However, REIT Advisor will be entitled to receive a distribution from our operating partnership in an amount equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding shares following listing (determined as described below) plus the cumulative distributions made to us by our operating partnership from our inception through the listing date exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares pursuant to our share repurchase plan) plus an annual 8.0% cumulative, non-compounded return on average invested capital through the date of listing. For purposes of the distribution upon a listing, the market value of our outstanding shares following listing will be calculated based on the average market value of the shares issued and outstanding at the time of listing for the 30 trading days beginning on the 180th day after the shares are first listed on a national securities exchange. The distribution may be paid in cash or shares of our common stock, as determined by our board of directors, including a majority of our independent directors. In the event we elect to satisfy the distribution obligation in the form of shares, the number of shares will be determined based on the market value of our shares as described above. Upon payment of this distribution, all limited partnership units in our operating partnership held by REIT Advisor will be redeemed for cash equal to the value of an equivalent number of our shares of common stock.

REIT Advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange. If REIT Advisor elects to defer the payment and there is a listing of our shares on a national securities exchange or a merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange, then, subject to certain conditions, REIT Advisor will be entitled to receive a distribution in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or merger date, as applicable) owned as of the termination of the advisory agreement, plus any assets acquired after such termination for which REIT Advisor was entitled to receive an acquisition fee, or the included assets, less any indebtedness secured by the included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable (excluding any capital raised after the completion of this offering) (less amounts paid to repurchase shares pursuant to our share repurchase plan), plus an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable.

If REIT Advisor elects to defer the payment and there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then, subject to certain conditions, REIT Advisor will be entitled to receive a distribution in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital and the capital value of such partnership units (less amounts paid to repurchase shares pursuant to our share repurchase program) through the date of the liquidity event plus (2) an annual 8.0% cumulative, non-compounded return on such invested capital and the capital value of such partnership units measured for the period from inception through the liquidity event date. Our operating partnership may satisfy the distribution obligation by either paying cash or issuing an interest-bearing promissory note. If the promissory note is issued and not paid within five years of the issuance of the note, we would be required to purchase the promissory note (including accrued but unpaid interest) in exchange for cash or shares of our common stock. Upon payment of this distribution, all units in our operating partnership held by REIT Advisor will be redeemed by our operating partnership for cash equal to the value of an equivalent number of our shares.

Under the partnership agreement, our operating partnership may issue preferred units that entitle their holders to distributions prior to the payment of distributions for other units of limited partnership units and/or the units of general partnership interest that we hold.

The partnership agreement of our operating partnership provides that net profits will be allocated to the partners in accordance with their percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. However, to the extent that REIT Advisor receives a distribution of proceeds from sales or a distribution upon the listing of our shares, there will be a corresponding allocation of profits of our operating partnership to REIT Advisor. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

Upon the liquidation of our operating partnership, after payment of debts and obligations, and after any amounts payable to preferred units, any remaining assets of our operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

Amendments

In general, we may amend the partnership agreement as general partner. Certain amendments to the partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, including amendments that would:

•	convert a limited partner’s interest in our operating partnership into a general partnership interest;

•	require the limited partners to make additional capital contributions to our operating partnership; or

•	adversely modify the limited liability of any limited partner.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the partnership agreement to amend these amendment limitations.

Redemption Rights

The limited partners of our operating partnership, including REIT Advisor (subject to specified limitations), have the right to cause our operating partnership to redeem their limited partnership units for, at our option, cash equal to the value of an equivalent number of shares of our common stock or a number of our shares equal to the number of limited partnership units redeemed. Unless we elect in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares of our common stock upon such exercise would:

•	adversely affect our ability to qualify as a REIT under the Internal Revenue Code or subject us to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code;

•	violate any provision of our charter or bylaws;

•	constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	cause us to own 10.0% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	cause our operating partnership to become a “publicly traded partnership” under the Internal Revenue Code; or

•	cause our operating partnership to cease to be classified as a partnership for federal income tax purposes.

Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units.

We do not expect to issue any of the shares of common stock offered by this prospectus to limited partners of our operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its redemption rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Any common stock issued to the limited partners upon redemption of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration. We may grant holders of partnership interests registration rights for such shares of common stock.

As a general partner, we have the right to grant similar redemption rights to holders of other classes of units, if any, in our operating partnership, and to holders of equity interests in the entities that own our properties.

As discussed above under “— Distributions and Allocations,” upon payment of a distribution upon listing, all units in our operating partnership held by REIT Advisor will be redeemed for cash equal to the value of an equivalent number of shares of our common stock.

Transferability of Interests

We may not voluntarily withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the limited partners not affiliated with us or REIT Advisor approve the transaction by majority vote.

With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner.

Term

Our operating partnership will be dissolved and its affairs wound up upon the earliest to occur of certain events, including:

•	the expiration of the term of our operating partnership on December 31, 2036;

•	our determination as general partner to dissolve our operating partnership;

•	the sale of all or substantially all of the assets of our operating partnership; or

•	our withdrawal as general partner of our operating partnership, unless the remaining partners determine to continue the business of our operating partnership.

Tax Matters

We are the tax matters partner of our operating partnership and, as such, have the authority to handle tax audits and to make tax elections under the Internal Revenue Code on behalf of our operating partnership.

Indemnification

The partnership agreement requires our operating partnership to indemnify us, as general partner (and our directors, officers and employees) and the limited partners, including REIT Advisor (and its managers, members and employees), against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•	in the case of us, as general partner, and the limited partners, our or their fraud, willful misconduct or gross negligence;

•	in the case of our directors, officers and employees (other than our independent directors), REIT Advisor and its managers, members and employees, such person’s negligence or misconduct; or

•	in the case of our independent directors, such person’s gross negligence or willful misconduct.

In addition, we, as general partner, and the limited partners will be held harmless and indemnified for losses only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	such liability or loss was not the result of negligence or misconduct by the directors;

•	such liability or loss was not the result of gross negligence or willful misconduct by the independent directors; and

•	any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of us, as general partner, and the limited partners will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Finally, our operating partnership must reimburse us for any amounts paid in satisfaction of our indemnification obligations under our charter. Our operating partnership may not provide indemnification or advancement of expenses to us (or our directors, officers or employees) to the extent that we could not provide such indemnification or advancement of expenses under the limitations of our charter. See “Management — Limited Liability and Indemnification of Directors, Officers and Others.”

PLAN OF DISTRIBUTION

General

We are offering a maximum of $2,200,000,000 in shares of our common stock in this offering, including $2,000,000,000 in shares of our common stock initially allocated to be offered in the primary offering and $200,000,000 in shares of our common stock initially allocated to be offered pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may plan to choose to reallocate some or all of the shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. The shares of our common stock in the primary offering are being offered at $10.00 per share. Shares of our common stock purchased pursuant to our distribution reinvestment plan will be sold at $9.50 per share during this offering.

This is a continuous offering that will end no later than          , 2011, two years from this date of the prospectus, unless extended. If we extend beyond          , 2011, we will supplement the prospectus accordingly. We may also terminate this offering at any time.

Our board of directors determined the offering price of $10.00 per share based on consideration of the offering price of shares offered by similar REITs and the administrative convenience to us and investors of the share price being an even dollar amount. This price bears no relationship to the value of our assets or other established criteria for valuing shares.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Realty Capital Securities, LLC, a registered broker-dealer, will serve as our dealer manager for this offering on a “best efforts” basis, which means generally that our dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Our dealer manager may authorize certain other broker-dealers who are members of FINRA, who we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager receives selling commissions of 7.0% of the gross offering proceeds from sales of shares of our common stock in the primary offering, subject to reductions based on volume and special sales. No selling commissions will be paid for sales pursuant to the distribution reinvestment plan. Our dealer manager also receives 3.0% of the gross offering proceeds in the form of a dealer manager fee for shares sold in the primary offering all of which may be allowed to participating broker-dealers. No selling commission, dealer manager fee or due diligence expense reimbursement will be paid for shares sold pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

We will reimburse participating broker-dealers participating in the offering for their accountable bona fide due diligence expenses, provided such expenses are supported by detailed and itemized invoices.

As required by the rules of FINRA, total underwriting compensation will not exceed 10.0% of our gross offering proceeds. Many states also limit our total organization and offering expenses to 15.0% of gross offering proceeds.

Our total organization and offering expenses are expected not to exceed 11.0% of the gross proceeds of our primary offering, as shown in the following table:

Organization and Offering Expenses

		Maximum Percentage of
	Estimated Dollar	Gross Offering
Expense	Amount	Proceeds

Selling commissions	$140,000,000	7.0
Dealer manager fee	60,000,000	3.0
All other organization and offering expenses	20,000,000	1.0

Total	$220,000,000	11.0%

We have agreed to indemnify the participating broker-dealers and the dealer manager against liabilities, including liabilities under the Securities Act of 1933, that arise out of breaches by us of the dealer manager agreement between us and the dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. Please see “Management — Limited Liability and Indemnification of Directors, Officers and Others” for a discussion of conditions that must be met for participating broker-dealers or the dealer manager to be indemnified by us for liabilities arising out of state or federal securities laws.

The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Our executive officers and directors may purchase shares in this offering at a discount. We expect that a limited number of shares will be sold to those individuals. However, except for the share ownership limitations contained in our charter, there is no limit on the number of shares that may be sold to those individuals at this discount. The purchase price for such shares shall be $9.00 per share reflecting the fact that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount.

No selling commission will be charged (and the price will be correspondingly reduced) for sales of shares in the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor paid on a fee-for-service basis by the investor. In addition, no selling commission will be charged (and the price will be correspondingly reduced) for sales of shares to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities.

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such sales are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

	Commission	Price
Shares Purchased	Rate	Per Share

1 to 50,000	7.0%	$10.00
50,001 to 100,000	6.0%	$9.90
100,001 to 200,000	5.0%	$9.80
200,001 to 500,000	4.0%	$9.70
500,001 to 750,000	3.0%	$9.60
750,000 to 1,000,000	2.0%	$9.50
1,000,001 and up	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental shares falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,249,996 would result in a total purchase of 126,020 shares as follows:

•	50,000 shares at $10.00 per share (total: $500,000) and a 7.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 6.0% commission; and

•	26,020 shares at $9.80 per share (total: $254,996) and a 5.0% commission.

The net proceeds to us will not be affected by volume discounts. Requests to apply the volume discount provisions must be made in writing and submitted simultaneously with your subscription for shares. Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers. An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable. Except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

Admission of Stockholders

We intend to admit stockholders periodically as subscriptions for shares are received in good order, but not less frequently than monthly. Upon acceptance of subscriptions, subscription proceeds will be transferred into our operating account, out of which we will acquire real estate and pay fees and expenses as described in this prospectus.

Minimum Investment

The minimum purchase is 100 shares, which equals a minimum investment of $1,000, except for purchases by our existing investors, which may be in lesser amounts.

Our dealer manager and each participating broker-dealer who sells shares have the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor and that the requisite suitability standards are met. See “Suitability Standards.” In making this determination, our dealer manager or the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that our dealer manager or the participating broker-dealer will be responsible for determining suitability.

Our dealer manager or each participating broker-dealer shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Automatic Investment Plan

Investors who desire to purchase shares in this offering at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering. The minimum periodic investment is $100 per month.

Investors who reside in the State of Ohio may not participate in the Automatic Investment Plan.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment; and

•	the number and price of the shares purchased by you.

We will pay dealer manager fees and selling commissions in connection with sales under the automatic investment plan to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment plan.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. If you elect to participate in the automatic investment plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations set forth in the then-current prospectus and subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (on page i).

Excess Sales in the State of Washington

In July 2008, we sold $931,355 in shares of our common stock in excess of the amount registered for sale in the State of Washington. We have since registered these shares. However, as a result of the sale of these excess shares, we may be subject to potential liability, including from investors who purchased such shares prior to their registration.

REPORTS TO STOCKHOLDERS

We will furnish each stockholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•	financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, which are audited and reported on by independent registered public accounting firm; and

•	full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors or any other of our affiliates occurring in the year for which the annual report is made.

While we are required by the Securities Exchange Act of 1934 to file with the SEC annual reports on Form 10-K, we will furnish a copy of each such report to each stockholder. Stockholders also may receive a copy of any Form 10-Q upon request. We will also provide quarterly distribution reports.

We provide appropriate tax information to our stockholders within 30 days following the end of each fiscal year. Our fiscal year is the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. This material may include a brochure describing our investment objectives, a fact sheet that provides information regarding properties purchased to date and other summary information related to our offering, property brochures, and a power point presentation that provides information regarding our company and our offering. In addition, the sales material may contain quotations from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein with the exception of third-party article reprints, “tombstone” newspaper advertisements or solicitations of interest limited to identifying the offering and the location of sources of additional information.

The offering of our shares is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of shares of our common stock.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. The statements under the caption “Federal Income Tax Considerations” as they relate to federal income tax matters have been reviewed by Alston & Bird LLP, Atlanta, Georgia and Alston & Bird LLP has opined as to certain income tax matters relating to an investment in our shares. Alston & Bird LLP has also represented REIT Advisor as well as various other affiliates of REIT Advisor in other matters and may continue to do so in the future.

EXPERTS

The consolidated financial statements and the related financial statement schedules of Grubb & Ellis Healthcare REIT, Inc. and subsidiaries incorporated in this prospectus by reference from Grubb & Ellis Healthcare REIT, Inc.’s Annual Report on Form 10K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that are incorporated by reference into this prospectus at the website maintained by our sponsor, www.gbe-reits.com.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 27, 2009; and

•	Our Current Reports on Form 8-K filed with the SEC January 9, 2009, January 30, 2009, March 5, 2009, March 18, 2009 and March 19, 2009.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the reports or documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write or call us at 1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705, (714) 667-8252. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-11 under the Securities Act of 1933 with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. As a result of the effectiveness of the registration statement, we are subject to the informational reporting requirements of the Exchange Act and, under that Act, we will file reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including its exhibits and schedules, and the reports, proxy statements and other information filed by us with the SEC may be inspected and copied, at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s web site.

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

Grubb & Ellis
HEALTHCARE REIT

(To be named "Healthcare Trust of America, Inc.")

The undersigned hereby tenders this subscription and applies for the purchase of the dollar amount of shares of common stock (the "Shares") of Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation (the "Company") set forth below.

1. INVESTMENT

Amount Of Subscription: $ ______________________
(minimum initial investment is $1,000)

☐ Initial Investment - OR -

☐ Additional Investment in this Offering *(minimum of $____)*

☐ Shares are being Purchased net of commissions *(purchase pursuant to a wrap fee arrangement or by a registered representative on his/her own behalf)*

2. TYPE OF OWNERSHIP (select only one)

☐ **Individual** *(one signature required)*

☐ **Joint Tenants with Right of Survivorship** *(all parties must sign)*

☐ **Community Property** *(all parties must sign)*

☐ **Tenants in Common** *(all parties must sign)*

☐ **Uniform Gift to Minors Act** State of ____ *(custodian signature required)*

☐ **Uniform Transfer to Minors Act** State of _____ *(custodian signature required)*

☐ **Qualified Pension or Profit Sharing Plan** *(include Plan Documents)*

☐ **Trust** *(include title and signature pages)*

☐ **Corporation** *(include Corporate Resolution; authorized signature required)*

☐ **Partnership** *(include Partnership Agreement; authorized signature required)*

☐ **Other** *(specify and include title and signature pages)*

____

☐ **Custodial Arrangement** *(owner and custodian signature required)*

☐ **IRA** ☐ **Roth IRA** ☐ **SEP** ☐ **KEOGH**

☐ **OTHER** ______________________

Name of Custodian ______________________

Mailing Address ______________________

City ______________ State ________ Zip ________

Custodian Information *(to be completed by custodian above)*

Custodian Tax ID # ______________________

Custodian Account # ______________________

Custodian Phone # ______________________

3. INVESTOR INFORMATION (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner ***(Please print name(s) to whom Shares are to be registered)***

First Name	Middle Name	Last Name	
Social Security Number		Date of Birth	
Street Address	City	State	Zip Code
If Not a US Citizen, Specify Country of Citizenship		Daytime Phone Number	

Joint Owner/Minor

First Name	Middle Name	Last Name

Social Security Number			Date of Birth
Street Address	City	State	Zip Code
If Not a US Citizen, Specify Country of Citizenship			Daytime Phone Number

3. INVESTOR INFORMATION

Trust

Name of Trust	Date of Trust		
Name(s) of Trustee(s)			
Taxpayer Identification Number			
Name of Beneficial Owner(s)			
Beneficial Owner(s) Street Address	City	State	Zip Code
Social Security Number	Date of Birth	Occupation	

Corporation/Partnership/Other

Entity Name	Tax ID Number	Date of Entity Formation
Name(s) of Officer(s), General Partner or other Authorized Person(s)		

4. DISTRIBUTIONS

I hereby subscribe for Shares of Grubb & Ellis Healthcare REIT, Inc. and elect the distribution option indicated below:

(IRA accounts may not direct distributions without the custodian's approval)

☐ I choose to participate in the Company's Distribution Reinvestment Plan.*	☐ I choose to have distributions deposited in a checking, savings or brokerage account.**	☐ I choose to have distributions mailed to me at the address listed in Section 3.	☐ I choose to have distributions mailed to me at the following address: ______ ______ ______

* Each investor that elects to have his or her distributions reinvested in the Company's Distribution Reinvestment Plan agrees to notify the Company and the broker-dealer named in this Subscription Agreement in writing if at any time he or she is unable to make any representations and warranties set forth in the Prospectus, as supplemented, and this Subscription Agreement, including but not limited to the representations and warranties contained in Section 6 below.

** Please attach a pre-printed, voided check.

I authorize the Company or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Company to cancel it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit.

Name of Financial Institution	Mailing Address	
City	State	Zip Code
Your Bank's ABA Routing Number	Your Account Number	Account Type: ☐ Checking ☐ Savings
☐ Brokerage		

The deposit services above cannot be established without a pre-printed, voided check. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature of Individual/Trustee/Beneficial Owner	**Signature of Joint Owner/Co-Trustee**

APPENDIX A TO SUBSCRIPTION AGREEMENT

NOTICE TO STOCKHOLDER OF ISSUANCE OF
UNCERTIFICATED SHARES OF COMMON STOCK
Containing the Information Required by Section 2-211 of the
Maryland General Corporation Law

To: Stockholder

From: Grubb & Ellis Healthcare REIT, Inc.

Shares of Common Stock, $0.01 par value per share

Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation (the “Corporation”), is issuing to you, subject to acceptance by the Corporation, the number of shares of its common stock (the “Shares”) that correspond to the dollar amount of your subscription as set forth in your subscription agreement with the Corporation. The Shares do not have physical certificates. Instead, the Shares are recorded on the books and records of the Corporation, and this notice is given to you of certain information relating to the Shares. All capitalized terms not defined herein have the meanings set forth in the Corporation’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The Corporation has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Corporation at its principal office.

EXHIBIT B

DISTRIBUTION REINVESTMENT PLAN

The Distribution Reinvestment Plan (the “DRP”) for Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation (the “Company”), offers to holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), the opportunity to purchase, through reinvestment of distributions, additional shares of Common Stock, on the terms, subject to the conditions and at the prices herein stated.

The DRP has been implemented in connection with the Company’s Registration Statement under the Securities Act of 1933 on Form S-11, including the prospectus contained therein (the “Prospectus”) and the registered initial public offering of 221,052,632 shares of the Company’s Common Stock (the “Initial Offering”), of which amount 21,052,632 shares will be registered and reserved for distribution pursuant to the DRP (the “Initial DRP Shares”).

Initially, distributions reinvested pursuant to the DRP will be applied to the purchase of shares of Common Stock at a price per share equal to $9.50 (the “Initial Offering DRP Price”) until all of the Initial DRP Shares have been purchased or until the termination of the Initial Offering, whichever occurs first. Thereafter, the Company may, in its sole discretion, effect additional public equity offerings of Common Stock for use in the DRP at a price per share equal to 95.0% of the offering price in such subsequent public equity offering (the “Subsequent Offering DRP Price”). The Company may also offer shares of Common Stock under the DRP at a price per share equal to 95.0% of the most recent offering price (the “Post-Offering DRP Price”) for the first 12 months subsequent to the close of the last public offering of Common Stock prior to the listing of Common Stock on a national securities exchange (a “Listing”). After that 12-month period, participants in the DRP may acquire Common Stock under the DRP at a price per share equal to 95.0% of the per share valuation determined by the Company or another firm chosen for that purpose until the Listing (the “Pre-Listing DRP Price”). From and after the date of the Listing, participants in the DRP may acquire Common Stock at a price per share equal to 100% of the average daily open and close price per share on the distribution payment date, as reported by the national securities exchange on which the Common Stock is traded (individually the “Listing DRP Price” and collectively referred to herein with the Initial Offering DRP Price, the Subsequent Offering DRP Price, the Post-Offering DRP Price and the Pre-Listing DRP Price as the “DRP Price”).

The DRP

The DRP provides you with a simple and convenient way to invest your cash distributions in additional shares of Common Stock. As a participant in the DRP and during the Initial Offering, you may purchase shares at the Initial Offering DRP Price until all of the Initial DRP Shares have been purchased or until the Company elects to terminate the DRP. If the Company elects to keep the DRP in effect after the Initial Offering, you may purchase shares at the Subsequent Offering DRP Price, the Post-Offering DRP Price, the Pre-Listing DRP Price or the Listing DRP Price, as applicable.

You receive free custodial service for the shares you hold through the DRP.

Shares for the DRP will be purchased directly from the Company. Such shares will be authorized and may be either previously issued or unissued shares. Proceeds from the sale of Common Stock under the DRP will be used to provide the Company with funds for its general corporate purposes.

Eligibility

Holders of record of Common Stock are eligible to participate in the DRP only with respect to 100% of their shares. If your shares are held of record by a broker or nominee and you want to participate in the DRP, you must make appropriate arrangements with your broker or nominee.

The Company may refuse participation in the DRP to stockholders residing in states where shares offered pursuant to the DRP are neither registered under applicable securities laws nor exempt from registration.

Administration

As of the date of the Prospectus, the DRP will be administered by the Company or an affiliate of the Company (the “DRP Administrator”), but a different entity may act as DRP Administrator in the future. The DRP Administrator will keep all records of your DRP account and send statements of your account to you. Shares of Common Stock purchased under the DRP will be registered in the name of each participating stockholder.

Enrollment

You must own shares of Common Stock in order to participate in the DRP. You may become a participant in the DRP by completing and signing the enrollment form enclosed with the Prospectus and returning it to us at the time you subscribe for shares. If you receive a copy of the Prospectus or a separate prospectus relating solely to the DRP and have not previously elected to participate in the DRP, then you may so elect at any time by completing the enrollment form attached to such prospectus or by other appropriate written notice to the Company of your desire to participate in the DRP.

Your participation in the DRP will begin with the first distribution payment after your signed enrollment form is received, provided such form is received on or before 10 days prior to the record date established for that distribution. If your enrollment form is received after the record date for any distribution and before payment of that distribution, that distribution will be paid to you in cash and reinvestment of your distributions will not begin until the next distribution payment date.

Costs

Purchases under the DRP will not be subject to selling commissions, marketing support fees or due diligence reimbursements. All costs of administration of the DRP will be paid by the Company. However, any interest earned on distributions on shares within the DRP will be paid to the Company to defray certain costs relating to the DRP.

Purchases and Price of Shares

Investment Date.  Common Stock distributions will be invested within 30 days after the date on which Common Stock distributions are paid (the “Investment Date”). Payment dates for Common Stock distributions will be ordinarily on or about the last day of each month but may be changed to quarterly in the sole discretion of the Company. Any distributions not so invested will be returned to participants in the DRP.

You become an owner of shares purchased under the DRP as of the Investment Date. Distributions paid on shares held in the DRP (less any required withholding tax) will be credited to your DRP account. Distributions will be paid on both full and fractional shares held in your account and are automatically reinvested.

Reinvested Distributions.  The Company will use the aggregate amount of distributions to all DRP participants for each distribution period to purchase shares for such participants. If the aggregate amount of distributions to all DRP participants exceeds the amount required to purchase all shares then available for purchase, the Company will purchase all available shares and will return all remaining distributions to the DRP participants within 30 days after the date such distributions are made. The Company will allocate the purchased shares among the DRP participants based on the portion of the aggregate distributions received on behalf of each participant, as reflected on the Company’s books.

You may elect distribution reinvestment only with respect to 100% of shares registered in your name on the records of the Company. Distributions on all shares purchased pursuant to the DRP will be automatically reinvested. The number of shares purchased for you as a participant in the DRP will depend on the amount of your distributions on these shares (less any required withholding tax) and the applicable DRP Price. Your account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the applicable DRP Price.

Optional Cash Purchases.  Unless and until determined otherwise by the Company, DRP participants may not make additional cash payments for the purchase of Common Stock under the DRP.

Distributions on Shares Held in the DRP

Distributions paid on shares held in the DRP (less any required withholding tax) will be credited to your DRP account. Distributions will be paid on both full and fractional shares held in your account and will be automatically reinvested.

Account Statements

You will receive a statement of your account within 90 days after the end of the fiscal year. The statements will contain a report of all transactions with respect to your account since the last statement, including information with respect to the distributions reinvested during the year, the number of shares purchased during the year, the per share purchase price for such shares, the total administrative charge retained by the Company or DRP Administrator on your behalf and the total number of shares purchased on your behalf pursuant to the DRP. In addition, tax information with respect to income earned on shares under the DRP for the year will be included in the account statements. These statements are your continuing record of the cost of your purchase and should be retained for income tax purposes.

Book-Entry Shares

The ownership of shares purchased under the DRP will be noted in book-entry form. The number of shares purchased will be shown on your statement of account. This feature permits ownership of fractional shares, protects against loss, theft or destruction of stock certificates and reduces the costs of the DRP.

Termination of Participation

You may discontinue reinvestment of distributions under the DRP with respect to all, but not less than all, of your shares (including shares held for your account in the DRP) at any time without penalty by notifying the DRP Administrator in writing no less than 10 days prior to the next Investment Date. A notice of termination received by the DRP Administrator after such cutoff date will not be effective until the next following Investment Date. Participants who terminate their participation in the DRP may thereafter rejoin the DRP by notifying the Company and completing all necessary forms and otherwise as required by the Company.

If you notify the DRP Administrator of your termination of participation in the DRP or if your participation in the DRP is terminated by the Company, the stock ownership records will be updated to include the number of whole shares in your DRP account. For any fractional shares of stock in your DRP account, the DRP Administrator may either (i) send you a check in payment for any fractional shares in your account, or (ii) credit your stock ownership account with any such fractional shares.

A participant who changes his or her address must promptly notify the DRP Administrator. If a participant moves his or her residence to a state where shares offered pursuant to the DRP are neither registered nor exempt from registration under applicable securities laws, the Company may deem the participant to have terminated participation in the DRP.

The Company reserves the right to prohibit certain employee benefit plans from participating in the DRP if such participation could cause the underlying assets of the Company to constitute “plan assets” of such plans.

Amendment and Termination of the DRP

The Company’s board of directors (the “Board”) may, in its sole discretion, terminate the DRP or amend any aspect of the DRP without the consent of DRP participants or other stockholders, provided that written notice of any material amendment is sent to DRP participants at least 10 days prior to the effective date thereof and provided that we may not amend the DRP to terminate a participant’s right to withdraw from the

DRP. You will be notified if the DRP is terminated or materially amended. The Board also may terminate any participant’s participation in the DRP at any time by notice to such participant if continued participation will, in the opinion of the Board, jeopardize the status of the Company as a real estate investment trust under the Internal Revenue Code.

Voting of Shares Held Under the DRP

You will be able to vote all shares of Common Stock (including fractional shares) credited to your account under the DRP at the same time that you vote the shares registered in your name on the records of the Company.

Stock Dividends, Stock Splits and Rights Offerings

Your DRP account will be amended to reflect the effect of any stock dividends, splits, reverse splits or other combinations or recapitalizations by the Company on shares held in the DRP for you. If the Company issues to its stockholders rights to subscribe to additional shares, such rights will be issued to you based on your total share holdings, including shares held in your DRP account.

Responsibility of the DRP Administrator and the Company Under the DRP

The DRP Administrator will not be liable for any claim based on an act done in good faith or a good faith omission to act. This includes, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon a participant’s death, the prices at which shares are purchased, the times when purchases are made, or fluctuations in the market price of Common Stock.

All notices from the DRP Administrator to a participant will be mailed to the participant at his or her last address of record with the DRP Administrator, which will satisfy the DRP Administrator’s duty to give notice. DRP participants must promptly notify the DRP Administrator of any change in address.

You should recognize that neither the Company nor the DRP Administrator can provide any assurance of a profit or protection against loss on any shares purchased under the DRP.

Interpretation and Regulation of the DRP

The Company reserves the right, without notice to DRP participants, to interpret and regulate the DRP as it deems necessary or desirable in connection with its operation. Any such interpretation and regulation shall be conclusive.

Federal Income Tax Consequences of Participation in the DRP

The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the DRP. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, financial institutions, broker dealers and foreign persons). The discussion is based on various rulings of the IRS regarding several types of distribution reinvestment plans. No ruling, however, has been issued or requested regarding the DRP. The following discussion is for your general information only, and you must consult your own tax advisor to determine the particular tax consequences (including the effects of any changes in law) that may result from your participation in the DRP and the disposition of any shares purchased pursuant to the DRP.

Reinvested Distributions.  Stockholders subject to federal income taxation who elect to participate in the DRP will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested pursuant to the DRP. Specifically, DRP participants will be treated as if they received the distribution from the Company and then applied such distribution to purchase the shares in the DRP. To the extent that a stockholder purchases shares through the DRP at a discount to fair market value, the stockholders will be treated for tax purposes as receiving an additional distribution equal to the amount of such discount. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless the Company has designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as a capital gain. To the extent that the Company makes a distribution in excess of the Company’s current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your common stock, and then the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock.

Receipt of Share Certificates and Cash.  You will not realize any income if you receive certificates for whole shares credited to your account under the DRP. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

Withholding.  In the case of participating stockholders whose distributions are subject to withholding of federal income tax, distributions will be reinvested less the amount of tax required to be withheld.

ENROLLMENT FORM

GRUBB & ELLIS HEALTHCARE REIT, INC.

DISTRIBUTION REINVESTMENT PLAN

To Join the Distribution Reinvestment Plan:

Please complete and return this enrollment form. Be sure to include your signature below in order to indicate your participation in the Distribution Reinvestment Plan.

I hereby appoint Grubb & Ellis Healthcare REIT, Inc. (the “Company”) (or any designee or successor), acting as DRP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of Common Stock of the Company registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.

I understand that the purchases will be made under the terms and conditions of the Distribution Reinvestment Plan as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRP Administrator, in writing, of my desire to terminate my participation.

Sign below if you would like to participate in the Distribution Reinvestment Plan. You must participate with respect to 100% of your shares.

Signature:	Date:

Name:

Signature of Joint Owner:	Date:

Name:

EXHIBIT C

GRUBB & ELLIS HEALTHCARE REIT, INC.

SHARE REPURCHASE PLAN

The Board of Directors (the “Board”) of Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation (the “Company”), has adopted a share repurchase plan (the “Repurchase Plan”) by which shares of the Company’s common stock, par value $0.01 per share (“Shares”), may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.

1. Repurchase of Shares. The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient proceeds to do so and subject to the conditions and limitations set forth herein. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and other appropriate state securities laws or otherwise issued in compliance with such laws.

2. Share Redemptions.

Repurchase Price.  Unless the Shares are being repurchased in connection with a stockholder’s death or qualifying disability (as discussed below), the prices per Share at which the Company will repurchase Shares will be as follows:

(1) For stockholders who have continuously held their Shares for at least one year, the lower of $9.25 or 92.5% of the price paid to acquire Shares from the Company;

(2) For stockholders who have continuously held their Shares for at least two years, the lower of $9.50 or 95.0% of the price paid to acquire Shares from the Company;

(3) For stockholders who have continuously held their Shares for at least three years, the lower of $9.75 or 97.5% of the price paid to acquire Shares from the Company; and

(4) For stockholders who have continuously held their Shares for at least four years, a price determined by our board of directors, but in no event less than 100% of the price paid to acquire Shares from the Company.

Death or Disability.  If Shares are to be repurchased in connection with a stockholder’s death or qualifying disability as provided in Section 4, the repurchase price shall be: (1) for stockholders who have continuously held their Shares for less than four years, 100% of the price paid to acquire the Shares from the Company; or (2) for stockholders who have continuously held their Shares for at least four years, a price determined by the Board, but in no event less than 100% of the price paid to acquire the Shares from the Company. In addition, the Company will waive the one-year holding period, as described in Section 4, for Shares to be repurchased in connection with a stockholder’s death or qualifying disability. Appropriate legal documentation will be required for repurchase requests upon death or qualifying disability.

3. Funding and Operation of Repurchase Plan. The Company may make purchases under the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. Subject to funds being available, the Company will limit the number of Shares repurchased during any calendar year to five percent (5.0%) of the weighted average number of Shares outstanding during the prior calendar year. Funding for the Repurchase Plan will come exclusively from proceeds received from the sale of Shares under the Company’s Distribution Reinvestment Plan.

4. Stockholder Requirements. Any stockholder may request a repurchase with respect to all or a designated portion of this Shares, subject to the following conditions and limitations:

Holding Period.  Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company, except as follows. Subject to the conditions and limitations below, the Company will redeem Shares held for less than the one-year holding period upon the death of a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. The Company must receive the written notice within 180 days after the death of the stockholder. If spouses are joint registered holders of Shares, the request to redeem the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Furthermore, and subject to the conditions and limitations described below, the Board will redeem Shares held for less than the one-year holding period by a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as determined by the Board, after receiving written notice from such stockholder. The Company must receive the written notice within 180 days after such stockholder’s qualifying disability. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity.

Minimum — Maximum.  A stockholder must present for repurchase a minimum of 25%, and a maximum of 100%, of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his Shares.

No Encumbrances.  All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances.

Share Repurchase Form.  The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A.” All Share certificates must be properly endorsed.

Deadline for Presentment.  All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase for that quarter. The Company will repurchase Shares on or about the first day following the end of each calendar quarter.

Repurchase Request Withdrawal.  A stockholder may withdraw his or her repurchase request upon written notice to the Company at any time prior to the date of repurchase.

Ineffective Withdrawal.  In the event the Company receives a written notice of withdrawal from a stockholder after the Company has repurchased all or a portion of such stockholder’s Shares, the notice of withdrawal shall be ineffective with respect to the Shares already repurchased, but shall be effective with respect to any of such stockholder’s Shares that have not been repurchased. The Company shall provide any such stockholder with prompt written notice of the ineffectiveness or partial ineffectiveness of such stockholder’s written notice of withdrawal.

Repurchase Agent.  All repurchases will be effected on behalf of the Company by a registered broker dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

Termination, Amendment or Suspension of Plan.  The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Board, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Board to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the directors, including a majority of the independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with thirty (30) days advance written notice and the Company will disclose the changes in the appropriate current or periodic report filed with the Securities and Exchange Commission.

5. Miscellaneous.

Liability.  Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his or her Shares, the repurchase of the Shares under this Repurchase Plan or from the Company’s determination not to repurchase Shares under the Repurchase Plan, except as a result from the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.

Taxes.  Stockholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.

Preferential Treatment of Shares Repurchased in Connection with Death or Disability.  If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

EXHIBIT “A”
SHARE REPURCHASE REQUEST

The undersigned stockholder of Grubb & Ellis Healthcare REIT, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan, the Company repurchase the number of shares of Company Common Stock (the “Shares”) indicated below.

STOCKHOLDER’S NAME:

STOCKHOLDER’S ADDRESS:

TOTAL SHARES OWNED BY STOCKHOLDER:

NUMBER OF SHARES PRESENTED FOR REPURCHASE:

(Note: number of shares presented for repurchase must be equal to or exceed 25% of total shares owned.)

By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:

The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.

The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.

The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.

Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.

It is recommended that this Share Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

[          ]
Grubb & Ellis Healthcare REIT, Inc. Repurchase Agent
[          ]
[          ]
[(          )          ]

Date:

Stockholder Signature:

Office Use Only

Date Request Received:

GRUBB & ELLIS HEALTHCARE REIT, INC.
(To be named Healthcare Trust of America, Inc.)

Maximum Offering of
$2,200,000,000 in Shares
of Common Stock

PROSPECTUS

          , 2009

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Grubb & Ellis Healthcare REIT, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares.

SEC registration fee		$122,760
FINRA filing fee		75,500
Printing and postage		*
Legal fees and expenses		*
Accounting fees and expenses		*
Advertising		*
Blue Sky Expenses		*
Transfer agent and escrow fees		*
Miscellaneous		*
Total	$	*

*	To be filed by amendment.

Item 32.	Sales to Special Parties

The Registrant’s executive officers and directors may purchase shares in its primary offering at a discount. The purchase price for such shares shall be $9.05 per share reflecting the fact that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.25 per share will not be payable in connection with such sales.

Item 33.	Recent Sales of Unregistered Securities

On April 20, 2006, the Registrant was capitalized with the issuance to the Registrant’s advisor of 200 shares of common stock for a purchase price of $10.00 per share for an aggregate purchase of $2,000. The shares were purchased for investment and for the purpose of organizing the Registrant. The Registrant issued this common stock in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

On September 20, 2006, the Registrant issued 5,000 shares of restricted common stock to each of its independent directors. On October 4, 2006, the Registrant issued 5,000 shares of restricted common stock to a new independent director upon his initial election. On April 12, 2007, the Registrant issued an additional 5,000 shares of restricted common stock to a new independent director upon his initial election. The shares of restricted common stock issued to the independent directors were issued pursuant to the 2006 Incentive Directors Compensation Plan, a sub-plan of the 2006 Incentive Plan, in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. 20.0% of each of these shares of restricted common stock vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

On June 12, 2007, the Registrant issued an additional 2,500 shares of restricted common stock to each of its five independent directors pursuant to the 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. 20.0% of each of these restricted common stock awards vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of the grant.

On June 17, 2008, the Registrant issued 2,500 shares of restricted common stock to each of its five independent directors pursuant to the 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. 20.0% of each of these restricted common stock awards vested on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.

On November 14, 2008, the Registrant issued 40,000 shares of restricted common stock to Mr. Peters, its Chairman of the Board, Chief Executive Officer and President, pursuant to the 2006 Incentive Plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. The shares of restricted common stock will vest and become non-forfeitable in equal annual installments of 33.3% each, on the first, second and third anniversaries of the grant date.

Item 34.	Indemnification of Directors and Officers

Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise; or (C) the advisor or any of its affiliates acting as an agent of the Registrant and their respective officers, directors, managers and employees, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.

Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Registrant shall not provide for indemnification of a director, the advisor or any affiliate of the advisor (the “Indemnitee”) for any liability or loss suffered by any of them or hold an Indemnitee harmless for any liability or loss suffered by us, unless all of the following conditions are met:

(i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant;

(ii) the Indemnitee was acting on behalf of or performing services for the Registrant;

(iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), an advisor or an affiliate of an advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv) such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v) with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

Neither the amendment nor repeal of the provision for indemnification in the Registrant’s charter, nor the adoption or amendment of any other provision of the Registrant’s charter or bylaws inconsistent with the provision for indemnification in the Registrant’s charter, shall apply to or affect in any respect the applicability of the provision for indemnification in the Registrant’s charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of the final disposition of a proceeding only if (in addition to any requirements of the Maryland General Corporation Law) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the Indemnitee provides the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular Indemnitee is not entitled to indemnification.

On January 17, 2007, the Registrant entered into indemnification agreements with each of its independent directors, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, and each of its officers and non-independent director, Scott D. Peters, Danny Prosky and Andrea R. Biller. On April 18, 2007, the Registrant entered into an indemnification agreement with its independent director, Larry L. Mathis. Pursuant to the terms of these indemnification agreements, the Registrant will indemnify and advance expenses and costs incurred by its directors and officers in connection with any claims, suits or proceedings brought against such directors and officers as a result of their service; however, the Registrant’s indemnification obligation is subject to the limitations set forth in the indemnification agreements and in the Registrant’s charter.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as the Registrant’s sponsor, with and into a wholly owned subsidiary of the sponsor of our initial offering, Grubb & Ellis Company, on December 7, 2007, the Registrant changed its name from NNN Healthcare/Office REIT, Inc. to Grubb & Ellis Healthcare REIT, Inc.

(a) Index to Financial Statements

The consolidated financial statements and financial statement schedules of Grubb & Ellis Healthcare REIT, Inc. are incorporated into this registration statement and the prospectus included herein by reference to Grubb & Ellis Healthcare REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended on November 12, 2008 and November 13, 2008, Grubb & Ellis Healthcare REIT, Inc.’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008, as well as the financial statements contained in Grubb & Ellis Healthcare REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on September 11, 2008. The financial statements incorporated herein refer to the entity names that were in effect during the periods presented by such financial statements and have not been updated to reflect such name changes.

(b) Exhibits:

The following Exhibit List refers to the entity names used prior to such name changes in order to accurately reflect the names of the parties on the documents listed.

Exhibit
Number		Exhibit

1	.1*	Dealer Manager Agreement
1	.2**	Form of Participating Broker-Dealer Agreement
3.1		Third Articles of Amendment and Restatement of NNN Healthcare/Office REIT, Inc. (included as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference)
3.2		Articles of Amendment, effective December 10, 2007 (included as Exhibit 3.1 to our Current Report on Form 8-K filed December 10, 2007 and incorporated herein by reference)
3.3		Bylaws of NNN Healthcare/Office REIT, Inc. (included as Exhibit 3.2 to our Registration Statement on Form S-11 filed on April 28, 2006 and incorporated herein by reference)
4.1		Form of Subscription Agreement (included as Exhibit A to the prospectus)

Exhibit
Number		Exhibit

4.2		Distribution Reinvestment Plan (included as Exhibit B to the prospectus)
4.3		Share Repurchase Plan (included as Exhibit C to the prospectus)
4	.4**	Form of Escrow Agreement
5	.1**	Opinion of Venable LLP as to the legality of the shares being registered
8	.1**	Opinion of Alston & Bird LLP as to tax matters
10.1		Amended and Restated Advisory Agreement among Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, LP, Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Realty Investors, LLC (included as Exhibit 10.1 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)
10.2		Agreement of Limited Partnership of NNN Healthcare/Office REIT Holdings, L.P. (included as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
10	.2.1	Amendment No. 1 to Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT Holdings, LP (included as Exhibit 10.2 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)
10.3		NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan) (included as Exhibit 10.3 to our Registration Statement on Form S-11 filed on April 28, 2006 and incorporated herein by reference)
10.4		Amendment to the NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan) (included as Exhibit 10.4 to Amendment No. 6 to our Registration Statement on Form S-11 filed on September 12, 2006 and incorporated herein by reference)
10.5		Form of Indemnification agreement executed by W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, Scott D. Peters, Danny Prosky, Andrea R. Biller and Larry L. Mathis (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 5, 2007 and incorporated herein by reference)
10.6		Deed to Secure Debt Note by and between Gwinnett Professional Center, Ltd. and Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.7		Deed to Secure Debt, Assignment of Rents and Security Agreement by Gwinnett Professional Center, Ltd. to Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.8		Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC to LaSalle Bank National Association (included as Exhibit 10.13 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.9		Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC and NNN Crawfordsville, LLC to LaSalle Bank National Association (included as Exhibit 10.14 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.10		Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.15 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.11		Subordinate Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.16 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.12		Guaranty dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.17 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.13	Guaranty (Securities Laws) dated August 18, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association (included as Exhibit 10.18 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.14	Guaranty of Payment dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.19 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.15	Assignment of Leases and Rents dated August 18, 2006 by NNN Southpointe, LLC in favor of LaSalle Bank National Association (included as Exhibit 10.20 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.16	Hazardous Substance Indemnification Agreement dated August 18, 2006 by NNN Southpointe, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.21 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.17	Promissory Note dated September 12, 2006 issued by NNN Crawfordsville, LLC to LaSalle Bank National Association (included as Exhibit 10.22 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.18	Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.23 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.19	Subordinate Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.24 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.20	Guaranty dated September 12, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.25 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.21	Guaranty (Securities Laws) dated September 12, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association (included as Exhibit 10.26 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.22	Assignment of Leases and Rents dated September 12, 2006 by NNN Crawfordsville, LLC in favor of LaSalle Bank National Association (included as Exhibit 10.27 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.23	Hazardous Substance Indemnification Agreement dated September 12, 2006 by NNN Crawfordsville, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.28 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.24	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated October 30, 2006 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.25	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated December 21, 2006 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.26	Secured Promissory Note by and between NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.27	Deed of Trust, Security Agreement and Fixtures Filings by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.28	Guaranty by and among NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.29	Guaranty (Securities Laws) by and among LaSalle Bank National Association and NNN Realty Advisors, Inc., dated January 2, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.30	Hazardous Substances Indemnification Agreement by and among NNN Lenox Medical, LLC, Triple Net Properties, LLC, and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.31	Assignment of Leases and Rents by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.32	Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Southpointe, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.33	Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.34	Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Crawfordsville, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.35	Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.36	Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Southpointe, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.37	Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Crawfordsville, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.38	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. dated January 22, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.39	Mortgage, Security Agreement and Fixture Filing by and between NNN Gallery Medical, LLC, and LaSalle Bank National Association, dated February 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.40	Membership Interest Purchase and Sale Agreement by and between NNN Gallery Medical Member, LLC, NNN Gallery Medical, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.41	Membership Interest Assignment Agreement by and between NNN Gallery Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.42	Secured Promissory Note by and between NNN Gallery Medical, LLC and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.43	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated March 9, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.44	Consent to Transfer and Agreement by and among NNN Gallery Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Gallery Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.45	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership, Triple Net Properties, LLC and Landamerica Title Company, dated March 16, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.46	Membership Interest Purchase and Sale Agreement by and between NNN Lenox Medical Member, LLC, Triple Net Properties, LLC, NNN Lenox Medical, LLC, NNN Lenox Medical Land, LLC and NNN Healthcare/Office REIT Holdings, L.P., dated March 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.47	Membership Interest Assignment Agreement by and between NNN Lenox Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.48	Membership Interest Assignment Agreement by and between Triple Net Properties, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.49	Consent to Transfer and Assignment by and among NNN Lenox Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Lenox Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 23, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.50	Agreement of Sale and Purchase by and between Yorktown Building Holding Company, LLC and Triple Net Properties, LLC, dated March 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.51	Sale Agreement and Escrow Instructions by and between 5410 & 5422 W. Thunderbird Road, LLC, et al. and 5310 West Thunderbird Road, LLC, et al., Triple Net Properties, LLC and Chicago Title Company as Escrow Agent, dated April 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.52	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership and Triple Net Properties, LLC, dated April 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.53	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Commons V, LLC, dated April 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.54	Assignment and Assumption Agreement by and between Commons V Investment Partnership and NNN Healthcare/Office REIT Commons V, LLC, dated April 24, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.55	Agreement for Purchase and Sale of Real Property and Escrow Instructions between Hollow Tree, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.56	Agreement for Purchase and Sale of Real Property and Escrow Instructions between First Colony Investments, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.57	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Peachtree, LLC, dated May 1, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.58	Secured Promissory Note by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.59	Deed to Secure Debt, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank National Association, dated May 1, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.60	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.61	SEC Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.62	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.63	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.64	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Thunderbird Medical, LLC, dated May 11, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.65	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5310 West Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.66	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5410 & 5422 W. Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.67	Promissory Note issued by NNN Healthcare/Office REIT Commons V, LLC in favor of Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.68	Mortgage, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.69	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.70	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.71	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.72	Real Estate Purchase Agreement by and between Triple Net Properties, LLC and Gwinnett Professional Center Ltd., dated May 24, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.73	Assignment of Contracts by Triple Net Properties, LLC to NNN Healthcare/Office REIT Triumph, LLC, dated June 8, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.74	Promissory Note issued by NNN Healthcare/Office REIT Thunderbird Medical, LLC in favor of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.75	Deed of Trust, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Thunderbird Medical, LLC to TRSTE, Inc., as Trustee, for the benefit of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.76	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.77	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.78	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.79	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated June 8, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.80	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.81	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 25, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.82	Purchase Agreement by and between Triple Net Properties, LLC and St. Mary Physicians Center, LLC, dated June 26, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.83	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.84	Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 26, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.85	Assignment and Assumption of Real Estate Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Gwinnett, LLC, dated July 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.86	Loan Assumption and Substitution Agreement by and among NNN Healthcare/Office REIT Gwinnett, LLC, NNN Healthcare/Office REIT, Inc., Gwinnett Professional Center, Ltd., and LaSalle Bank National Association, dated July 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.87	Allonge To Note by Gwinnett Professional Center, Ltd. to LaSalle Bank National Association, as Trustee, in favor of Archon Financial, L.P., dated, July 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.88	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between 4MX Partners, LLC, 515 Partners, LLC and Triple Net Properties, LLC, dated July 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.89	Purchase Agreement by and between Lexington Valley Forge L.P. and Triple Net Properties, LLC, dated August 1, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.90	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and among Health Quest Realty XVII, Health Quest Realty XXII, Health Quest Realty XXXV and Triple Net Properties, LLC, dated August 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.91	Fourth Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated August 7, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.92	Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated August 14, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.93	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Market Exchange, LLC, dated August 15, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.94	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC, dated August 30, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.95	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated August 30, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.96	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT St. Mary Physician Center, LLC, dated September 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.97	Note Secured by Deed of Trust issued by NNN Healthcare/Office REIT St. Mary Physician Center, LLC in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.98	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT St. Mary Physician Center, LLC to Lone Oak Industries Inc., as Trustee, in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.99	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated September 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.100	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Quest Diagnostics, LLC, dated September 10, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.101	Loan Agreement by and between NNN Healthcare/Office REIT Holdings, L.P., The Financial Institutions Party Hereto, and LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.102	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.103	Contribution Agreement by and between NNN Healthcare/Office REIT Holdings, L.P. and the Subsidiary Guarantors, dated September 10, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.104	Guaranty of Payment executed by NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.105	Open End Real Property Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Quest Diagnostics, LLC for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.106	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.107	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.108	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Quest Diagnostics, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.109	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Triumph, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.11 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.110	Joinder Agreement executed by NNN Healthcare/Office REIT Quest Diagnostics, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.12 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.111	Joinder Agreement executed by NNN Healthcare/Office REIT Triumph, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.13 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.112	First Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.113	Loan Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.114	Promissory Note by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.115	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.116	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.117	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Market Exchange, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.118	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Bank, National Association, dated as of September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 18, 2007 and incorporated herein by reference)
10.119	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office E Florida LTC, LLC, dated September 28, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.120	Loan Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.121	Promissory Note by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.122	Unconditional Payment Guaranty by NNN Healthcare/Office REIT, Inc. for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.123	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Jacksonville) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.124	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Winter Park) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.125	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Sunrise) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.126	Environmental and Hazardous Substances Indemnity Agreement by NNN Healthcare/Office REIT E Florida LTC, LLC for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.127	Second Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.128	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated as of October 2, 2007, and as amended October 25, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 25, 2007 and incorporated herein by reference)
10.129	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.130	Third Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.131	Fourth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 15, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.132	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.133	Fifth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated November 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.134	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net Properties, LLC, dated November 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.135	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office Northmeadow, LLC, dated November 15, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.136	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc., and Triple Net Properties, LLC, dated November 16, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.137	Second Amendment to Agreement for Purchase and Sales of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net properties, LLC, dated November 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.138	Purchase and Sale Agreement by and between BRCP Highlands Ranch, LLC and Triple Net Properties, LLC, dated November 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.139	Loan Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.140	Promissory Note by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.141	Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.142	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.143	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.144	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Bank, National Association, entered into December 5, 2007, as amended (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.145	Sixth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated December 6, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.146	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office Lima, LLC, dated December 7, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.147	Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a/ NNN Healthcare/Office REIT Holdings, L.P.), Grubb & Ellis Healthcare REIT, Inc. (f/k/a NNN Healthcare/Office REIT, Inc.), NNN Healthcare/Office REIT Quest Diagnostics, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.142 to Post-Effective Amendment No. 5 to our Registration Statement on Form S-11 filed on December 14, 2007 and incorporated herein by reference)
10.148	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.143 to Post-Effective Amendment No. 5 to our Registration Statement on Form S-11 filed on December 14, 2007 and incorporated herein by reference)
10.149	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of KeyBank Bank National Association, dated December 12, 2007 (included as Exhibit 10.144 to Post-Effective Amendment No. 5 to our Registration Statement on Form S-11 filed on December 14, 2007 and incorporated herein by reference)
10.150	Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT, Inc., NNN Healthcare/Office REIT 2750 Monroe, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.151	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.152	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of KeyBank National Association, dated December 12, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.153	Management Agreement by and between G&E Healthcare REIT/Duke Chesterfield Rehab, LLC and Triple Net Properties Realty, Inc., dated December 18, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.154	Assignment and Assumption of Purchase and Sale Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT County Line Road, LLC, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.155	Loan Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.156	Promissory Note by G&E Healthcare REIT County Line Road, LLC in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.157	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT County Line Road, LLC for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.158	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.159	Environmental Indemnity Agreement by G&E Healthcare REIT County Line Road, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.160	Agreement of Sale by and among Triple Net Properties, LLC and TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd. and TST Lakeland, Ltd., dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.161	Open-End Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.162	Open-End Fee and Leasehold Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.163	Joinder Agreement by NNN Healthcare/Office REIT Lima, LLC in favor of LaSalle Bank National Association, dated as of December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.164	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Lima, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.165	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT Lincoln Park Boulevard, LLC, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.166	Loan Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Bank, National Association, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.167	Promissory Note by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.168	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.169	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.170	Environmental Indemnity Agreement by G&E Healthcare REIT Lincoln Park Boulevard, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.171	Limited Liability Company Agreement of G&E Healthcare REIT/Duke Chesterfield Rehab, LLC by and between BD St. Louis Development, LLC and Grubb & Ellis Healthcare REIT Holdings, L.P., executed on December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.172	Contribution Agreement by and among BD St. Louis Development, LLC, Grubb & Ellis Healthcare REIT Holdings, L.P. and G&E Healthcare REIT/Duke Chesterfield Rehab, LLC, executed on December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.173	Promissory Note by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC in favor of National City Bank, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.174	Deed of Trust, Assignment, Security Agreement, Assignment of Leases and Rents, and Fixture Filing by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC to PSPM Trustee, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.175	Grubb & Ellis Healthcare REIT, Inc. Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.176	Duke Realty Limited Partnership Limited Guaranty of Payment by Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.177	Environmental Indemnity Agreement by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, Grubb & Ellis Healthcare REIT, Inc. and Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.178	Interest Rate Swap Confirmation by and between G&E Healthcare REIT Chesterfield Rehab Hospital, LLC and National City Bank, dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.179	Leasehold and Fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and Environmental Indemnity Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.180	Joinder Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC in favor of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.181	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Tucson Medical Office, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.182	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 21, 2007, as amended on December 24, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.183	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Financial Services, Inc., dated December 31, 2007, as amended on December 21, 2007 and December 24, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed December 28, 2007 and incorporated herein by reference)
10.184	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associated Limited Partnership and Triple Net Properties, LLC, dated January 14, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.185	First Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., and TST Lakeland, Ltd. and Triple Net Properties, LLC, dated January 18, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.186	ISDA Master Agreement by and between National City Bank and G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, dated January 20, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 1, 2008 and incorporated herein by reference)
10.187	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associates Limited Partnership and Triple Net Properties, LLC, dated January 31, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.188	Second Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., TST Lakeland, Ltd., Triple Net Properties, LLC and LandAmerica Financial Group, Inc., dated February 1, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.189	Assignment and Assumption of Agreement of Sale by and between Triple Net Properties, LLC and G&E Healthcare REIT Medical Portfolio 1, LLC, dated February 1, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.190	Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 1, LLC and Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.191	Promissory Note by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.192	Mortgage, Assignment, Security Agreement and Fixture Filing (West Bay) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.193	Mortgage, Assignment, Security Agreement and Fixture Filing (Largo) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008(included as Exhibit 10.8 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.194	Mortgage, Assignment, Security Agreement and Fixture Filing (Central Florida) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.195	Mortgage, Assignment, Security Agreement and Fixture Filing (Brandon) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.196	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.197	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.198	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 1, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.199	ISDA Interest Rate Swap Agreement by and between Triple Net Properties, LLC and Wachovia Bank, National Association, dated February 1, 2008, as amended on February 6, 2008 (included as Exhibit 10.14 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.200	First Amendment to Promissory Note by and between NNN Gallery Medical, LLC, NNN Realty Advisors, Inc. and LaSalle Bank National Association, released from escrow on February 20, 2008 and effective as of February 12, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 26, 2008 and incorporated herein by reference)
10.201	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between NHP Cypress Station Partnership, LP and Grubb & Ellis Realty Investors, LLC, dated February 22, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.202	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associates Limited Partnership and Triple Net Properties, LLC, dated March 5, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.203	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Fort Road Medical, LLC, dated March 6, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.204	Promissory Note by G&E Healthcare REIT Fort Road Medical, LLC in favor of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.205	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing by G&E Healthcare REIT Fort Road Medical, LLC for the benefit of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.206	Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. in favor of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.207	Environmental Indemnity Agreement by G&E Healthcare REIT Fort Road Medical, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.208	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Epler Parke, LLC and Grubb & Ellis Realty Investors, LLC, dated March 6, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 28, 2008 and incorporated herein by reference)
10.209	ISDA Interest Rate Swap Confirmation Letter Agreement by and between G&E Healthcare REIT Fort Road Medical, LLC and LaSalle Bank National Association, dated March 10, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.210	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated March 11, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.211	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Liberty Falls Medical Plaza, LLC, dated March 19, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.212	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Epler Parke Building B, LLC, dated March 24, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 28, 2008 and incorporated herein by reference)
10.213	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Cypress Station, LLC, dated March 25, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.214	Promissory Note by G&E Healthcare REIT Cypress Station, LLC in favor of National City Bank, dated March 25, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.215	Deed of Trust, Security Agreement, Assignment of Leases and Rents and Financing Statement by G&E Healthcare REIT Cypress Station, LLC for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.216	Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.217	Environmental Indemnity Agreement by G&E Healthcare REIT Cypress Station, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.218	Purchase and Sale Agreement and Escrow Instructions by and between HCP, Inc. and HCPI/Indiana, LLC, and G&E Healthcare REIT Medical Portfolio 3, LLC, dated May 30, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 4, 2008 and incorporated herein by reference)
10.219	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E Healthcare REIT Amarillo Hospital, LLC to and for the benefit of Jeffrey C. Baker, Esq., Trustee and LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.220	Joinder Agreement by G&E Healthcare REIT Amarillo Hospital, LLC in favor of LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.221	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., G&E Healthcare REIT Amarillo Hospital, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.222	Loan Agreement by and among G&E Healthcare REIT 5995 Plaza Drive, LLC, G&E Healthcare REIT Academy, LLC, G&E Healthcare REIT Epler Parke Building B, LLC, G&E Healthcare REIT Nutfield Professional Center, LLC and G&E Healthcare REIT Medical Portfolio 2, LLC and Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.223	Promissory Note by G&E Healthcare REIT 5995 Plaza Drive, LLC, G&E Healthcare REIT Academy, LLC, G&E Healthcare REIT Epler Parke Building B, LLC, G&E Healthcare REIT Nutfield Professional Center, LLC and G&E Healthcare REIT Medical Portfolio 2, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.224	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT 5995 Plaza Drive, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.225	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Academy, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 and delivered June 26, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.226	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Medical Portfolio 2, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.227	Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Epler Parke Building B, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.228	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Nutfield Professional Center, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.229	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.230	Environmental Indemnity Agreement by G&E Healthcare REIT 5995 Plaza drive, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.231	Environmental Indemnity Agreement by G&E Healthcare REIT Academy, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.232	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 2, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.233	Environmental Indemnity Agreement by G&E Healthcare REIT Epler Parke Building B, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.234	Environmental Indemnity Agreement by G&E Healthcare REIT Nutfield Professional Center, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.235	Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 3, LLC, The Financial Institutions Party Hereto, as Banks, and Fifth Third Bank, as Agent, dated June 26, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.236	Syndicated Promissory Note(1) by G&E Healthcare REIT Medical Portfolio 3, LLC for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.237	Syndicated Promissory Note(2) by G&E Healthcare REIT Medical Portfolio 3, LLC for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.238	Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.239	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Boone County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.240	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Hamilton County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.241	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Hendricks County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.242	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Marion County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.243	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 3, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.244	Modification of Loan Agreement by and among G&E Healthcare REIT Medical Portfolio 3, LLC, Grubb & Ellis Healthcare REIT, Inc. and Fifth Third Bank, dated June 27, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 3, 2008 and incorporated herein by reference)
10.245	Employment Agreement by and between Grubb & Ellis Healthcare REIT, Inc. and Scott D. Peters (included as Exhibit 10.3 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.246		Amendment to the Grubb & Ellis Healthcare REIT, Inc. 2006 Independent Directors’ Compensation Plan, effective January 1, 2009 (included as Exhibit 10.68 in our Annual Report of Form 10-K filed March 27, 2009 and incorporated herein by reference)
10	.247**	Services Agreement by and between American Realty Capital II, LLC and Grubb & Ellis Healthcare REIT, Inc.
21.1		Subsidiaries of Grubb & Ellis Healthcare REIT, Inc. (included as Exhibit 21.1 in our Annual Report of Form 10-K filed March 27, 2009 and incorporated herein by reference)
23.1		Consent of Venable LLP (included in Exhibit 5.1)
23.2		Consent of Alston & Bird LLP (included in Exhibit 8.1)
23	.3*	Consent of Deloitte & Touche LLP
24.1		Power of Attorney (included on signature page)

*	Filed herewith.

**	To be filed by amendment.

Item 37.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser;

(7) To send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) To file and to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of operations;

(9) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated; and

(10) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 3rd day of April, 2009.

GRUBB & ELLIS HEALTHCARE REIT, INC.

By:	/s/ Scott D. Peters
Scott D. Peters
Chief Executive Officer and President

Each of the persons whose signature appears below hereby constitutes Scott D. Peters and Kellie S. Pruitt, and each of them or either of them as his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Peters Scott D. Peters	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	April 3, 2009

/s/ Kellie S. Pruitt Kellie S. Pruitt	Chief Accounting Officer (Principal Accounting Officer and Principal Financial Officer)	April 3, 2009

/s/ W. Bradley Blair, II W. Bradley Blair, II	Director	April 3, 2009

/s/ Maurice J. DeWald Maurice J. DeWald	Director	April 3, 2009

/s/ Warren D. Fix Warren D. Fix	Director	April 3, 2009

/s/ Larry L. Mathis Larry L. Mathis	Director	April 3, 2009

/s/ Gary T. Wescombe Gary T. Wescombe	Director	April 3, 2009

EXHIBIT INDEX

Following the consummation of the merger of NNN Realty Advisors, Inc., which previously served as our sponsor, with and into a wholly owned subsidiary of Grubb & Ellis Company on December 7, 2007, NNN Healthcare/Office REIT, Inc., NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Advisor, LLC and NNN Healthcare/Office Management, LLC changed their names to Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Healthcare Management, LLC, respectively. The following Exhibit List refers to the entity names used prior to the December 10, 2007 name changes in order to accurately reflect the names of the parties on the documents listed.

The following Exhibit List refers to the entity names used prior to such name changes in order to accurately reflect the names of the parties on the documents listed.

Exhibit
Number		Exhibit

1	.1*	Dealer Manager Agreement
1	.2**	Form of Participating Broker-Dealer Agreement
3.1		Third Articles of Amendment and Restatement of NNN Healthcare/Office REIT, Inc. (included as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference)
3.2		Articles of Amendment, effective December 10, 2007 (included as Exhibit 3.1 to our Current Report on Form 8-K filed December 10, 2007 and incorporated herein by reference)
3.3		Bylaws of NNN Healthcare/Office REIT, Inc. (included as Exhibit 3.2 to our Registration Statement on Form S-11 filed on April 28, 2006 and incorporated herein by reference)
4.1		Form of Subscription Agreement (included as Exhibit A to the prospectus)
4.2		Distribution Reinvestment Plan (included as Exhibit B to the prospectus)
4.3		Share Repurchase Plan (included as Exhibit C to the prospectus)
4	.4**	Form of Escrow Agreement
5	.1**	Opinion of Venable LLP as to the legality of the shares being registered
8	.1**	Opinion of Alston & Bird LLP as to tax matters
10.1		Amended and Restated Advisory Agreement among Grubb & Ellis Healthcare REIT, Inc., Grubb & Ellis Healthcare REIT Holdings, LP, Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Realty Investors, LLC (included as Exhibit 10.1 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)
10.2		Agreement of Limited Partnership of NNN Healthcare/Office REIT Holdings, L.P. (included as Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and incorporated herein by reference)
10	.2.1	Amendment No. 1 to Agreement of Limited Partnership of Grubb & Ellis Healthcare REIT Holdings, LP (included as Exhibit 10.2 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)
10.3		NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan) (included as Exhibit 10.3 to our Registration Statement on Form S-11 filed on April 28, 2006 and incorporated herein by reference)
10.4		Amendment to the NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (including the 2006 Independent Directors Compensation Plan) (included as Exhibit 10.4 to Amendment No. 6 to our Registration Statement on Form S-11 filed on September 12, 2006 and incorporated herein by reference)
10.5		Form of Indemnification agreement executed by W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Gary T. Wescombe, Scott D. Peters, Danny Prosky, Andrea R. Biller and Larry L. Mathis (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 5, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.6	Deed to Secure Debt Note by and between Gwinnett Professional Center, Ltd. and Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.7	Deed to Secure Debt, Assignment of Rents and Security Agreement by Gwinnett Professional Center, Ltd. to Archon Financial, L.P., dated December 30, 2003 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.8	Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC to LaSalle Bank National Association (included as Exhibit 10.13 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.9	Promissory Note dated August 18, 2006 issued by NNN Southpointe, LLC and NNN Crawfordsville, LLC to LaSalle Bank National Association (included as Exhibit 10.14 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.10	Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.15 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.11	Subordinate Mortgage, Security Agreement and Fixture Filing dated August 18, 2006 by NNN Southpointe, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.16 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.12	Guaranty dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.17 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.13	Guaranty (Securities Laws) dated August 18, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association (included as Exhibit 10.18 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.14	Guaranty of Payment dated August 18, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.19 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.15	Assignment of Leases and Rents dated August 18, 2006 by NNN Southpointe, LLC in favor of LaSalle Bank National Association (included as Exhibit 10.20 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.16	Hazardous Substance Indemnification Agreement dated August 18, 2006 by NNN Southpointe, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.21 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.17	Promissory Note dated September 12, 2006 issued by NNN Crawfordsville, LLC to LaSalle Bank National Association (included as Exhibit 10.22 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.18	Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.23 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.19	Subordinate Mortgage, Security Agreement and Fixture Filing dated September 12, 2006 by NNN Crawfordsville, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.24 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.20	Guaranty dated September 12, 2006 by Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.25 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.21	Guaranty (Securities Laws) dated September 12, 2006 by Triple Net Properties, LLC in favor of LaSalle Bank National Association (included as Exhibit 10.26 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.22	Assignment of Leases and Rents dated September 12, 2006 by NNN Crawfordsville, LLC in favor of LaSalle Bank National Association (included as Exhibit 10.27 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.23	Hazardous Substance Indemnification Agreement dated September 12, 2006 by NNN Crawfordsville, LLC and Triple Net Properties, LLC for the benefit of LaSalle Bank National Association (included as Exhibit 10.28 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-11 filed on April 23, 2007 and incorporated herein by reference)
10.24	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated October 30, 2006 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.25	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated December 21, 2006 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.26	Secured Promissory Note by and between NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.27	Deed of Trust, Security Agreement and Fixtures Filings by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.28	Guaranty by and among NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.29	Guaranty (Securities Laws) by and among LaSalle Bank National Association and NNN Realty Advisors, Inc., dated January 2, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.30	Hazardous Substances Indemnification Agreement by and among NNN Lenox Medical, LLC, Triple Net Properties, LLC, and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.31	Assignment of Leases and Rents by and among NNN Lenox Medical, LLC and LaSalle Bank National Association, dated January 2, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.32	Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Southpointe, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.33	Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.34	Membership Interest Purchase and Sale Agreement by and between NNN South Crawford Member, LLC, NNN Crawfordsville, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.35	Membership Interest Assignment Agreement by and between NNN South Crawford Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated January 22, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.36	Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Southpointe, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.37	Consent to Transfer and Agreement by and among NNN South Crawford Member, LLC, NNN Crawfordsville, LLC, NNN Healthcare/Office REIT Holdings, L.P., Triple Net Properties, LLC and LaSalle Bank National Association, dated January 22, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.38	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc. dated January 22, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on January 25, 2007 and incorporated herein by reference)
10.39	Mortgage, Security Agreement and Fixture Filing by and between NNN Gallery Medical, LLC, and LaSalle Bank National Association, dated February 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.40	Membership Interest Purchase and Sale Agreement by and between NNN Gallery Medical Member, LLC, NNN Gallery Medical, LLC and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.41	Membership Interest Assignment Agreement by and between NNN Gallery Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P. dated March 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.42	Secured Promissory Note by and between NNN Gallery Medical, LLC and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.43	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated March 9, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.44	Consent to Transfer and Agreement by and among NNN Gallery Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Gallery Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 9, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on March 13, 2007 and incorporated herein by reference)
10.45	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership, Triple Net Properties, LLC and Landamerica Title Company, dated March 16, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.46	Membership Interest Purchase and Sale Agreement by and between NNN Lenox Medical Member, LLC, Triple Net Properties, LLC, NNN Lenox Medical, LLC, NNN Lenox Medical Land, LLC and NNN Healthcare/Office REIT Holdings, L.P., dated March 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.47	Membership Interest Assignment Agreement by and between NNN Lenox Medical Member, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.48	Membership Interest Assignment Agreement by and between Triple Net Properties, LLC, and NNN Healthcare/Office REIT Holdings, L.P., dated March 23, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)
10.49	Consent to Transfer and Assignment by and among NNN Lenox Medical, LLC, NNN Healthcare/Office REIT Holdings, L.P., NNN Lenox Medical Member, LLC, NNN Realty Advisors, Inc., and LaSalle Bank National Association, dated March 23, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on March 26, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.50	Agreement of Sale and Purchase by and between Yorktown Building Holding Company, LLC and Triple Net Properties, LLC, dated March 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.51	Sale Agreement and Escrow Instructions by and between 5410 & 5422 W. Thunderbird Road, LLC, et al. and 5310 West Thunderbird Road, LLC, et al., Triple Net Properties, LLC and Chicago Title Company as Escrow Agent, dated April 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.52	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Commons V Investment Partnership and Triple Net Properties, LLC, dated April 9, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.53	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Commons V, LLC, dated April 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.54	Assignment and Assumption Agreement by and between Commons V Investment Partnership and NNN Healthcare/Office REIT Commons V, LLC, dated April 24, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on April 25, 2007 and incorporated herein by reference)
10.55	Agreement for Purchase and Sale of Real Property and Escrow Instructions between Hollow Tree, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.56	Agreement for Purchase and Sale of Real Property and Escrow Instructions between First Colony Investments, L.L.P., Triple Net Properties, LLC, and LandAmerica Title Company as Escrow Agent, dated April 30, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.57	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Peachtree, LLC, dated May 1, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.58	Secured Promissory Note by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.59	Deed to Secure Debt, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank National Association, dated May 1, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.60	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.61	SEC Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.62	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.63	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Peachtree, LLC and Wachovia Bank, National Association, dated May 1, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 7, 2007 and incorporated herein by reference)
10.64	Assignment of Contract by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Thunderbird Medical, LLC, dated May 11, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.65	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5310 West Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.66	First Amendment to Sale Agreement and Escrow Instructions by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and 5410 & 5422 W. Thunderbird Road, LLC, et al., dated May 14, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.67	Promissory Note issued by NNN Healthcare/Office REIT Commons V, LLC in favor of Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.68	Mortgage, Security Agreement and Fixture Filing by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.69	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.70	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.71	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Commons V, LLC and Wachovia Bank, National Association, dated May 14, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on May 17, 2007 and incorporated herein by reference)
10.72	Real Estate Purchase Agreement by and between Triple Net Properties, LLC and Gwinnett Professional Center Ltd., dated May 24, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.73	Assignment of Contracts by Triple Net Properties, LLC to NNN Healthcare/Office REIT Triumph, LLC, dated June 8, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.74	Promissory Note issued by NNN Healthcare/Office REIT Thunderbird Medical, LLC in favor of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.75	Deed of Trust, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Thunderbird Medical, LLC to TRSTE, Inc., as Trustee, for the benefit of Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.76	Indemnity and Guaranty Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.77	Environmental Indemnity Agreement by and between NNN Healthcare/Office REIT, Inc. and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.78	Assignment of Leases and Rents by and between NNN Healthcare/Office REIT Thunderbird Medical, LLC and Wachovia Bank, National Association, dated June 8, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)
10.79	Unsecured Promissory Note by and between NNN Healthcare/Office REIT Holdings, L.P., and NNN Realty Advisors, Inc., dated June 8, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on June 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.80	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.81	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated June 25, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.82	Purchase Agreement by and between Triple Net Properties, LLC and St. Mary Physicians Center, LLC, dated June 26, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.83	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.84	Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated July 26, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.85	Assignment and Assumption of Real Estate Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Gwinnett, LLC, dated July 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.86	Loan Assumption and Substitution Agreement by and among NNN Healthcare/Office REIT Gwinnett, LLC, NNN Healthcare/Office REIT, Inc., Gwinnett Professional Center, Ltd., and LaSalle Bank National Association, dated July 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.87	Allonge To Note by Gwinnett Professional Center, Ltd. to LaSalle Bank National Association, as Trustee, in favor of Archon Financial, L.P., dated, July 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on August 2, 2007 and incorporated herein by reference)
10.88	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between 4MX Partners, LLC, 515 Partners, LLC and Triple Net Properties, LLC, dated July 30, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)
10.89	Purchase Agreement by and between Lexington Valley Forge L.P. and Triple Net Properties, LLC, dated August 1, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.90	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and among Health Quest Realty XVII, Health Quest Realty XXII, Health Quest Realty XXXV and Triple Net Properties, LLC, dated August 6, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.91	Fourth Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Kokomo Medical Office Park, L.P. and Triple Net Properties, LLC, dated August 7, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.92	Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated August 14, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.93	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Market Exchange, LLC, dated August 15, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on August 17, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.94	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC, dated August 30, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.95	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated August 30, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 6, 2007 and incorporated herein by reference)
10.96	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT St. Mary Physician Center, LLC, dated September 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.97	Note Secured by Deed of Trust issued by NNN Healthcare/Office REIT St. Mary Physician Center, LLC in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.98	Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT St. Mary Physician Center, LLC to Lone Oak Industries Inc., as Trustee, in favor of St. Mary Physicians Center, LLC, dated September 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.99	Unsecured Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of NNN Realty Advisors, Inc., dated September 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 11, 2007 and incorporated herein by reference)
10.100	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office REIT Quest Diagnostics, LLC, dated September 10, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.101	Loan Agreement by and between NNN Healthcare/Office REIT Holdings, L.P., The Financial Institutions Party Hereto, and LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.102	Promissory Note issued by NNN Healthcare/Office REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.103	Contribution Agreement by and between NNN Healthcare/Office REIT Holdings, L.P. and the Subsidiary Guarantors, dated September 10, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.104	Guaranty of Payment executed by NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.105	Open End Real Property Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Quest Diagnostics, LLC for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.106	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.107	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.108	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Quest Diagnostics, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.109	Environmental Indemnity Agreement executed by NNN Healthcare/Office REIT Holdings, L.P., NNN Healthcare/Office REIT Triumph, LLC, and NNN Healthcare/Office REIT, Inc. for the benefit of LaSalle Bank National Association, dated September 10, 2007 Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Triumph, LLC to Jeffrey C. Baker, as Trustee, for the benefit of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.11 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.110	Joinder Agreement executed by NNN Healthcare/Office REIT Quest Diagnostics, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.12 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.111	Joinder Agreement executed by NNN Healthcare/Office REIT Triumph, LLC in favor of LaSalle Bank National Association, dated September 10, 2007 (included as Exhibit 10.13 to our Current Report on Form 8-K filed on September 14, 2007 and incorporated herein by reference)
10.112	First Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.113	Loan Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.114	Promissory Note by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.115	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.116	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Market Exchange, LLC in favor of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.117	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Market Exchange, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated September 27, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 3, 2007 and incorporated herein by reference)
10.118	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Market Exchange, LLC and Wachovia Bank, National Association, dated as of September 27, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 18, 2007 and incorporated herein by reference)
10.119	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office E Florida LTC, LLC, dated September 28, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.120	Loan Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.121	Promissory Note by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.122	Unconditional Payment Guaranty by NNN Healthcare/Office REIT, Inc. for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.123	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Jacksonville) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.124	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Winter Park) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.125	Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Sunrise) by NNN Healthcare/Office REIT E Florida LTC, LLC in favor of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.126	Environmental and Hazardous Substances Indemnity Agreement by NNN Healthcare/Office REIT E Florida LTC, LLC for the benefit of KeyBank National Association, dated September 28, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed October 4, 2007 and incorporated herein by reference)
10.127	Second Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated September 28, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.128	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT E Florida LTC, LLC and KeyBank National Association, dated as of October 2, 2007, and as amended October 25, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed October 25, 2007 and incorporated herein by reference)
10.129	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 9, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.130	Third Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 10, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.131	Fourth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated October 15, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.132	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Northmeadow Parkway, LLC and Triple Net Properties, LLC, dated October 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.133	Fifth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated November 2, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.134	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net Properties, LLC, dated November 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.135	Assignment and Assumption of Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Triple Net Properties, LLC and NNN Healthcare/Office Northmeadow, LLC, dated November 15, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed November 11, 2007 and incorporated herein by reference)
10.136	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc., and Triple Net Properties, LLC, dated November 16, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.137	Second Amendment to Agreement for Purchase and Sales of Real Property and Escrow Instructions by and between Fraze Enterprises, Inc. and Triple Net properties, LLC, dated November 27, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.138	Purchase and Sale Agreement by and between BRCP Highlands Ranch, LLC and Triple Net Properties, LLC, dated November 29, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.139	Loan Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.140	Promissory Note by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.141	Mortgage, Assignment, Security Agreement and Fixture Filing by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.142	Repayment Guaranty by NNN Healthcare/Office REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.143	Environmental Indemnity Agreement by NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and NNN Healthcare/Office REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 5, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.144	ISDA Interest Rate Swap Agreement by and between NNN Healthcare/Office REIT Kokomo Medical Office Park, LLC and Wachovia Bank, National Association, entered into December 5, 2007, as amended (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 11, 2007 and incorporated herein by reference)
10.145	Sixth Amendment to Purchase and Sale Agreement by and between St. Rita’s Medical Center and Triple Net Properties, LLC, dated December 6, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.146	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and NNN Healthcare/Office Lima, LLC, dated December 7, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 13, 2007 and incorporated herein by reference)
10.147	Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a/ NNN Healthcare/Office REIT Holdings, L.P.), Grubb & Ellis Healthcare REIT, Inc. (f/k/a NNN Healthcare/Office REIT, Inc.), NNN Healthcare/Office REIT Quest Diagnostics, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.142 to Post-Effective Amendment No. 5 to our Registration Statement on Form S-11 filed on December 14, 2007 and incorporated herein by reference)
10.148	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.143 to Post-Effective Amendment No. 5 to our Registration Statement on Form S-11 filed on December 14, 2007 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.149	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. (f/k/a NNN Healthcare/Office REIT Holdings, L.P.) in favor of KeyBank Bank National Association, dated December 12, 2007 (included as Exhibit 10.144 to Post-Effective Amendment No. 5 to our Registration Statement on Form S-11 filed on December 14, 2007 and incorporated herein by reference)
10.150	Modification of Loan Agreement by and among Grubb & Ellis Healthcare REIT Holdings, L.P., Grubb & Ellis Healthcare REIT, Inc., NNN Healthcare/Office REIT 2750 Monroe, LLC, NNN Healthcare/Office REIT Triumph, LLC and LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.151	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of LaSalle Bank National Association, dated December 12, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.152	Amended and Restated Promissory Note by Grubb & Ellis Healthcare REIT Holdings, L.P. in favor of KeyBank National Association, dated December 12, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 18, 2007 and incorporated herein by reference)
10.153	Management Agreement by and between G&E Healthcare REIT/Duke Chesterfield Rehab, LLC and Triple Net Properties Realty, Inc., dated December 18, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.154	Assignment and Assumption of Purchase and Sale Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT County Line Road, LLC, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.155	Loan Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.156	Promissory Note by G&E Healthcare REIT County Line Road, LLC in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.157	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT County Line Road, LLC for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.158	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.159	Environmental Indemnity Agreement by G&E Healthcare REIT County Line Road, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated December 19, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.160	Agreement of Sale by and among Triple Net Properties, LLC and TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd. and TST Lakeland, Ltd., dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.161	Open-End Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.162	Open-End Fee and Leasehold Revolving Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing by NNN Healthcare/Office REIT Lima, LLC to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.163	Joinder Agreement by NNN Healthcare/Office REIT Lima, LLC in favor of LaSalle Bank National Association, dated as of December 19, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.164	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Lima, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 19, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 2, 2008 and incorporated herein by reference)
10.165	Assignment and Assumption of Purchase Agreement by and between Triple Net Properties, LLC and G&E Healthcare REIT Lincoln Park Boulevard, LLC, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.166	Loan Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Bank, National Association, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.167	Promissory Note by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.168	Open-End Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Lincoln Park Boulevard, LLC in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.169	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.170	Environmental Indemnity Agreement by G&E Healthcare REIT Lincoln Park Boulevard, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.171	Limited Liability Company Agreement of G&E Healthcare REIT/Duke Chesterfield Rehab, LLC by and between BD St. Louis Development, LLC and Grubb & Ellis Healthcare REIT Holdings, L.P., executed on December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.172	Contribution Agreement by and among BD St. Louis Development, LLC, Grubb & Ellis Healthcare REIT Holdings, L.P. and G&E Healthcare REIT/Duke Chesterfield Rehab, LLC, executed on December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.173	Promissory Note by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC in favor of National City Bank, dated December 20, 2007 (included as Exhibit 10.4 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.174	Deed of Trust, Assignment, Security Agreement, Assignment of Leases and Rents, and Fixture Filing by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC to PSPM Trustee, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.5 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.175	Grubb & Ellis Healthcare REIT, Inc. Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.6 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.176	Duke Realty Limited Partnership Limited Guaranty of Payment by Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.7 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.177	Environmental Indemnity Agreement by G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, Grubb & Ellis Healthcare REIT, Inc. and Duke Realty Limited Partnership for the benefit of National City Bank, dated December 20, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.178	Interest Rate Swap Confirmation by and between G&E Healthcare REIT Chesterfield Rehab Hospital, LLC and National City Bank, dated December 20, 2007 (included as Exhibit 10.9 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.179	Leasehold and Fee Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and Environmental Indemnity Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.1 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.180	Joinder Agreement by NNN Healthcare/Office REIT Tucson Medical Office, LLC in favor of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.2 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.181	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., NNN Healthcare/Office REIT Tucson Medical Office, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated December 20, 2007 (included as Exhibit 10.3 to our Current Report on Form 8-K filed January 3, 2008 and incorporated herein by reference)
10.182	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT County Line Road, LLC and Wachovia Bank, National Association, dated December 21, 2007, as amended on December 24, 2007 (included as Exhibit 10.8 to our Current Report on Form 8-K filed December 27, 2007 and incorporated herein by reference)
10.183	ISDA Interest Rate Swap Agreement by and between G&E Healthcare REIT Lincoln Park Boulevard, LLC and Wachovia Financial Services, Inc., dated December 31, 2007, as amended on December 21, 2007 and December 24, 2007 (included as Exhibit 10.10 to our Current Report on Form 8-K filed December 28, 2007 and incorporated herein by reference)
10.184	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associated Limited Partnership and Triple Net Properties, LLC, dated January 14, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.185	First Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., and TST Lakeland, Ltd. and Triple Net Properties, LLC, dated January 18, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.186	ISDA Master Agreement by and between National City Bank and G&E Healthcare REIT Chesterfield Rehab Hospital, LLC, dated January 20, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 1, 2008 and incorporated herein by reference)
10.187	First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associates Limited Partnership and Triple Net Properties, LLC, dated January 31, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.188	Second Amendment to Agreement of Sale by and among TST Overland Park, L.P., TST El Paso Properties, Ltd., TST Jacksonville II, LLC, TST Tampa Bay, Ltd., TST Largo ASC, Ltd., TST Brandon, Ltd., TST Lakeland, Ltd., Triple Net Properties, LLC and LandAmerica Financial Group, Inc., dated February 1, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.189	Assignment and Assumption of Agreement of Sale by and between Triple Net Properties, LLC and G&E Healthcare REIT Medical Portfolio 1, LLC, dated February 1, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.190	Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 1, LLC and Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.191	Promissory Note by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.192	Mortgage, Assignment, Security Agreement and Fixture Filing (West Bay) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.193	Mortgage, Assignment, Security Agreement and Fixture Filing (Largo) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008(included as Exhibit 10.8 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.194	Mortgage, Assignment, Security Agreement and Fixture Filing (Central Florida) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.195	Mortgage, Assignment, Security Agreement and Fixture Filing (Brandon) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.196	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Medical Portfolio 1, LLC in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.197	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.198	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 1, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Bank, National Association, dated February 1, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.199	ISDA Interest Rate Swap Agreement by and between Triple Net Properties, LLC and Wachovia Bank, National Association, dated February 1, 2008, as amended on February 6, 2008 (included as Exhibit 10.14 to our Current Report on Form 8-K filed February 7, 2008 and incorporated herein by reference)
10.200	First Amendment to Promissory Note by and between NNN Gallery Medical, LLC, NNN Realty Advisors, Inc. and LaSalle Bank National Association, released from escrow on February 20, 2008 and effective as of February 12, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed February 26, 2008 and incorporated herein by reference)
10.201	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between NHP Cypress Station Partnership, LP and Grubb & Ellis Realty Investors, LLC, dated February 22, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.202	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Fort Road Associates Limited Partnership and Triple Net Properties, LLC, dated March 5, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.203	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Fort Road Medical, LLC, dated March 6, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.204	Promissory Note by G&E Healthcare REIT Fort Road Medical, LLC in favor of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.205	Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing by G&E Healthcare REIT Fort Road Medical, LLC for the benefit of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.206	Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. in favor of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.207	Environmental Indemnity Agreement by G&E Healthcare REIT Fort Road Medical, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of LaSalle Bank National Association, dated March 6, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.208	Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Epler Parke, LLC and Grubb & Ellis Realty Investors, LLC, dated March 6, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed March 28, 2008 and incorporated herein by reference)
10.209	ISDA Interest Rate Swap Confirmation Letter Agreement by and between G&E Healthcare REIT Fort Road Medical, LLC and LaSalle Bank National Association, dated March 10, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed March 12, 2008 and incorporated herein by reference)
10.210	Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions by and between Liberty Falls, LLC, Triple Net Properties, LLC, and Dave Chrestensen and Todd Crawford, dated March 11, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.211	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Liberty Falls Medical Plaza, LLC, dated March 19, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 25, 2008 and incorporated herein by reference)
10.212	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Epler Parke Building B, LLC, dated March 24, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 28, 2008 and incorporated herein by reference)
10.213	Assignment and Assumption of Purchase Agreement by and between Grubb & Ellis Realty Investors, LLC and G&E Healthcare REIT Cypress Station, LLC, dated March 25, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.214	Promissory Note by G&E Healthcare REIT Cypress Station, LLC in favor of National City Bank, dated March 25, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.215	Deed of Trust, Security Agreement, Assignment of Leases and Rents and Financing Statement by G&E Healthcare REIT Cypress Station, LLC for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.216	Limited Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.217	Environmental Indemnity Agreement by G&E Healthcare REIT Cypress Station, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of National City Bank, dated March 25, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed March 31, 2008 and incorporated herein by reference)
10.218	Purchase and Sale Agreement and Escrow Instructions by and between HCP, Inc. and HCPI/Indiana, LLC, and G&E Healthcare REIT Medical Portfolio 3, LLC, dated May 30, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 4, 2008 and incorporated herein by reference)
10.219	Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing by G&E Healthcare REIT Amarillo Hospital, LLC to and for the benefit of Jeffrey C. Baker, Esq., Trustee and LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.220	Joinder Agreement by G&E Healthcare REIT Amarillo Hospital, LLC in favor of LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.221	Environmental Indemnity Agreement by Grubb and Ellis Healthcare REIT Holdings, L.P., G&E Healthcare REIT Amarillo Hospital, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of LaSalle Bank National Association, dated June 23, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 25, 2008 and incorporated herein by reference)
10.222	Loan Agreement by and among G&E Healthcare REIT 5995 Plaza Drive, LLC, G&E Healthcare REIT Academy, LLC, G&E Healthcare REIT Epler Parke Building B, LLC, G&E Healthcare REIT Nutfield Professional Center, LLC and G&E Healthcare REIT Medical Portfolio 2, LLC and Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.223	Promissory Note by G&E Healthcare REIT 5995 Plaza Drive, LLC, G&E Healthcare REIT Academy, LLC, G&E Healthcare REIT Epler Parke Building B, LLC, G&E Healthcare REIT Nutfield Professional Center, LLC and G&E Healthcare REIT Medical Portfolio 2, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.224	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT 5995 Plaza Drive, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.225	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Academy, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 and delivered June 26, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.226	Deed of Trust, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Medical Portfolio 2, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.227	Mortgage, Assignment, Security Agreement and Fixture Filing by G&E Healthcare REIT Epler Parke Building B, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.228	Mortgage, Assignment, Security Agreement and Fixture Filing (Overland Park) by G&E Healthcare REIT Nutfield Professional Center, LLC in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.229	Repayment Guaranty by Grubb & Ellis Healthcare REIT, Inc. in favor of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)

Exhibit
Number	Exhibit

10.230	Environmental Indemnity Agreement by G&E Healthcare REIT 5995 Plaza drive, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.231	Environmental Indemnity Agreement by G&E Healthcare REIT Academy, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.232	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 2, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.11 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.233	Environmental Indemnity Agreement by G&E Healthcare REIT Epler Parke Building B, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.12 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.234	Environmental Indemnity Agreement by G&E Healthcare REIT Nutfield Professional Center, LLC and Grubb & Ellis Healthcare REIT, Inc. for the benefit of Wachovia Financial Services, Inc., dated June 24, 2008 (included as Exhibit 10.13 to our Current Report on Form 8-K filed June 27, 2008 and incorporated herein by reference)
10.235	Loan Agreement by and between G&E Healthcare REIT Medical Portfolio 3, LLC, The Financial Institutions Party Hereto, as Banks, and Fifth Third Bank, as Agent, dated June 26, 2008 (included as Exhibit 10.2 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.236	Syndicated Promissory Note(1) by G&E Healthcare REIT Medical Portfolio 3, LLC for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.3 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.237	Syndicated Promissory Note(2) by G&E Healthcare REIT Medical Portfolio 3, LLC for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.4 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.238	Guaranty of Payment by Grubb & Ellis Healthcare REIT, Inc. for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.5 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.239	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Boone County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.6 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.240	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Hamilton County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.7 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.241	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Hendricks County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.8 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.242	Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents (Marion County) by and between G&E Healthcare REIT Medical Portfolio 3, LLC and Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.9 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)
10.243	Environmental Indemnity Agreement by G&E Healthcare REIT Medical Portfolio 3, LLC and Grubb & Ellis Healthcare REIT, Inc. to and for the benefit of Fifth Third Bank, dated June 26, 2008 (included as Exhibit 10.10 to our Current Report on Form 8-K filed July 1, 2008 and incorporated herein by reference)

Exhibit
Number		Exhibit

10.244		Modification of Loan Agreement by and among G&E Healthcare REIT Medical Portfolio 3, LLC, Grubb & Ellis Healthcare REIT, Inc. and Fifth Third Bank, dated June 27, 2008 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 3, 2008 and incorporated herein by reference)
10.245		Employment Agreement by and between Grubb & Ellis Healthcare REIT, Inc. and Scott D. Peters (included as Exhibit 10.3 to our Current Report on Form 8-K filed on November 19, 2008 and incorporated herein by reference)
10.246		Amendment to the Grubb & Ellis Healthcare REIT, Inc. 2006 Independent Directors’ Compensation Plan, effective January 1, 2009 (included as Exhibit 10.68 in our Annual Report of Form 10-K filed March 27, 2009 and incorporated herein by reference)
10	.247**	Services Agreement by and between American Realty Capital II, LLC and Grubb & Ellis Healthcare REIT, Inc.
21.1		Subsidiaries of Grubb & Ellis Healthcare REIT, Inc. (included as Exhibit 21.1 in our Annual Report of Form 10-K filed March 27, 2009 and incorporated herein by reference)
23.1		Consent of Venable LLP (included in Exhibit 5.1)
23.2		Consent of Alston & Bird LLP (included in Exhibit 8.1)
23	.3*	Consent of Deloitte & Touche LLP
24.1		Power of Attorney (included on signature page)

*	Filed herewith.

**	To be filed by amendment.